UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

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Avon Products, Inc.

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April 4, 2018

Dear Shareholders:

It is my pleasure to invite you to join me, the Board of Directors, senior leaders, and current and former employees at the 2018 Annual Meeting of Shareholders in White Plains, New York. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

We hope that you will join us in person, but whether or not you plan to attend the Annual Meeting, your vote is important. I encourage you to vote by telephone, by internet or by signing, dating, and returning your proxy card by mail. Voting instructions are found on page 5 of the Proxy Statement.

On behalf of the Board of Directors and Avon management, thank you for your investment and interest in Avon.

Sincerely yours,

Jan Zijderveld
Chief Executive Officer

AVON PRODUCTS, INC.

Building 6, Chiswick Park

London W4 5HR

United Kingdom

YOUR VOTE IS IMPORTANT – YOU CAN VOTE IN ONE OF FOUR WAYS:

VIA THE INTERNET Visit the website listed on your proxy card	BY TELEPHONE Call the telephone number on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope	IN PERSON Attend the Annual Meeting

If your shares are held in a stock brokerage account or by a bank or other record holder, follow the voting instructions on the form that you receive from them. The availability of telephone and internet voting will depend on their voting process.

    Meeting Agenda

1 Elect as directors the eight nominees named in the Proxy Statement;
2 Hold a non-binding, advisory vote to approve compensation of our named executive officers;
3 Ratify the appointment of PricewaterhouseCoopers LLP, United Kingdom, as our independent registered public accounting firm for 2018; and
4 Transact such other business as may properly come before the meeting.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS Wednesday, May 16, 2018 9:00 a.m. The Ritz-Carlton New York, Westchester 3 Renaissance Square White Plains, NY 10601 Salon III	How to Attend the Meeting
If you plan to attend the meeting in person, please see page 5 for admission requirement.

The record date for the meeting is March 27, 2018. This means that you are entitled to receive notice of meeting and vote your shares at the meeting if you were a shareholder of record as of the close of business on March 27, 2018.

By order of the Board of Directors,

Ginny Edwards Vice President & Corporate Secretary
April 4, 2018

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 16, 2018:

Our Proxy Statement and Annual Report to Shareholders are available at www.edocumentview.com/avp

PROXY SUMMARY

This summary highlights information contained elsewhere in the Proxy Statement and in Avon Products, Inc.’s (“Avon,” the “Company,” “we,” “us,” or “our”) Annual Report on Form 10-K for the year ended December 31, 2017. This summary is not a complete description and you should read the entire Proxy Statement carefully before voting. Proxy materials were first sent to shareholders on or about April 4, 2018.

Meeting Agenda

Matter		Board Vote Recommendation	Page Reference (for more detail)

PROPOSAL 1	Election of the eight Director Nominees named in this Proxy Statement	FOR EACH NOMINEE	9
PROPOSAL 2	Annual Non-Binding, Advisory Vote to Approve Compensation of our Named Executive Officers	FOR	73
PROPOSAL 3	Ratification of PricewaterhouseCoopers LLP, United Kingdom, as Independent Registered Public Accounting Firm for 2018	FOR	77

Board and Governance Highlights

The Company has adopted many leading governance practices that establish strong independent leadership in our boardroom and provide our shareholders with meaningful rights. Highlights include:

•   Since 2016, over 60% Board member refreshment including new Chief Executive Officer in 2018

•   Annual election of directors

•   Non-executive Chairman of the Board and Lead Independent Director

•   All directors are independent other than CEO

•   Proxy Access

•   Majority vote standard with resignation policy for election of directors in uncontested elections

•   Directors may serve on limited number of other public boards

•   Regular Executive Sessions of independent directors

•   Annual board and committee evaluations

•   No supermajority voting with respect to common stock, except as provided under New York Business Corporation law

•   Compensation: Several compensation best practices, including double-trigger change-in-control benefits, no excise tax reimbursements for change-in-control payments, prohibition against hedging common stock, claw-back policy, stock ownership guidelines and certain holding period requirements

TENURE AVERAGE: 3 Years

AVERAGE AGE:        60

The above charts reflect information regarding Andrew G. McMaster, Jr. and James A. Mitarotonda, who have been nominated to our Board but are not currently directors of the Company. For more details regarding them, please see page 9.

BOARD INDEPENDENCE Independent 10 Non-Independent 1 BOARD GENDER Women 3 27% Men 8 73% BOARD RACE, ETHNICITY & GEOGRAPHIC DIVERSITY Diverse 3 27% Other 8 73% BOARD TENURE 0-2 Years 3-5 Years 6+ Years

AVON 2018 Proxy Statement	1

Board Nominees and Designees

The following table provides summary information about each director nominated for election by our Board of Directors (the “Board”) to the Board at the 2018 Annual Meeting (collectively, the “Director Nominees”) and each director elected to the Board by holders of our Series C Preferred Stock (collectively, the “Series C Designees”). Director Nominees are elected annually by a majority of the votes cast by our shareholders, voting together as a single class. The Series C Designees have been elected by the holders of our Series C Preferred Stock, voting separately as a class.

Nominees and Designees				Committee Membership
Names	Director Since	Independent[1]	Other Public Boards	Audit Committee	Compensation and Management Development Committee	Finance Committee	Nominating and Corporate Governance Committee
Jose Armario	2016	I	1
W. Don Cornwell[2]	2002	I	2
Chan W. Galbato[3,4]	2016	I	1
Nancy Killefer	2013	I	2
Susan J. Kropf	2015	I	3
Helen McCluskey	2014	I	2
Andrew G. McMaster, Jr. [5]	-----	I	0
James A. Mitarotonda[5]	-----	I	3
Michael F. Sanford[4]	2016	I	0
Lenard B. Tessler[4]	2018	I	1
Jan Zijderveld[6]	2018		0

[1]  Independent in accordance with NYSE listing standards, SEC regulations, and our Corporate Governance Guidelines

[2]  Lead Independent Director

[3]  Non-executive Chairman of the Board

[4]  Series C Designee

[5]  Not currently a director of the Company

[6]  CEO

- Committee Chair - Member - Financial Expert - Non-Voting Observer

*Charles H. Noski advised the Company on March 24, 2018 that he had chosen not to stand for re-election at the 2018 Annual Meeting. The Company had previously been advised by Cathy D. Ross that she preferred not to stand for election as well.

Attendance

Each Director Nominee and each Series C Designee other than Messrs. McMaster and Mitarotonda are current directors of the Company and each Director Nominee and Series C Designee that served on the Board in 2017 attended at least 75% of the aggregate number of 2017 meetings of the Board and each Board Committee on which he or she served.

2	AVON 2018 Proxy Statement

Business and Strategy Highlights

At its core, Avon is an organization with a clear and compelling purpose with a rich 130-year history, operating in the beauty and personal care categories across the globe skewed toward developing and growing markets. Through our 6 million direct selling Representatives, we empower millions of micro-entrepreneurs globally. Avon’s opportunity to modernize and enable them to be more competitive and to service their consumers better is powerful, and is at the heart of Avon’s value proposition.

During 2017, Avon continued to face ongoing revenue growth challenges while continuing to make progress against key initiatives such as cost savings and cash generation. Our focus on profitability and exceeding our cost savings target contributed to improved operating margin as we ended the year. For 2017 cash flow from operations increased $143 million compared with the prior year, primarily due to improvements in working capital.

Avon ended the year with $882 million of cash, ahead of our 2017 expectations. This represents substantial improvement in our cash conversion metric during 2017, and we expect this rate of conversion to continue. We have further supported our financial flexibility by renegotiating the covenant levels in our $400 million secured credit facility. In addition, in 2018, we expect to repay the $238 million remaining due on our 2019 bonds and retain the financial flexibility to fund investments.

Total revenue was disappointing in 2017, relatively unchanged but down 2% in constant dollars as compared to the prior year, driven by declines in Brazil, Russia and the UK. Overall Avon did not keep pace with industry growth in the global beauty category which grew by roughly 3-4% in 2017. The number of active Representatives declined more than anticipated, largely due to a decrease in Brazil as we tightened credit policies. The competitive environment continues to intensify in many of our key markets. The revenue shortfall highlights the need and urgency to sharpen our focus on sales forecasting, data and analytics, and to deepen Avon’s insights from our Representatives to inform pricing as well as promotional and discount strategies locally.

Throughout the year the Board of Directors (the “Board”) has focused on strengthening Avon’s leadership team, recruiting seasoned and skilled senior executives. The process of putting in place the leadership team to accelerate change and grow profits sustainably culminated with the recruitment of a new Chief Executive Officer (“CEO”), Jan Zijderveld, who joined Avon in February 2018. Mr. Zijderveld was selected following an extensive search and assessment of a strong list of seasoned global executives. Mr. Zijderveld emerged as the clear choice that Avon needs to accelerate our transformation and growth. In addition, Mr. Zijderveld’s focus on strategic and operational excellence, while putting our direct selling Representatives and consumers front and center, make him ideally suited to lead Avon. Before joining Avon, Mr. Zijderveld was a senior executive and 30-year veteran of Unilever N.V./PLC with a track record as a proven global leader driving profitable growth in large, multi-channel, complex consumer businesses across emerging, developing and developed markets.

Avon is operating in a dramatically changing consumer and competitive environment. Business as usual is not an option. The Board has given Mr. Zijderveld a clear mandate to lead a deep and comprehensive strategic and operating review of all facets of the business and evaluate ways to significantly accelerate Avon’s path to profitable growth, taking a critical look with a high sense of urgency.

Shareholder Engagement & 2017 Compensation Highlights

We remain focused on shareholder engagement and value shareholder insights. During recent years, the Chair of the Compensation and Management Development Committee (the “Committee”) conducted significant shareholder outreach to ensure shareholder perspectives and concerns were heard and well understood. During this time, we reviewed our compensation program changes, and discussed the Company’s transformation status and financial and strategic priorities. These discussions culminated in the changes we have made to our compensation programs since 2016.

During 2017, we continued our practice of deeply engaging with our shareholders and soliciting feedback. We reached out to our top 25 shareholders who collectively own over 65% of our common shares outstanding as of December 31, 2017. Of the top 25 shareholders, 36% are passive investors and therefore do not generally engage and 64% are actively managed. We directly interacted with over 65% of the active top 25 shareholders of our stock.

The feedback received from our shareholders continues to be tremendously valuable and was incorporated into the Committee’s determination of compensation program changes in recent years. In 2018, we will continue to ensure the alignment of our compensation programs with our shareholders’ interests with a strong pay for performance alignment and payouts of incentive plans based on business performance and stock price appreciation.

As a result of disappointing operating results, the 2017 annual incentive plan paid out at 37.5% of target, and the 2015-2017 Performance RSUs delivered a realized value of approximately only 16% of the targeted award value. The low performance results and loss of value for shareholders is reflected in very low annual and long-term incentive payouts and thus low realized pay for our executives and managers. In addition, the Committee continued to demonstrate a commitment to dynamic, shareholder-aligned pay plans through:

•	Providing no increase in CEO 2017 target compensation opportunity over 2016 targeted pay.

•	Designing an executive compensation structure that remains strongly focused on performance-based compensation. For 2017, each executive had most of their compensation (70%+) at risk, which strongly aligns their interests to those of our shareholders.

AVON 2018 Proxy Statement	3

•	Ensuring our 2017 executive annual incentive program continued to be 100% tied to objective measures of financial and operational success (including revenue growth, operating profit, operating cash flow, active Representative growth and transformation savings) and setting challenging goals for these measures to ensure alignment with shareholders in light of the headwinds facing our company.

Our Say on Pay Proposal is found on page 73 and our Board recommends that our shareholders vote “For” this proposal. The following factors support this recommendation:

•	Our programs are designed to support and drive short- and long-term, externally communicated business objectives. Further, an analysis of our programs demonstrates a strong and direct link between realizable pay and performance (see page 43).

•	Our program design incorporates shareholder feedback received during outreach campaigns.

•	Our long-term incentive plan design is aligned with shareholder value, requiring significant stock price appreciation before target awards are realized. As a result, we have delivered long-term incentive compensation for our named executive officers well below target.

•	We have also maintained a focus on limiting shareholder dilution.

•	We benchmark our executives’ pay against a peer group that better reflects Avon’s business following the separation of our North America business.

2018 Compensation Highlights

For 2018, the Committee has maintained its commitment to the strong alignment of our executive pay programs with our shareholders’ interests, while ensuring we can attract and retain key talent in the organization. As such, the Committee believes the 2017 design remains appropriate as it has strong performance elements that support our externally communicated business goals and requires significant stock price appreciation for executives to realize target compensation. As a result, the details of our compensation programs for 2018 are not significantly different from 2017, as shown on page 38. The Committee has also redefined the peer group for 2018 against which we benchmark executive pay to reflect our current lower revenues and geographic footprint (see page 46).

In addition, in recruiting a new CEO in 2018, we are providing him with a compensation opportunity in line with our newly developed peer group. His total target compensation is below our former CEO’s 2017 compensation target consistent with our reduced scale, and he has the opportunity for a significant upside wealth creation tied to company and share price performance. (see page 44)

Governance and Related Materials

The Company has established strong policies, practices and procedures which provide a framework for effective governance. Our Corporate Governance Guidelines describe our Board of Directors’ governance policies and practices, including standards for director independence, qualifications for Board and Board Committee membership, Board and Board Committee responsibilities, and Board and CEO evaluations. Highlighted below are some of our key governance and related materials:

•	Corporate Governance Guidelines
•	Charters of Each Board Committee
•	Code of Conduct
•	Corporate Responsibility Report

The Corporate Governance Guidelines, charters of each Board Committee, and Corporate Responsibility Report are available on our investor website (www.avoninvestor.com) and may be accessed by clicking on “Corporate Governance” or, in the case of our Corporate Responsibility Report, by clicking on “Corporate Responsibility.” The Code of Conduct is available at www.avoncompany.com and may be accessed by clicking on “Ethics & Compliance” under the “About Avon” heading.

4	AVON 2018 Proxy Statement

VOTING AND MEETING INFORMATION

Purpose of Materials

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Avon Products, Inc. (“Avon,” the “Company,” “we,” “us,” or “our”) of proxies to be voted at our Annual Meeting of Shareholders, which will take place on Wednesday, May 16, 2018.

This Proxy Statement describes the matters to be voted on at the Annual Meeting and contains other required information.
Distribution of Proxy Materials

We are providing access to our proxy materials over the internet. Accordingly, on or about April 4, 2018, we mailed our shareholders a Notice of Internet Availability of Proxy Materials (“proxy notice”), which contains instructions on how to access our proxy materials over the internet and vote online. If you received a proxy notice, you will not receive a printed copy of our proxy materials by mail unless you request one by following the instructions provided on the proxy notice. We mailed the proxy materials to participants in our Avon Personal Savings Account Plan.

Shareholders Entitled to Vote

Shareholders of our common stock and of our Series C Preferred Stock as of the close of business on March 27, 2018, the record date, are entitled to vote. There were approximately 440,947,715 shares of our common stock outstanding on March 27, 2018 for an aggregate vote of approximately 440,947,715 (or one vote per share) and 435,000 shares of our Series C Preferred Stock outstanding on March 27, 2018 for an aggregate vote of 87,051,524 (on an as-converted basis). Shareholders of our common stock and of our Series C Preferred Stock will vote together as a single class on all matters being presented in this Proxy Statement, for up to an aggregate 527,999,239 votes. We refer to the holders of shares of our common stock and of shares of our Series C Preferred Stock (which are convertible into shares of our common stock) as “shareholders” throughout this Proxy Statement.

How to Vote
Shareholders can vote in one of several ways:

• Via the Internet—Visit the website on the proxy notice or proxy card

• By Telephone—Call the telephone number on the proxy card

• By Mail—Sign, date and return your proxy card in the enclosed envelope

• In Person—Attend the Annual Meeting (follow instructions below)

If your shares are held in a stock brokerage account or by a bank or other record holder, follow the voting instructions on the form that you receive from them. The availability of telephone and internet voting will depend on their voting process. If you do not give instructions to the broker, bank or other record holder holding your shares, it will not be authorized to vote with respect to Proposals 1 or 2. We therefore urge you to provide instructions so that your shares may be voted.

Attending the Annual Meeting

Shareholders who would like to attend the Annual Meeting in person are asked to follow the guidelines below. Anyone who arrives without an admission ticket or pre-registration will not be admitted to the Annual Meeting unless it can be verified that the individual was a shareholder as of March 27, 2018.

AVON 2018 Proxy Statement	5

Shareholders of Record (shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A.)

•   Please bring the admission ticket that is attached to your proxy notice and/or proxy card and photo identification. If you vote in advance of the Annual Meeting, please keep a copy of your admission ticket and bring it with you.

• If you do not have your admission ticket at the Annual Meeting, you must bring other proof of your Avon share ownership as of March 27, 2018 and photo identification.

Beneficial Owners (shares are held in a stock brokerage account, in the Avon Personal Savings Account, or by a bank or other record holder)

•   We recommend that you pre-register to attend the meeting by sending a written request, along with proof of ownership (such as a current brokerage statement), to our Investor Relations Department, Avon Products, Inc., 601 Midland Avenue, Rye, New York 10580, by mail, by email at avoninvestorrelations@icrinc.com or by fax 203-724-1610. We must receive your request at least one week prior to the Annual Meeting to have time to process your request. In addition, please bring photo identification to the Annual Meeting.

• You may attend without pre-registration; however, you must bring proof of your Avon share ownership as of March 27, 2018 and photo identification.

Shares held in a stock brokerage account or by a bank or other record holder may be voted in person at the Annual Meeting only if you obtain a legal proxy from such broker, bank or other record holder giving you the right to vote the shares. Shares held through the Avon Personal Savings Account Plan (the Plan) must be voted through the Plan Trustee as described below.

Voting Instructions

Your proxy, when properly signed and returned to us, or processed by telephone or via the internet, and not revoked, will be voted in accordance with your instructions. We are not aware of any other matter that may be properly presented at the meeting. If any other matter is properly presented, the persons named as proxies on the proxy card will have discretion to vote in their best judgment.

Unless you give other instructions on your proxy card, or unless you give other instructions when you cast your vote by telephone or via the internet, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors as follows: for the election of each Director Nominee, for the approval of the compensation of our named executive officers, and for the ratification of the appointment of our independent registered public accounting firm.

Revoking Your Proxy or Changing Your Vote

Shareholders are entitled to revoke their Proxies at any time before their shares are voted at the Annual Meeting. To revoke a Proxy, you must file a written notice of revocation with the Company’s Corporate Secretary at 601 Midland Avenue, Rye, NY 10580, deliver a duly executed Proxy bearing a later date than the original submitted Proxy, submit voting instructions again by telephone or via the Internet, or attend the Annual Meeting and vote in person. Attendance at the Annual Meeting will not, by itself, revoke your Proxy.

If your shares are held in a stock brokerage account or by a bank or other record holder, you may submit new voting instructions by contacting your broker, bank or other record holder or, if you have obtained a legal proxy from your broker, bank or other record holder giving you the right to vote your shares, by attending the meeting and voting in person.

6	AVON 2018 Proxy Statement

Quorum Requirements

The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting will constitute a quorum, permitting the meeting to conduct its business.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker or other record holder holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power and has not received instructions from the beneficial owner. If you do not give instructions to the broker, bank or other record holder holding your shares, it will not be authorized to vote your shares with respect to Proposals 1 or 2. We therefore urge you to provide instructions so that your shares held in a stock brokerage account or by a bank or other record holder may be voted.

Approval of a Proposal

Each of the Proposals requires the affirmative vote of a majority of the votes cast at the Annual Meeting. “Votes cast” means the votes actually cast “for” or “against” a particular proposal, whether in person or by proxy.

Avon Associates—Personal Savings Account Plan

The trustee of the Avon Personal Savings Account Plan (the “Plan”), as record holder of the shares held in the Plan, will vote the shares allocated to your account in accordance with your instructions. Unless your vote is received by 11:59 P.M. (New York time) on May 11, 2018 and unless you have specified your instructions, your shares cannot be voted by the trustee.

Voting Deadline

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. and if you vote by telephone or the internet, your vote must be received by 1:00 A.M. (New York time) on May 16, 2018. If you do not prefer to vote by telephone or internet, you should complete and return the proxy card as soon as possible, so that it is received no later than the closing of the polls at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other record holder, you should return your voting instructions in accordance with the instructions provided by the broker, bank or other record holder who holds the shares on your behalf.

If you hold shares in the Avon Products, Inc. Personal Savings Account Plan, your voting instructions must be received by 11:59 P.M. (New York time) on May 11, 2018.
Tabulation of Votes
Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.
Vote Results
We intend to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K within four business days of the Annual Meeting.

All proxies, ballots and voting materials that identify the votes of specific shareholders will generally be kept confidential, except as necessary to meet applicable legal requirements, to allow for the tabulation and certification of votes, and to facilitate a successful proxy solicitation.

AVON 2018 Proxy Statement	7

Householding

Beneficial owners who share a single address may receive only one copy of the proxy notice or the proxy materials, as the case may be, unless their broker, bank or other nominee has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If any beneficial owner(s) sharing a single address wish to discontinue householding and/or receive a separate copy of the proxy notice or the proxy materials, as the case may be, or wish to enroll in householding, they should contact their broker, bank or other nominee directly. Alternatively, if any such beneficial owners wish to receive a separate copy of the proxy materials, we will deliver them promptly upon written or oral request to Investor Relations Department, Avon Products, Inc., 601 Midland Avenue, Rye, New York 10580, by mail, email at avoninvestorrelations@icrinc.com or fax 203-724-1610 (telephone number 203-682-8200). We currently do not “household” for our registered shareholders.

8	AVON 2018 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors at 11. The Board has nominated Jose Armario, W. Don Cornwell, Nancy Killefer, Susan J. Kropf, Helen McCluskey, Andrew G. McMaster, Jr., James A. Mitarotonda, and Jan Zijderveld (the “Director Nominees”) for election to the Board and Cerberus Investor, as the holder of the Company’s Series C Preferred Stock, has elected Chan W. Galbato, Michael F. Sanford and Lenard B. Tessler, (the “Series C Designees”) to serve as directors commencing immediately upon the conclusion of the 2018 Annual Meeting. All nominees other than Messrs. McMaster and Mitarotonda are current members of our Board. There are no family relationships among our directors or executive officers.

As set forth in further detail on page 19, on March 26, 2018, the Company entered into an agreement with certain shareholders (the “Nomination Agreement”), pursuant to which the Company agreed to nominate Mr. Mitarotonda for election to the Board at the 2018 Annual Meeting.

Each of the Series C Designees will hold office until the next succeeding Annual Meeting or until his successor is elected and qualified. Each of the Director Nominees, if elected as a director at the 2018 Annual Meeting, will generally hold office until the next succeeding Annual Meeting or until his or her successor is elected and qualified. As set forth in further detail on page 30, Cerberus Investor is required to vote its shares in favor of each Director Nominee. Each Director Nominee has consented to being named as a nominee in our proxy materials and to serve as a director, if elected. We have no reason to believe that any of the Director Nominees will be unable or unwilling to serve as a director.

Each Director Nominee who receives a majority of the votes cast will be elected to the Board. If a Director Nominee is an incumbent director and he or she receives a greater number of votes “withheld” from his or her election than votes “for” such election, he or she is required to tender his or her resignation in accordance with our Corporate Governance Guidelines, as described under “Information Concerning The Board Of Directors—Board Policy Regarding Voting for Directors” on page 18.

THE BOARD OF DIRECTORS RECOMMENDS

that you vote FOR the election of each of the Director Nominees listed below.

JOSE ARMARIO	Director Nominee
	Jose Armario served as Corporate Executive Vice President of Worldwide Supply Chain, Development, and Franchising of McDonald’s Corporation from August 2011 until his retirement in October 2015. He served as Group President, McDonald’s Canada and Latin America of McDonald’s Corporation from February 2008 to August 2011. Prior to this, Mr. Armario was President, McDonald’s Latin America from 2004 to July 2008. Earlier in his career, Mr. Armario held operating roles of increasing responsibility at Lenscrafters, Inc. and Burger King Corporation. Mr. Armario is currently a director of USG Corporation. He also serves on the President’s Council of the University of Miami, Florida and the Governing Council of Advocate Good Samaritan Hospital, director of Golden State Foods and Receptions for Research: The Greg Olsen Foundation.	Director since: 2016 Age: 58 COMMITTEES Audit Committee Compensation and Management Development Committee

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Having served in a variety of key leadership positions in nearly two decades with McDonald’s Corporation, Mr. Armario brings to the Board substantial experience leading large complex operations in global marketing, branding, supply chain, franchising and strategic planning. His first-hand consumer experience and global responsibilities with McDonald’s Corporation, particularly in Latin America, provide him with valuable insights to guide Avon in its key geographies.

AVON 2018 Proxy Statement	9

W. DON CORNWELL	Director Nominee

Mr. Cornwell was Chairman and Chief Executive Officer of Granite Broadcasting Corporation from 1988 until his retirement in August 2009, and served as Vice Chairman until December 2009. Previously, Mr. Cornwell was Chief Operating Officer for the Corporate Finance Department at Goldman, Sachs & Co. from 1980 to 1988 and Vice President of the Investment Banking Division of Goldman Sachs from 1976 to 1988. He is a member of the joint diversity advisory council of Comcast and NBCUniversal, a trustee of Big Brothers Big Sisters of New York and a director of the Edna McConnell Clark Foundation. Mr. Cornwell is a director of Pfizer, Inc. and American International Group, Inc.

Director since: 2002 Age: 70 COMMITTEES Audit Committee Finance Committee (Chair) Nominating and Corporate Governance Committee Lead Independent Director

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Through Mr. Cornwell’s career as an entrepreneur driving the growth of a consumer focused-media company, an executive in the investment banking industry and as a director of several significant consumer product and health care companies, he has accumulated valuable business, leadership, and management experience and brings important perspectives on the issues facing the Company. Mr. Cornwell founded and built Granite Broadcasting Corporation, a consumer-focused media company, through acquisitions and operating growth, enabling him to provide insight and guidance on the Company’s strategic direction and growth. Mr. Cornwell’s strong financial background, including his work at Goldman Sachs prior to co-founding Granite and his service on the audit and investment committees of other companies’ boards, also provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting, and capital markets.

NANCY KILLEFER	Director Nominee

Ms. Killefer served as a Senior Partner at McKinsey & Company, an international management consulting firm, until her retirement in August 2013. She joined McKinsey in 1979 and held a number of leadership roles, including as a member of the firm’s governing board. Ms. Killefer led the firm’s recruiting and chaired several of the firm’s personnel committees. From 2000 to 2007, she ran McKinsey’s Washington, D.C. office. From 1997 to 2000, Ms. Killefer served as Assistant Secretary for Management, Chief Financial Officer and Chief Operating Officer at the U.S. Department of Treasury. In 2000, she returned to McKinsey to establish and lead the firm’s Public Sector Practice. She also served as a member of the IRS Oversight Board from 2000 to 2005 and as chair of that body from 2002 to 2004. Ms. Killefer is currently a director of Cardinal Health and Chair of the board of directors of CSRA. She also serves as a vice chair of the Defense Business Board, an advisory body to the Secretary of Defense.

Director since: 2013 Age: 64 COMMITTEES Compensation and Management Development Committee Nominating and Corporate Governance Committee (Chair)

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Having served in key leadership positions in both the public and private sectors and having provided strategic counsel to consumer-based companies during her 30 years with McKinsey & Partners, Ms. Killefer brings to the Board substantial experience in the areas of strategic planning, including sales, marketing and brand building. Her experience as a partner of a global management consulting firm and as Chief Financial Officer and Chief Operating Officer of a government agency provides valuable expertise in the areas of executive leadership and finance. Ms. Killefer’s corporate governance experience as a director of other public companies, including as chair of the board of directors of CSRA, are also highly valuable to the Board.

10	AVON 2018 Proxy Statement

SUSAN J. KROPF	Director Nominee

Ms. Kropf served as President and Chief Operating Officer of Avon Products, Inc. from January 2001 until her retirement in 2006. She also served as Avon’s Executive Vice President and Chief Operating Officer, North America and Global Business Operations from 1999 to 2001 and Executive Vice President and President, North America from 1998 to 1999. Ms. Kropf was a member of Avon’s Board of Directors from 1998 to 2006. Ms. Kropf is currently a director of Tapestry (formerly Coach, Inc.), The Kroger Co., New Avon LLC and The Sherwin-Williams Company. Ms. Kropf also served as a director of Mead Westvaco Inc. until 2015.

Director since: 2015 Age: 69 COMMITTEES Finance Committee

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Having held various senior management positions during the course of her 37-year career at Avon, including full profit-and-loss responsibility for all of Avon’s worldwide operations as its President and Chief Operating Officer, Ms. Kropf has extensive operational skills, a deep understanding of direct selling, and significant experience in marketing, research and development, product development, customer service, supply chain operations and manufacturing. Ms. Kropf has a strong financial background gained through her career at Avon and from her service on the boards of various public companies, including their compensation, audit, and corporate governance committees.

HELEN MCCLUSKEY	Director Nominee

Ms. McCluskey was President, Chief Executive Officer and a member of the Board of Directors of The Warnaco Group, Inc. from February 2012 to February 2013, when it was acquired by PVH Corp., and she then served on the board of directors of PVH Corp. until June 2014. Ms. McCluskey also served in other leadership roles at Warnaco, including Chief Operating Officer from September 2010 to February 2012 and Group President from July 2004 to September 2010. Prior to joining Warnaco, Ms. McCluskey held positions of increasing responsibility at Liz Claiborne, Inc. from August 2001 to June 2004. Previously, she spent 18 years in Sara Lee Corporation’s intimate apparel units, where she held executive positions in marketing, operations and general management, including President of Playtex Apparel from 1999 to 2001. Ms. McCluskey is a director of Dean Foods Company and Signet Jewelers Limited.

Director since: 2014 Age: 63 COMMITTEES Compensation and Management Development Committee (Chair)

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Ms. McCluskey has a broad background in strategy, business planning and operations derived from a career spanning over 30 years with leading consumer goods companies. Having built women’s brands globally for sale through all channels of distribution worldwide, she brings a valuable blend of branding, merchandising, marketing and international expertise to the Board. Ms. McCluskey’s experience as a Chief Executive Officer of a global public company provides her with significant expertise in global business matters, corporate leadership and management which enables her to make important contributions to the oversight of the Company’s strategic direction and growth, and management development.

AVON 2018 Proxy Statement	11

ANDREW G. MCMASTER, JR.	Director Nominee

Mr. McMaster served as Deputy Chief Executive Officer and Vice Chairman at Deloitte & Touche LLP from 2002 until his retirement in May 2015. He joined Deloitte in 1976 and held a number of leadership roles, including National Managing Partner of Deloitte’s Office of the CEO client programs and of Deloitte’s U.S. and Global Forensic and Dispute Consulting practice. Mr. McMaster is currently a director of Black & Veatch Holding Company and UBS Americas Holding LLC, a subsidiary of UBS AG. Mr. McMaster also currently serves as Chairman of the Financial Accounting Standards Advisory Council (FASAC), an advisory body to the Financial Accounting Standards Board (FASB), and as Vice Chair of the Hobart and William Smith Colleges Board of Trustees.

Age: 65

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Mr. McMaster has substantial experience in the areas of finance, audit and accounting, having served as a senior executive during a 39-year career with Deloitte & Touche LLP, as the current Chair of the audit committees of Black & Veatch Holding Company and UBS Americas Holding LLC, and as the current Chairman of the Financial Accounting Standards Advisory Council. He also gained experience in a variety of operational, client service and firm leadership roles at Deloitte, serving many of the firm’s largest, most complex global clients as both a Lead Engagement partner and an Advisory Partner across diverse industries.

JAMES A. MITAROTONDA	Director Nominee

Mr. Mitarotonda has served as the Chairman of the Board, President and Chief Executive Officer of Barington Capital Group, L.P. (“Barington”), an investment firm that he co-founded, since 1991. He has also served as the Chairman of the Board, President and Chief Executive Officer of Barington Companies Investors, LLC, the general partner of Barington Companies Equity Partners, L.P., a value-added activist investment fund, since 1999. Mr. Mitarotonda is currently a director of A. Schulman Inc, OMNOVA Solutions, Inc. and The Eastern Company, where he is the Chairman. He also serves as a member of the Board of Trustees for Queens College. Mr. Mitarotonda previously served as a director of The Pep Boys-Manny, Moe & Jack until 2016, Ebix, Inc. until 2015, and The Jones Group Inc. until 2014. He also served as a director of Barington/Hilco Acquisition Corp. until January 2018, as its Chief Executive Officer until 2015, and as its Chairman until 2017.

Age: 63

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Through his over twenty-five years as Chairman of the Board, President and Chief Executive Officer of Barington Capital Group, L.P., Mr. Mitarotonda brings to the Board extensive financial, investment banking and executive leadership experience. He also has significant board of director and corporate governance experience through his service on numerous public company boards across diverse industries, including consumer-focused companies such as The Jones Group and Pep Boys-Manny, Moe & Jack.

12	AVON 2018 Proxy Statement

JAN ZIJDERVELD	Director Nominee
	Mr. Zijderveld joined Avon as Chief Executive Officer and was appointed to the Board of Directors in February 2018. He joined Avon after 30 years with Unilever N.V./PLC, where he rose to serve as a member of the Executive Committee and President of Unilever’s European business in 2011. In this position, Mr. Zijderveld oversaw 25,000 employees and operations in 34 countries. Prior to that, he served in a number of leadership roles, including Executive Vice President of Unilever, South East Asia & Australasia from 2008 to 2011, while also acting as Non-Executive Chairman of Unilever’s listed Indonesian business, and CEO of Unilever, Middle East and North Africa (MENA) from 2005 to 2008. Earlier in his career, he served in numerous leadership positions across Europe, Australia and New Zealand in general management, marketing, sales and distribution.	Director since: 2018 Age: 53 CEO

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Having spent 30 years with Unilever, a transnational consumer goods company, during which time he lived and worked in seven countries across three continents, Mr. Zijderveld possesses deep operating experience in multi-channel, complex consumer businesses across emerging, developing and developed markets. His particular experience in Europe, the Middle East and Asia enable him to provide insights and understanding into these areas and help guide the Company’s strategic decisions in these markets. His leadership positions at Unilever provide him with vast experience in marketing, sales and distribution, and make him uniquely qualified in making necessary decisions for the Company’s long-term growth, business goals and managing challenging market conditions.

CHAN W. GALBATO	Series C Designee

Mr. Galbato was appointed non-executive Chairman of Avon’s Board of Directors in March 2016. Mr. Galbato is Chief Executive Officer of Cerberus Operations and Advisory Company, LLC. Prior to joining Cerberus in 2009, he owned and managed CWG Hillside Investments LLC, a consulting business, from 2007 to 2009. From 2005 to 2007, he served as President and CEO of the Controls Group of businesses for Invensys plc and President of Services for The Home Depot. Mr. Galbato previously served as President and Chief Executive Officer of Armstrong Floor Products and Chief Executive Officer of Choice Parts. He spent 14 years with General Electric Company, holding several operating and finance leadership positions within their various industrial divisions as well as holding the role of President and CEO of Coregis Insurance Company, a G.E. Capital company. Mr. Galbato currently serves on the Board of Directors of Blue Bird Corporation, DynCorp International, FirstKey Homes LLC, Iron Horse Acquisition Corporation, Staples Solutions B.V. and Steward Health Care, LLC, and on the Board of Managers of New Avon LLC. Mr. Galbato had previously served as lead director of the Brady Corporation, director of Tower International and Chairman of YP Holdings, LLC.

On April 2, 2018, Mr. Galbato was re-elected to the Board of Directors commencing immediately upon the conclusion of the 2018 Annual Meeting by the holders of our Series C Preferred Stock, voting separately as a single class, and is not up for election by our shareholders at the 2018 Annual Meeting.

Director since: 2016 Age: 55 COMMITTEES Audit Committee (non-voting Observer) Nominating and Corporate Governance Committee Non-executive Chairman of the Board

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Through his 30 years of experience as an executive at public and private companies across a range of industries, including consumer products, Mr. Galbato has broad operational and business strategy expertise and significant skills in corporate leadership including as a Chief Executive Officer. Mr. Galbato is recognized for his experience in corporate turnarounds, which enables him to help guide the Company’s strategic direction and growth.

AVON 2018 Proxy Statement	13

MICHAEL F. SANFORD	Series C Designee

Mr. Sanford is a Senior Managing Director, Co-Head of North American Private Equity, and a member of the Global Private Equity Investment Committee at private investment firm Cerberus Capital Management, L.P. Prior to joining Cerberus in 2006, Mr. Sanford was at The Blackstone Group in its Restructuring and Reorganization Advisory Group from 2004 to 2006, where he advised companies and creditors on a variety of restructuring transactions. Prior to joining Blackstone, from 2003 to 2004, Mr. Sanford worked at Banc of America Securities in its Consumer and Retail Investment Banking Group, where he executed various financing, M&A and leveraged recapitalization transactions. He serves on the Board of Directors of DynCorp International Inc. and Tier 1 Group LLC and on the Board of Managers of New Avon LLC.

On April 2, 2018, Mr. Sanford was re-elected to the Board of Directors commencing immediately upon the conclusion of the 2018 Annual Meeting by the holders of our Series C Preferred Stock, voting separately as a single class, and is not up for election by our shareholders at the 2018 Annual Meeting.

Director since: 2016 Age: 37 COMMITTEES Finance Committee

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Through his career in various roles with finance and private equity firms, Mr. Sanford has extensive experience in financing matters and private equity investments. Mr. Sanford’s insights into capital management, restructuring, and capital markets are highly valuable to the Board.

LENARD B. TESSLER	Series C Designee

Mr. Tessler is currently Vice Chairman and Senior Managing Director of private investment firm Cerberus Capital Management, L.P., where he is a member of the Cerberus Capital Management Investment Committee. Prior to joining Cerberus in 2001, Mr. Tessler served as Managing Partner of TGV Partners from 1990 to 2001, a private equity firm which he founded. Earlier in his career, he was a founding partner of Levine, Tessler, Leichtman & Co., and a founder, Director and Executive Vice President of Walker Energy Partners. Mr. Tessler is currently Lead Director of Albertsons Companies, and a director of Keane Group, Inc. He is also a Trustee of the New York-Presbyterian Hospital where he is a member of the Investment Committee and the Budget and Finance Committee.

On April 2, 2018, Mr. Tessler was re-elected to the Board of Directors commencing immediately upon the conclusion of the 2018 Annual Meeting by the holders of our Series C Preferred Stock, voting separately as a single class, and is not up for election by our shareholders at the 2018 Annual Meeting.

Director since: 2018 Age: 65

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Through his senior executive positions held during the course of over 30 years at private investment firms and his service on boards of directors of operating companies, Mr. Tessler has an extensive background in financing and private equity investments, which provides critical skills to the Board in its oversight of strategic planning and operations.

14	AVON 2018 Proxy Statement

INFORMATION CONCERNING THE BOARD OF DIRECTORS

2017 Board Meetings

Our Board of Directors held seven meetings in 2017. Directors are expected to attend all meetings of the Board and the Board Committees on which they serve and to attend the Annual Meeting of Shareholders. In 2017, all directors then serving on the Board attended at least 75% of the aggregate number of 2017 meetings of the Board and of each Board Committee on which he or she served. All directors then serving on the Board attended the 2017 Annual Meeting. In addition to participation at Board and Committee meetings and the Annual Meeting of Shareholders, our directors discharge their duties throughout the year through communications with senior management.

Non-employee directors meet in regularly scheduled executive sessions, as needed, without the CEO or other members of management.

Board Leadership Structure

The Board currently separates the positions of Chairman, Lead Independent Director and CEO. Mr. Galbato serves as our non-executive Chairman of the Board, Mr. Cornwell serves as our Lead Independent Director and Mr. Zijderveld serves as our CEO.

The Board evaluates its leadership structure periodically and believes that separating the Chairman, Lead Independent Director and CEO roles is important as the Company focuses on its transformation and growth efforts. Per the Company’s By-Laws, the Chairman presides at all meetings of the Board, including executive sessions, at which the Chairman is present, and the Lead Independent Director presides at all meetings of the Board at which the Chairman is not present. Additional rights, duties and responsibilities of the Chairman and the Lead Independent Director are set forth in the By-Laws and the Corporate Governance Guidelines. Pursuant to the Investor Rights Agreement, so long as Cerberus Investor maintains a certain ownership level in the Company (as described in more detail on page 30 of this Proxy Statement), Cerberus Investor has the right to select the director to be appointed as our Chairman.

Risk Oversight

The Board administers its risk oversight function primarily through the Audit Committee, which oversees the Company’s risk management practices. The Audit Committee is responsible for, among other things, discussing with management on a regular basis the Company’s guidelines and policies that govern the process for risk assessment and risk management. Management is responsible for assessing and managing the Company’s various risk exposures on a day-to-day basis. In connection with this, the Audit Committee has oversight of the Company’s enterprise risk management (“ERM”) program, which includes a risk management committee composed of certain key executives. The cross-functional group of key executives who comprise the risk management committee identify, on a periodic basis, the top current and future risks facing the Company, including, but not limited to, strategic, operational, financial and compliance risks, and the associated risk owners are responsible for managing and mitigating these risks. The Board may assign certain ERM risks to a specific Board Committee to examine in detail if such Board Committee is in the best position to review and assess the risk. In line with this, the Company provides regular ERM updates to the Audit Committee on several risks, including cybersecurity and data privacy, and to other Board Committees, as appropriate. The Audit Committee also periodically reports to the full Board on the Company’s ERM program.

While the Board has overall responsibility for overseeing risk management, Board Committees oversee risk within their areas of responsibility, as appropriate. For example, as set forth in further detail on page 55, our Compensation and Management Development Committee, with support and advice from its independent consultant, reviews the risk and reward structure of executive compensation plans, policies and practices at least annually to confirm that there are no compensation-related risks that are reasonably likely to have a material adverse effect on the Company. As set forth in its charter, the Finance Committee is responsible for, among other things, reviewing periodically the Company’s strategy for and use of derivatives for hedging risks such as interest rate and foreign exchange risks.

For certain risks, oversight is conducted by the full Board, such as during the Board’s annual review of the Company’s strategic goals and initiatives and other significant issues that are expected to affect the Company in the future. We believe that the Chairman, Lead Independent Director, CEO, and roles of the Board and the Board Committees provide the appropriate leadership to help ensure effective risk oversight.

AVON 2018 Proxy Statement	15

Board Committees

The Board has the following regular standing committees: Audit Committee, Compensation and Management Development Committee, Nominating and Corporate Governance Committee, and Finance Committee. The charters of each Committee and our Corporate Governance Guidelines are available on our investor website (www.avoninvestor.com). Our Code of Conduct (which applies to the Company’s directors, officers and employees) is available at www.avoncompany.com.

Audit Committee	Primary Responsibilities	2017 Meetings: 10
Charles H. Noski (Chair) Jose Armario W. Don Cornwell Cathy D. Ross Chan W. Galbato* *non-voting Observer

•   Assists the Board in fulfilling its responsibility to oversee the integrity of our financial statements, controls and disclosures, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. The Committee has the authority to conduct any investigation appropriate to fulfilling its purpose and responsibilities.

•   The Board has determined that Mr. Noski, Mr. Cornwell and Ms. Ross are “audit committee financial experts,” under the rules of the Securities and Exchange Commission and that all of the Committee members are independent and financially literate under the listing standards of the New York Stock Exchange.

•   A further description of the role of the Audit Committee is set forth on pages 75 through 78 under “Audit Committee Report” and “Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm.”

Compensation and Management Development Committee	Primary Responsibilities	2017 Meetings: 9
Helen McCluskey (Chair) Jose Armario Nancy Killefer

•   Discharges the responsibilities of the Board relating to executive compensation, including reviewing and establishing our overall executive compensation and benefits philosophy, including review of the risk and reward structure of executive compensation plans, policies and practices, as appropriate. In addition, the Committee, in consultation with the independent members of the Board, reviews and approves the goals and objectives relevant to the compensation of the CEO and determines the compensation of the CEO. It also determines the compensation of all senior officers and oversees incentive compensation plans, including establishing performance measures and evaluating and approving any incentive payouts thereunder.

•   Reviews and evaluates the Company’s talent management and succession planning approach, philosophy, and key processes, and is responsible for development and succession plans for members of the Company’s Executive Management Committee and their potential successors.

•   The Committee may delegate responsibilities to a subcommittee composed of one or more members of the Committee, provided that any action taken shall be reported to the full Committee as soon as practicable, but in no event later than at the Committee’s next meeting. In addition, the Committee may delegate certain other responsibilities, as described in the Committee charter. For example, the Committee has delegated to Mr. Zijderveld in his capacity as a director the authority to approve annual and off-cycle equity awards to employees who are not senior officers.

•   A description of the role of the compensation consultant engaged by the Committee, scope of authority of the Committee and the role of executive officers in determining executive compensation is set forth on page 45 under “Compensation Discussion and Analysis—Roles in Executive Compensation.”

16	AVON 2018 Proxy Statement

Nominating and Corporate Governance Committee	Primary Responsibilities	2017 Meetings: 5
Nancy Killefer (Chair) W. Don Cornwell Chan W. Galbato Charles H. Noski

•   Identifies individuals qualified to become Board members, consistent with criteria approved by the Board, and recommends to the Board the candidates for directorships to be filled by the Board. A description of the Committee’s process for identifying and evaluating nominees for directorships is set forth on page 18 under “Director Nomination Process & Shareholder Nominations.”

•   Develops and recommends to the Board corporate governance principles, monitors developments in corporate governance, and makes recommendations to the Board regarding changes in governance policies and practices.

• Oversees the evaluation of the Board, including conducting an annual evaluation of the performance of the Board and Board committees.
• Reviews and recommends to the Board policies regarding the compensation of non-employee directors.

•   A description of the compensation of non-employee directors and the Committee’s scope of authority with respect to such matters is set forth on page 21 under “Director Compensation—Role of Nominating and Corporate Governance Committee.”

Finance Committee	Primary Responsibilities	2017 Meetings: 4
W. Don Cornwell (Chair) Susan J. Kropf Michael F. Sanford

•   Assists the Board in fulfilling its responsibilities to oversee our financial management, including oversight of our capital structure and financial strategies, investment strategies, banking relationships, and funding of the employee benefit plans.

• Responsible for the oversight of the deployment and management of our capital, including the oversight of certain key business initiatives.

Director Independence

The Board has concluded that each non-employee director, Director Nominee and Series C Designee is independent.

The Board assesses the independence of its non-employee members at least annually in accordance with the listing standards of the New York Stock Exchange, the regulations of the Securities and Exchange Commission, and our Corporate Governance Guidelines. As part of its assessment, the Board determines whether or not any such director has a material relationship with the Company, either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board broadly considers all relevant facts and circumstances and considers this issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. This consideration includes:

•	the nature of the relationship;

•	the significance of the relationship to Avon, the other organization and the individual director;

•	whether or not the relationship is solely a business relationship in the ordinary course of Avon’s and the other organization’s businesses and does not afford the director any special benefits; and

•	any commercial, industrial, banking, consulting, legal, accounting, charitable, familial and other relationships; provided, that ownership of a significant amount of our stock is not, by itself, a bar to independence.

In assessing the independence of directors and the materiality of any relationship with Avon and the other organization, the Board has determined that a relationship in the ordinary course of business involving the sale, purchase or leasing of property or services will not be deemed material if the amounts involved, on an annual basis, do not exceed the greater of (i) $1,000,000 or (ii) one percent (1%) of Avon’s revenues or one percent (1%) of the revenues of the other organization involved.

In the ordinary course of business, the Company has business relationships with certain companies on which Avon directors also serve on the board of directors, including for example, advertising arrangements, software services, and insurance coverage. The Company also has ongoing business relationships with affiliates of Cerberus Investor, of which the Series C Designees serve as directors, officers or employees, as described in “Transactions with Related Persons” on page 28. Based on the standards described above, the Board has determined that none of these transactions or relationships, nor the associated amounts paid to the parties, was material such that it would impede the exercise of independent judgment.

AVON 2018 Proxy Statement	17

Board Policy Regarding Voting for Directors

Our Corporate Governance Guidelines provide that any incumbent director who receives a greater number of votes “withheld” than votes “for” his or her election in an uncontested election of directors will promptly tender his or her resignation. The Nominating and Corporate Governance Committee (the “Committee”) will recommend to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. The Committee will consider any factors or other information that it considers appropriate or relevant. The Board, taking into account the Committee’s recommendation, will act on the tendered resignation and publicly disclose its decision and the rationale within 90 days from the date of the certification of the election results.

Board and Committee Self-Evaluations

Pursuant to the Company’s Corporate Governance Guidelines and each committee’s charter, the Board and each of its committees annually conducts a self-assessment. The Nominating and Corporate Governance Committee oversees the process. In recent years, the Board has used the Corporate Secretary or a third-party facilitator to interview each Director to obtain his or her feedback regarding the Board’s and each committee’s effectiveness, as well as feedback on each individual Director and the Chairman, Lead Independent Director and each committee chair in their respective roles. Self-evaluation topics generally include, among other matters, Board and committee composition and structure; effectiveness of the Board and committees; meeting topics and process; and Board interaction with management. The Board discusses the results of each annual self-evaluation and, based on the results, implements enhancements and other modifications as appropriate. Similarly, the results of each committee evaluation are discussed at subsequent committee meetings for the relevant committee. Individual feedback is provided to Directors by the Chairman and the Lead Independent Director.

Director Nomination Process & Shareholder Nominations

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and for making recommendations to the Board regarding: (i) nominees for Board membership to fill vacancies and newly created positions, and (ii) the persons to be nominated by the Board for election at the Company’s annual meeting of shareholders. The Committee actively considers potential director candidates on an ongoing basis as part of its director succession planning efforts.

The Committee’s process for considering all candidates for election as directors, including shareholder-recommended candidates, is designed to ensure that the Committee fulfills its responsibility to recommend candidates that are properly qualified and are not serving any special interest groups, but rather the best interest of all of the shareholders.

In making its recommendations, the Committee evaluates each candidate based on the independence standards described above and other qualification standards described below. For example, our Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee require that our directors possess the highest standards of personal and professional ethics, character and integrity and meet the standards set forth in our Corporate Governance Guidelines. In identifying candidates for membership on the Board, the Committee takes into account all factors it considers appropriate, consistent with criteria approved by the Board, which may include professional experience, knowledge, independence, diversity of backgrounds, and the extent to which the candidate would fill a present or evolving need on the Board. There is not a formal diversity policy; however, the Board values diversity in its broadest sense, including differences of viewpoint, personal and professional experience, skill, gender, race, ethnicity, geography, and other individual characteristics, and the Committee endeavors to include women, minority, and geographically diverse candidates in the qualified pool from which Board candidates are chosen.

The Board takes an active and thoughtful approach to refreshment and strives to maintain a balance of longer-tenured directors and newer directors with fresh ideas and viewpoints to achieve an appropriate balance of continuity and refreshment. The Board does not believe in limiting the number of terms that a director may serve, as term limits could deprive the Company and its shareholders of valuable director experience and familiarity with the Company and its operations, however, the re-nomination of incumbent directors is not automatic. In accordance with the Company’s Corporate Governance Guidelines, all directors serve one-year terms and any non-employee director who will be age 72 or older at the time of the election may not stand for reelection unless requested by the Board. The composition of our Board, as contemplated by our current slate of nominees, includes six new independent directors since 2016. In addition, in 2018, Jan Zijderveld joined the Board in connection with his appointment as the Company’s Chief Executive Officer. As a result of these Board changes, tenure on the Board currently ranges from less than one year to 16 years, with an average Board tenure of 3 years.

The Committee has retained a third-party search firm to locate candidates who may meet the needs of the Board. The firm typically provides information on a number of candidates for review and discussion by the Committee. As appropriate, the Committee chair and other members of the Committee and the Board interview potential candidates. If the Committee determines that a potential candidate meets the needs of the Board, possesses the relevant qualifications, and meets the standards set forth in our Corporate Governance Guidelines, the Committee will vote to recommend to the Board the election of the candidate as a director. Following the completion of this process with respect to Mr. McMaster, members of the Committee determined that Mr. McMaster met these standards and, therefore, recommended to the Board the election of this candidate as a director.

18	AVON 2018 Proxy Statement

On March 26, 2018, the Company and certain of its shareholders entered into an agreement (the “Nomination Agreement”), pursuant to which the Company agreed to nominate Mr. Mitarotonda for election to the Board at the 2018 Annual Meeting. The shareholders party to the Nomination Agreement consist of Shah Capital Management, Inc., NuOrion Advisors, LLC, Barington Capital Group, L.P. and certain of their respective affiliates (collectively, the “Barington Group”). In connection with the Nomination Agreement, the Barington Group withdrew its notice of nomination for the 2018 Annual Meeting. The Nomination Agreement requires each member of the Barington Group to abide by certain customary voting and standstill provisions, subject to certain exceptions, through Mr. Mitarotonda’s service on the Board, including that at the 2018 Annual Meeting it will vote all of its shares of the Company’s common stock that it or its affiliates have the right to vote in favor of the election of directors nominated by the Board and refrain from soliciting proxies or participating in any “withhold” or similar campaign. The foregoing is not a complete description of the terms of the Nomination Agreement and the associated Confidentiality Agreement. For copies of, and more information concerning, the Nomination Agreement and the Confidentiality Agreement, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2018 and Exhibits 10.1 and 10.2 thereto.

The Committee will consider director candidates recommended by shareholders if properly submitted to the Committee in accordance with our By-Laws and our Corporate Governance Guidelines. Shareholders wishing to recommend persons for consideration by the Committee as nominees for election to the Board can do so by writing to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Avon Products, Inc., 601 Midland Avenue, Rye, NY 10580. Recommendations must include the proposed nominee’s name, detailed biographical data, work history, qualifications and corporate and charitable affiliations. A written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director is also required. The Committee will then consider the candidate and the candidate’s qualifications using the criteria as set forth above. The Committee may discuss with the shareholder making the nomination the reasons for making the nomination and the qualifications of the candidate. The Committee may then interview the candidate and may also use the services of a search firm to provide additional information about the candidate prior to making a recommendation to the Board.

Shareholders of record may also nominate candidates for election to the Board by following the procedures set forth in our By-Laws. The Company’s By-laws include proxy access provisions whereby a shareholder, or a group of up to 20 shareholders, who owns 3% or more of the Company’s common stock continuously for at least three years, may nominate and include in the Company’s proxy materials candidates for election as directors of the Company. Such shareholder(s) or group(s) of shareholders may nominate up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws and comply with the other procedural requirements of our Corporate Governance Guidelines. Please also see Section 14(a) of Article 3 of our By-Laws for details regarding the nomination of a Director candidate through the Advance Notice Process which is separate from a proxy access nomination. Information regarding these procedures for nominations by shareholders will be provided upon request to our Corporate Secretary.

Communications with Directors

A shareholder or other interested person who wishes to contact the Chairman, the Lead Independent Director or the non-employee or independent directors as a group may do so by addressing his or her correspondence to the Chairman, the Lead Independent Director or such directors, c/o Corporate Secretary, Avon Products, Inc., 601 Midland Avenue, Rye, NY 10580. All correspondence addressed to a director or group of directors will be forwarded to that director or group of directors.

Certain Legal Proceedings

There are no material legal proceedings to which any of our directors, executive officers, or beneficial owners of more than 5% of the outstanding shares of Avon common stock, or any affiliate thereof, is a party adverse to us or has a material interest adverse to us.

Compensation and Management Development Committee Interlocks and Insider Participation

No member of our Board’s Compensation and Management Development Committee has served as one of our officers or employees at any time. None of our executive officers served during 2017 as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation and Management Development Committee.

AVON 2018 Proxy Statement	19

DIRECTOR COMPENSATION

The following table discloses compensation received by our non-employee directors during 2017.

Director*	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	All Other Compensation ($)[3]	Total ($)
Jose Armario	88,993	185,677	56	274,726
W. Don Cornwell[3,5]	203,000	115,000	15,556	333,556
Chan W. Galbato[4,5]	231,000	115,000	56	346,056
Nancy Killefer	93,000	115,000	56	208,056
Susan J. Kropf	81,000	115,000	56	196,056
Steven F. Mayer[4]	81,000	115,000	56	194,056
Helen McCluskey	90,000	115,000	56	205,056
Charles H. Noski	121,000	115,000	56	236,056
Cathy D. Ross	85,000	115,000	56	200,056
Michael F. Sanford[4]	81,000	115,000	56	196,056

*	Mr. Tessler joined the Board in 2018 and did not receive any compensation during 2017.

1	This column represents the amount of cash compensation earned in 2017 (including any deferred amounts) for Board and Board Committee service. For 2017, only Mr. Armario and Ms. Ross elected to defer any such amounts. See “Annual Retainer Fees” below for details.

2	For non-employee directors (other than the Cerberus-appointed directors) who were elected to the Board of Directors at the 2017 Annual Meeting to serve until the next Annual Meeting, stock awards consist of 32,486 service-based restricted stock units (“Service-based RSUs” or “RSUs”), which were granted on May 9, 2017 as part of the annual retainer for non-employee directors. Also on May 9, 2017, Mr. Armario, who joined the Board in September 2016, was granted an additional pro-rata award of 19,965 RSUs for his service on the Board prior to our 2017 Annual Meeting. The aggregate grant date fair value of the RSUs is shown in the column and was determined based on the grant date fair value in accordance with FASB ASC Topic 718. See also Note 12 in the Notes to the Consolidated Financial Statements contained in our Form 10-K for 2017 for a description of our share-based awards. In lieu of the annual RSU awards that other non-employee directors received on May 9, 2017, each of the Cerberus-appointed Directors was granted 32,486 phantom stock units (i.e., a contractual right to cash of the value of such units as of the date of vesting) as part of their annual retainers.

3	This column includes payments of life and business travel accident insurance premiums and matching contributions made pursuant to the Avon Foundation Matching Gift Program. Non-employee directors are eligible to participate in the Avon Foundation’s U.S. Associate Matching Gift Program on the same terms as Avon Products, Inc. employees. Under this program, the Avon Foundation will match a non-employee director’s contribution to a charitable organization up to $15,500 attributable to each calendar year. This column includes the following amounts for matches to charitable organizations: W. Don Cornwell $15,500.

4	All annual retainer fees payable to Mr. Galbato, Mr. Mayer, and Mr. Sanford by Avon Products, Inc. were paid by the Company directly to Cerberus Capital Management, L.P. at the direction of these directors.

5	A fee of $150,000 was payable to Mr. Galbato for his service as non-executive Chairman of the Board in accordance with note 4 above. Mr. Cornwell received a fee of $100,000 for his service as Lead Independent Director.

20	AVON 2018 Proxy Statement

Annual Retainer Fees

Directors who are employees of Avon Products, Inc., or any of our subsidiaries, receive no remuneration for services as a director. As in prior years, in 2017 each non-employee director was entitled to an annual retainer of $190,000, consisting of $75,000 in cash plus an annual grant of RSUs having a market value as of the date of grant of approximately $115,000 based on the closing price of our common stock on the date of grant. Pursuant to the Avon Products, Inc. Compensation Plan for Non-Employee Directors (the “Plan”), annual RSU awards are granted on the same date as the Annual Meeting of Shareholders and vest on the date of the next Annual Meeting of Shareholders, provided that such non-employee director has served as a member of the Board of Directors for the entirety of his or her annual term. Vested RSUs are settled upon a director’s departure from the Board. A non-employee director is entitled to regular dividend equivalent payments (to the extent any dividends on common stock are declared and paid) on RSUs but does not have the right to vote RSUs until settlement.

In 2016, we amended the Plan to provide that the Board can accelerate vesting of the annual RSU grant in the event a non-employee director’s Board service ceases involuntarily and without cause or in the event of a similar cessation of Board service. Additionally, directors elected by Cerberus Investor pursuant to the terms of the Series C Preferred Stock and the Investor Rights Agreement are entitled to be compensated for their services in the same amounts described above. However, each of these directors’ compensation that would otherwise be in the form of an annual RSU award will instead be in the form of phantom stock units (i.e., a contractual right to cash of the value of such units as of the date of vesting) in an amount equal to the value of the other non-employee directors’ RSU awards as of the date of vesting, to be paid upon vesting.

In addition to the annual Board retainer, during 2017 the non-executive Chairman and Lead Independent Director received additional fees of $150,000 and $100,000, respectively. Furthermore, the Company paid a $10,000 retainer for service on the Audit Committee and a $6,000 retainer for service on each of the other Board committees. In 2017, the chair of the Audit Committee received an additional fee of $30,000, the chair of the Compensation and Management Development Committee received an additional fee of $9,000, and the chair of each other Committee received an additional fee of $6,000. At certain times, we provide directors with complimentary Avon products, such as samples of new product launches.

Pursuant to the Board of Directors of Avon Products, Inc. Deferred Compensation Plan, non-employee directors may elect to defer all or a portion of their cash retainer fees into a stock account or cash account. The amounts deferred into the stock account increase or decrease in value proportionately with the price of Avon’s common stock. In line with this, the amounts deferred into the cash account, inclusive of accumulated interest, earn interest equal to the prime rate.

Stock Ownership Guideline

The Board of Directors has adopted a stock ownership guideline which requires non-employee directors to own shares of our common stock having a value equal to or greater than $350,000 within five years from the date of their election to the Board. The Board may waive this stock ownership guideline for any director if the receipt of equity awards or the ownership of Company common stock by such director would violate any policies or procedures to which such director is subject in connection with his or her employment. In line with this, the stock ownership guideline has been waived for Messrs. Galbato, Mayer and Sanford. All other current directors were in compliance with this guideline for 2017 or are on track to satisfy it within the period allowed to satisfy the guideline.

Role of the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Committee”) is responsible for periodically reviewing and making recommendations to the full Board regarding the compensation of non-employee directors. In making its recommendations, the Committee typically considers:

•	the form and amount of compensation necessary to attract and retain individuals who are qualified to serve on the Board and to align the interests of the directors with those of shareholders;

•	the non-employee director compensation practices of other companies to assist it in the development of the compensation program and practices for our non-employee directors;

•	the impact on the perceived independence of the directors of compensation in excess of customary amounts and of indirect compensation; and

•	the advice of independent consultants retained from time to time by the Committee.

Pay Governance LLC (“Pay Governance”) provided independent compensation consulting services during 2017 to the Committee on various director compensation matters including, but not limited to, retainers, chair fees, equity-based compensation, non-employee chairperson and lead director compensation, and stock ownership guidelines. Pay Governance conducts analysis and presentations to the Committee regarding current and prospective director compensation matters. Pay Governance is engaged by and reports directly to the Committee for the services regarding director compensation and consults directly with the Chair of the Committee. The Committee has the sole authority to retain and terminate Pay Governance for these services and to review and approve Pay Governance’s fees for these services and other terms of the engagement. See page 45 for information regarding Pay Governance’s independence.

AVON 2018 Proxy Statement	21

EXECUTIVE OFFICERS

The executive officers of the Company as of the date hereof are listed below. Executive officers are generally designated by the Board of Directors at its first meeting following the Annual Meeting of Shareholders or in connection with the appointment to his or her role. Each executive officer holds office until the first meeting of the Board of Directors following the next Annual Meeting of Shareholders or until his or her successor is elected, except in the event of death, resignation, removal or the earlier termination of his or her term of office.

Name	Title	Age	Year Designated Executive Officer
Jan Zijderveld	Chief Executive Officer	53	2018
James Wilson	Executive Vice President, Chief Financial Officer	58	2017
Jonathan Myers	Executive Vice President, Chief Operating Officer	48	2017
Miguel Fernandez	Global President	46	2017
James E. Thompson	Senior Vice President, General Counsel and Chief Ethics & Compliance Officer	57	2017
Susan Ormiston	Senior Vice President, Human Resources and Chief Human Resources Officer	47	2013
Laura Barbrook	Vice President, Corporate Controller (Principal Accounting Officer)	44	2018

Jan Zijderveld joined Avon as Chief Executive Officer and was appointed to the Board of Directors in February 2018. He joined Avon after 30 years with Unilever N.V./PLC, where he rose to serve as a member of the Executive Committee and President of Unilever’s European business in 2011. In this position, Mr. Zijderveld oversaw 25,000 employees and operations in 34 countries. Prior to that, he served in a number of leadership roles, including Executive Vice President of Unilever, South East Asia & Australasia from 2008 to 2011 while also acting as Non-Executive Chairman of Unilever’s listed Indonesian business, and CEO of Unilever, Middle East and North Africa (MENA) from 2005 to 2008. Earlier in his career, he served in numerous leadership positions across Europe, Australia and New Zealand in general management, marketing, sales and distribution.

James (Jamie) Wilson has been Avon’s Executive Vice President, Chief Financial Officer since January 2017. Prior to joining Avon, he served as CFO of SABMiller, an international brewing and beverage Company headquartered in London from 2011 to 2015. He joined SABMiller in 2005 as Director of Strategic Projects and held numerous roles over his ten years at the company, including Managing Director in Russia as well as Managing Director of Central Europe. Prior to joining SABMiller, Mr. Wilson was Strategy and Projects Director at Scottish & Newcastle. He also spent several years at Highland Distillers where he held a variety of positions, including Group Finance Director. Mr. Wilson began his professional career at Deloitte Haskins & Sells.

Jonathan Myers has been Avon’s Executive Vice President, Chief Operating Officer since September 2017. Prior to joining Avon, Mr. Myers served as Vice President, Western European Markets and Managing Director, UK and Ireland for Kellogg Company from January 2012 to July 2016. Prior to joining Kellogg, Mr. Myers spent twenty years at Procter & Gamble (P&G) serving in various leadership roles for businesses spanning Europe, Asia and Latin America, including General Manager, Oral Care and Feminine Care, Greater China.

Miguel Fernandez has been Avon’s Global President since August 2017. Prior to joining Avon, Mr. Fernandez spent nearly 10 years at Herbalife, Ltd., where he advanced through a series of senior operating positions with increasing responsibility. He served as Executive Vice President for the Americas and Worldwide Member Operations from December 2013 to June 2017. From July 2009 to November 2013, he was Senior Vice President and Managing Director Mexico and prior to that he was Vice President Finance and Distributor Operations. Prior to joining Herbalife, Mr. Fernandez was Chief Financial Officer at OCC Mundial and also served as Business Controller and Business Development for Microsoft in Mexico. His earlier career included roles in investment banking at JPMorgan Chase and financial management at Procter & Gamble (P&G).

James E. Thompson has been Avon’s Senior Vice President, General Counsel and Chief Ethics & Compliance Officer since August 2017. Prior to joining Avon, Mr. Thompson spent nine years at Chiquita Brands International, Inc. as Executive Vice President, General Counsel and Secretary from 2006 to 2015. Prior to that, he was Group Vice President and General Counsel to McLeodUSA from 2003 to 2006 and prior to that he served as Director, International Legal to Alticor Inc., the parent company of Amway Corporation from 1995 to 2002. Mr. Thompson began his career as an attorney at Jones Day where he gained significant experience working on U.S. and international antitrust and corporate law matters.

22	AVON 2018 Proxy Statement

Susan Ormiston has been Avon’s Senior Vice President, Human Resources and Chief Human Resources Officer since July 2013. Prior to that, Ms. Ormiston served as Group Vice President, Global Functions & HR Operational Excellence from November 2012 to July 2013 and prior to that she held the position of Vice President, Human Resources, Global Brand Marketing since joining Avon in August 2010. Prior to joining Avon, Ms. Ormiston was Senior Vice President, Human Resources, at global life insurer New York Life International from June 2007 to July 2010. Earlier in her career, she spent 15 years at IBM, progressing through human resources management roles of increasing responsibility in the U.S. and U.K.

Laura Barbrook has been Avon’s Vice President, Corporate Controller since September 2017 and was elected the Company’s Principal Accounting Officer in January 2018. Prior to joining Avon, Dr. Barbrook was Group Financial Controller at Travelex beginning in 2013. Earlier in her career, she worked for Rio Tinto and Ernst & Young in finance and control roles.

AVON 2018 Proxy Statement	23

OWNERSHIP OF SHARES

The following table shows information for beneficial owners of more than 5% of the outstanding shares of Avon common stock, as set forth in recent filings with the Securities and Exchange Commission (“SEC”). Beneficial ownership is determined in accordance with SEC rules. In computing a person’s percentage ownership of common stock, shares of common stock into which shares of Avon’s Series C Preferred Stock are convertible are deemed to be outstanding and beneficially owned only with respect to the person exercising voting and dispositive power over such shares of Series C Preferred Stock, as described in more detail in footnote 1 to the following table.

Name and Address	Amount and Nature of Beneficial Ownership Of Common Stock	Percent of Class
Stephen Feinberg, Cerberus Investor and Avatar GP, LLC[1] 875 Third Avenue, 11th Floor New York, New York 10022	87,051,524	16.5%
Capital Research Global Investors[2] 333 South Hope Street Los Angeles, CA 90071	53,380,611	12.1%
FMR LLC[3] 245 Summer Street Boston, MA 02210	40,682,134	9.2%
The Vanguard Group[4] 100 Vanguard Blvd. Malvern, Pennsylvania 19355	37,373,566	8.5%
BlackRock, Inc.[5] 55 East 52nd Street New York, NY 10055	27,287,133	6.2%

1	In its Schedule 13D filed on March 11, 2016 with the SEC, each of Stephen Feinberg, Cerberus Investor and Avatar GP, LLC reported that each may be deemed to beneficially own 435,000 shares of the Company’s Series C Preferred Stock, which represents 100% of the outstanding Series C Preferred Stock and was convertible into 87,000,000 shares of the Company’s common stock as of March 1, 2016. Such shares are held by Cerberus Investor. Mr. Feinberg exercises sole voting and sole dispositive power over all securities held by Cerberus Investor. The percentage of class noted in the table is on an as-converted basis. Stephen Feinberg is the president, sole director and sole shareholder of Craig Court, Inc., the managing member of Craig Court GP, LLC, which is the general partner of Cerberus Capital Management, L.P. As set forth in further detail on page 30, Cerberus Investor is required to vote its shares of Series C Preferred Stock and common stock in favor of (i) each director nominated to the Board, (ii) the Company’s “say-on-pay” proposal and any other approved equity compensation proposals and (iii) the ratification of the Company’s independent registered public accounting firm. In its Form 4 filed on March 4, 2016 with the SEC, each of Mr. Feinberg, Cerberus Investor and Avatar GP, LLC reported that each may be deemed to own an additional 51,524 shares of the Company’s common stock as of March 31, 2016 as a result of accrued and unpaid dividends on such date.

2	In its Schedule 13G/A filed on February 14, 2018 with the SEC, Capital Research Global Investors, a division of Capital Research and Management Company reported the beneficial ownership of 53,380,611 shares. Capital Research Global Investors reported that it had sole voting power with respect to 53,380,611 shares, shared voting power with respect to no shares, sole dispositive power with respect to 53,380,611 shares, and shared dispositive power with respect to no shares.

3	In its Schedule 13G filed on February 13, 2018 with the SEC, FMR LLC (“FMR”) and its Director, Chairman, CEO and President, Abigail P. Johnson, reported the beneficial ownership of 40,682,134 shares on behalf of themselves and the following subsidiaries, which are investment managers and beneficially own certain shares: Strategic Advisers, Inc. and FMR Co., Inc. FMR reported that it had sole voting power with respect to 803 shares, sole dispositive power with respect to 40,682,134 shares, and shared voting power and shared dispositive power with respect to no shares.

24	AVON 2018 Proxy Statement

4	In its Schedule 13G/A filed on February 12, 2018 with the SEC, The Vanguard Group (“Vanguard”) reported the beneficial ownership of 37,373,566 shares on behalf of itself and the following subsidiaries, which are investment managers and beneficially own shares: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. Vanguard reported that it had sole voting power with respect to 149,599 shares, shared voting power with respect to 53,936 shares, sole dispositive power with respect to 37,200,331 shares, and shared dispositive power with respect to 173,235 shares.

5	In its Schedule 13G/A filed January 29, 2018 with the SEC, BlackRock, Inc. (“BlackRock”) reported the beneficial ownership of 27,287,133 shares on behalf of itself and the following subsidiaries: BlackRock (Netherlands) B.V.; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweiz AG; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Limited; BlackRock Investment Management, LLC; and BlackRock Life Limited. BlackRock reported that it had sole voting power with respect to 26,790,245 shares, shared voting power with respect to no shares, sole dispositive power with respect to 27,287,133 shares, and shared dispositive power with respect to no shares.

AVON 2018 Proxy Statement	25

The following table sets forth certain information as of March 1, 2018 regarding the beneficial ownership of our common stock by each director, Director Nominee, named executive officer (“NEO”—those officers listed in the Summary Compensation Table), and all of our directors and executive officers as a group. Total shares beneficially owned by directors, Director Nominees, NEOs and executive officers individually, and directors, NEOs and executive officers as a group, represent less than 1% of Avon’s outstanding shares of common stock.

Name	Shares of Common Stock[1]	Stock Options Currently Exercisable or Exercisable within 60 Days	Total Number of Shares Beneficially Owned	Restricted Stock Units[2]	Total
Fernando Acosta	162,353[3]	0	162,353	173,706	336,059
Jose Armario	18,215	0	18,215	52,451	70,666
W. Don Cornwell	14,483[4,5]	0	14,483	112,677	127,160
Miguel Fernandez	0	0	0	120,033	120,033
Chan W. Galbato	0	0	0	0	0
Nancy Killefer	0	0	0	93,100	93,100
Susan J. Kropf	169,861	0	169,861	78,700	248,561
Steven F. Mayer	0	0	0	0	0
Helen McCluskey	0	0	0	92,255	92,255
Sheri McCoy	658,687	1,386,000	2,044,687	0	2,044,687
Andrew G. McMaster, Jr.	0	0	0	0	0
James A. Mitarotonda	2,772,870[6]	500,000[7]	3,272,870	0	3,272,870
Charles H. Noski	1,000,5	0	1,000	95,648	96,648
Susan Ormiston	127,952	162,647	290,599	171,826	462,425
Cathy D. Ross	0	0	0	65,145	65,145
Michael F. Sanford	0	0	0	0	0
James S. Scully	395,191[3]	0	395,191	177,561	572,752
Lenard B. Tessler	0	0	0	0	0
James E. Thompson	0	0	0	76,828	76,828
James Wilson	0	85,922	85,922	103,106	189,028
Jan Zijderveld	0	0	0	600,000	600,000
20 directors, NEOs and executive officers as a group*	1,547,742[8]	1,634,569	3,182,311	2,172,330	5,354,641

*	Excludes non-incumbent Director Nominees.

1	Shares reflect sole voting and investment power except as otherwise noted.

2	The numbers in this column include unvested Service-based RSUs and Service-based RSUs that have become vested but are not yet settled, and which therefore do not afford the holder voting or investment power. Performance RSUs held by executive officers, which will vest only if certain financial goals are met, have not been included and do not afford the holder voting or investment power.

3	Shares reflect amount of common stock ownership upon the date of his departure from the Company.

4	Includes the following restricted shares for which the director has sole voting but no investment power as follows:

•	Mr. Cornwell: 9,563 shares

5	Includes the following:

•	Mr. Cornwell: 600 shares held in the name of a family member
•	Mr. Noski: 1,000 shares held in trust

26	AVON 2018 Proxy Statement

6	Amount includes 2,520,687 shares beneficially owned by Barington Companies Equity Partners, L.P. (“Barington”) and 243,850 shares beneficially owned by Barington Companies Investors, LLC (“Barington Investors”) as of March 26, 2018 (excluding options described in footnote 7 below). Each of Barington and Barington Investors may be deemed to have sole power to vote and dispose of the shares it beneficially owns. Mr. Mitarotonda is the sole stockholder and director of LNA Capital Corp. (“LNA”), which is the general partner of Barington Capital Group L.P. (“Barington Capital”), which is the majority member of Barington Investor. Barington Investors is the general partner of Barington. Barington Investors may be deemed to have sole power to vote and dispose of the shares owned by Barington. In addition, Mr. Mitarotonda, LNA and Barington Capital each may be deemed to have sole power to vote and dispose of the shares owned by Barington and Barington Investors. Mr. Mitarotonda disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

7	Represents shares underlying American-style call options held by Barington.

8	Includes shares as to which beneficial ownership is shared with others.

AVON 2018 Proxy Statement	27

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

We have policies and procedures for the review, approval and ratification of “related person” transactions as defined under the rules and regulations of the Securities Exchange Act of 1934, as amended.

Under the written charter of the Audit Committee, related person transactions are subject to the review, evaluation and, as appropriate, approval or ratification of the transaction by the Committee. The Committee considers any such related person transactions in a manner that best serves the interests of the Company and the interests of our shareholders.

In addition, our Code of Conduct (the “Code”), which is available on our Company website (www.avoncompany.com), prohibits all conflicts of interest. Under the Code, conflicts of interest occur when personal, private or family interests interfere in any way, or even appear to interfere, with the interests of the Company. The Company also has a written global conflicts of interest policy for employees, including executive officers, which provides procedures and guidelines for addressing such matters. Under the policy, actual conflicts of interest are prohibited and the appearance of a conflict necessitates the review and prior approval, as appropriate, by certain members of management.

We have multiple processes for identifying related person transactions and conflicts of interest. We annually distribute a questionnaire to our executive officers and members of the Board of Directors requesting certain information regarding, among other things, their immediate family members and employment and beneficial ownership interests, which information is then reviewed for any related person transactions and conflicts of interest. In addition, we periodically survey our global finance function, including accounts payable, for any amounts paid to any of our directors, executive officers or 5% shareholders, and certain of such persons’ affiliates. The global ethics & compliance function undertakes a regular survey of employees, including executive officers, which asks specific questions regarding conflicts of interest, and requires certification of compliance with the Code.

We also have other policies and procedures regarding related person transactions and conflicts of interest. For example, our Corporate Governance Guidelines, which are available on our investor website (www.avoninvestor.com), require that the Board of Directors assess the independence of its non-employee directors at least annually, including a requirement that it determine whether or not any such directors have a material relationship with us, either directly or indirectly, as defined therein and as further described under “Information Concerning the Board of Directors—Director Independence” on page 17. In addition, we maintain a number of controls and procedures, including a written global policy, for the proper review and approval of contracts and other financial commitments.

Transactions with Related Persons

Upon the completion of the Series C Preferred Stock investment in Avon on March 1, 2016 (as further described below), Cerberus Investor, an affiliate of Cerberus Capital Management, L.P., became a related person by virtue of obtaining beneficial ownership of approximately 16.6% of the voting rights of the Company’s common stock on an as-converted basis at the time of the investment. In connection with the Series C Preferred Stock investment, we participated in several other transactions with Cerberus Investor and one or more of Cerberus’ affiliates, all of which were reviewed and approved by the Board as in the best interests of the Company and its shareholders. The Audit Committee determined that no further action was required by it with respect to these transactions under its written charter, since these transactions were previously reviewed and approved by the Board prior to the completion of such transactions and prior to the time any of the Cerberus Investor-designated directors (including Mr. Mayer, who has an indirect material interest in such transactions) joined the Board. Since March 1, 2016, the Audit Committee has reviewed, evaluated and, as appropriate, approved or ratified any new related party transactions or modifications to previously disclosed related party transactions between the Company and Cerberus Investor or one or more of its affiliates. The Company may participate in additional transactions with Cerberus Investor or one or more of Cerberus’s affiliates in the future, which would be subject to the policies and procedures described above, as appropriate.

Separation of North America Business

On March 1, 2016, Cleveland NA Investor LLC (an affiliate of Cerberus) contributed $170 million of cash into New Avon LLC (“New Avon”) in exchange for 80.1% of its membership interests, and we contributed (i) assets primarily related to our North America business (including approximately $100 million of cash, subject to certain adjustments), (ii) certain assumed liabilities of our North America business and (iii) the employees of our North America business into New Avon and retained 19.9% of New Avon’s membership interests. The Company and certain of its subsidiaries entered into the following agreements with New Avon in connection with the closing of the Series C Preferred Stock investment and the separation of our North America business on March 1, 2016 and the establishment of New Avon as a standalone North America operating entity.

•	Transition Services Agreements. The Company and New Avon entered into both a Transition Services Agreement and a Reverse Transition Services Agreement pursuant to which the Company and New Avon provide each other with certain services, including related to sourcing and supply chain, treasury and financial shared services, human resources, technology, sales, legal and global packaging, for initial service periods of up to 24 months. In connection with these agreements, the Company received approximately $18.8 million from New Avon and paid New Avon approximately $0.1 million, in each case, in fiscal year 2017. For fiscal year 2018, the Company expects to receive approximately $2.8 million from New Avon and to pay New Avon approximately $0.2 million.

28	AVON 2018 Proxy Statement

•	Intellectual Property Agreements. The Company, certain of its subsidiaries and New Avon entered into an Intellectual Property License Agreement pursuant to which the Company and certain of its subsidiaries licensed to New Avon certain intellectual property rights that the Company and certain of its subsidiaries used in the conduct of the North America business prior to the separation. The Company and New Avon also entered into a Research and Development Agreement pursuant to which the Company provided New Avon with certain beauty product development services through December 31, 2017. In connection with these agreements, the Company received approximately $4.5 million from New Avon in fiscal year 2017. The Company and New Avon entered into a Technical Support and Innovation Agreement, replacing the expired Research and Development Agreement, for an initial term through December 31, 2018. The Company expects to receive approximately $1.8 million from New Avon in fiscal year 2018 in connection with this new agreement.

•	Supply Agreements. The Company, certain of its subsidiaries and New Avon entered into a Manufacturing and Supply Agreement pursuant to which the Company and certain of its subsidiaries, on the one hand, and New Avon, on the other hand, manufacture and supply certain products to each other for an initial term through December 31, 2018. The Company and New Avon also entered into a Joint Procurement Sourcing Agreement pursuant to which the Company and New Avon work together to preserve and enhance volume pricing discount arrangements with suppliers and other counterparties of both the Company and New Avon. In connection with these agreements, the Company received approximately $32.5 million from New Avon and paid New Avon approximately $3.2 million, in each case in fiscal year 2017. For fiscal year 2018, the Company expects to receive approximately $26.5 million from New Avon and to pay New Avon approximately $1.8 million.

•	Real Estate Agreements. The Company and New Avon entered into both a Sublease Agreement and a Real Estate License Agreement pursuant to which the Company provides New Avon space at the Company’s offices in New York, NY and Rye, NY. On February 23, 2017, the Company also entered into a Real Estate License Agreement providing for the license of additional space at the Company’s New York, NY office at the same rates as under the existing Sublease Agreement. In connection with these agreements, the Company received approximately $6.4 million from New Avon in fiscal year 2017. As the Sublease Agreement and the Real Estate License Agreement for the New York, NY office expired in 2017, the Company will receive no additional revenue under these agreements, but expects to receive approximately $0.6 million in fiscal year 2018 under the Real Estate License Agreement for the Company’s Rye, NY office.

Preferred Stock Investment

On March 1, 2016, we issued and sold to Cerberus Investor 435,000 shares of newly issued Series C Preferred Stock for an aggregate purchase price of $435 million pursuant to an Investment Agreement among the Company, New Avon and Cerberus Investor. The Series C Preferred Stock ranks senior to the shares of our common stock with respect to dividend rights and rights on the distribution of assets on any liquidation, dissolution or winding up of our affairs. The Series C Preferred Stock has a liquidation preference of $1,000 per share, representing an aggregate liquidation preference of $435 million upon issuance. Holders of Series C Preferred Stock are entitled to participate on an as-converted basis in any cash dividends paid to the holders of shares of the Company’s common stock. In addition, cumulative preferred dividends accrue daily on the Series C Preferred Stock and are payable at a rate of 1.25% per quarter (net of any dividends on the Company’s common stock and subject to increase up to a maximum rate of 5.00% per quarter if the Company breaches certain obligations). Except to the extent not otherwise previously paid by the Company, preferred dividends are payable on the seventh anniversary of the issuance date of the Series C Preferred Stock as and when declared by the Board of Directors and at the end of each quarter thereafter. Accrued and unpaid preferred dividends may be paid, at the Company’s option, (i) in cash, (ii) subject to certain conditions, in shares of the Company’s common stock or (iii) upon conversion of shares of Series C Preferred Stock, in shares of the Company’s non-voting, non-convertible Series D Preferred Stock, par value $1.00 per share (the “Series D Preferred Stock”). Any such shares of Series D Preferred Stock issued would have similar preferential rights.

Series C Preferred Stock is convertible at the option of the holders at any time into shares of the Company’s common stock at an initial conversion price of $5.00 per share, which equals an initial conversion rate of 200 shares of the Company’s common stock per share of Series C Preferred Stock, subject to certain anti-dilution adjustments. If at any time the volume weighted average price of the common stock exceeds $10.00 per share (subject to certain anti-dilution adjustments) for a period of 30 consecutive trading days, the Company may cause all of the Series C Preferred Stock to be converted into shares of common stock based on the then applicable conversion price.

Holders of Series C Preferred Stock are entitled to vote generally with the holders of common stock on an as-converted basis. Holders of Series C Preferred Stock will also be entitled to a separate class vote with respect to (i) amendments to the Company’s organizational documents that have an adverse effect on the Series C Preferred Stock, (ii) issuances by the Company of securities that are senior to, or equal in priority with, the Series C Preferred Stock or (iii) the delisting of the Company’s common stock, other than in connection with a change of control event.

Upon certain change of control events involving the Company, holders of Series C Preferred Stock can require the Company to repurchase the Series C Preferred Stock for an amount equal to the greater of (i) an amount in cash equal to 100% of the liquidation preference thereof plus all accrued but unpaid dividends or (ii) the consideration the holders would have received if they had converted their shares of Series C Preferred Stock into common stock immediately prior to the change of control event.

AVON 2018 Proxy Statement	29

Pursuant to an Investor Rights Agreement between the Company and Cerberus Investor, the Company reduced the size of the Board from twelve directors to eleven directors and granted Cerberus Investor certain minority rights relating to Board representation and other matters. Pursuant to the amendment to the Company’s Certificate of Incorporation classifying the Series C Preferred Stock and the Investor Rights Agreement, Cerberus Investor will continue to be entitled to elect: (i) three directors to the Board, so long as Cerberus Investor continues to beneficially own shares of Series C Preferred Stock and/or shares of common stock that represent, on an as-converted basis, at least 75% of Cerberus Investor’s initial shares of Series C Preferred Stock on an as-converted basis, (ii) two directors to the Board, so long as Cerberus Investor continues to beneficially own shares of Series C Preferred Stock and/or common stock that represent, on an as-converted basis, at least 50% but less than 75% of Cerberus Investor’s initial shares of Series C Preferred Stock on an as-converted basis (the “50% Ownership Requirement”) and (iii) one director to the Board, so long as Cerberus Investor continues to beneficially own shares of Series C Preferred Stock and/or common stock that represent, on an as-converted basis, at least 25% but less than 50% of Cerberus Investor’s initial shares of Series C Preferred Stock on an as-converted basis (the “25% Ownership Requirement”). Until Cerberus Investor no longer meets the 50% Ownership Requirement, Cerberus Investor has the right to select the director to be appointed as the Chairman of the Board. Until Cerberus Investor no longer meets the 25% Ownership Requirement, subject to certain exceptions and to satisfaction by such director designees of independence and other customary qualifications, Cerberus Investor has the right to have one of its director designees serve on each committee of the Board. The Investor Rights Agreement also contemplated the creation of the new Lead Independent Director of the Board, which role has certain customary rights and responsibilities identified in our By-Laws.

Subject to maintaining certain levels of beneficial ownership of Series C Preferred Stock and/or common stock, Cerberus Investor has consent rights over certain actions taken by the Company, including increasing the size of the Board, reinstating the Company’s quarterly common stock dividend and incurring indebtedness in excess of certain thresholds. Subject to maintaining certain levels of beneficial ownership of Series C Preferred Stock and/or common stock and certain other factors, Cerberus Investor is required to vote its shares in favor of (i) each director nominated to the Board by the Board, (ii) the Company’s “say-on-pay” proposal and any other equity compensation proposals approved by the Compensation and Management Development Committee of the Board and (iii) ratification of the Company’s independent registered public accounting firm.

Cerberus Investor and its affiliates are subject to certain standstill restrictions, including that Cerberus Investor and its affiliates are restricted from acquiring additional securities of the Company in excess of a certain percentage, subject to certain exceptions. The standstill restrictions will terminate upon the occurrence of certain events, including upon the earlier of the date on which (i) Cerberus Investor no longer meets the 25% Ownership Requirement and (ii) the 25% Ownership Requirement remains satisfied (and the 50% Ownership Requirement is not satisfied), no Cerberus Investor designee serves on the Board and Cerberus Investor has irrevocably waived its director nomination and consent rights. Subject to certain exceptions, Cerberus Investor is restricted from transferring the Series C Preferred Stock, Series D Preferred Stock or shares of common stock issued upon conversion of the Series C Preferred Stock (“Conversion Common Stock”) until March 1, 2018.

Pursuant to the Investor Rights Agreement, Cerberus Investor and its affiliates have (i) certain customary registration rights with respect to Series C Preferred Stock, Series D Preferred Stock, Conversion Common Stock and shares of common stock issued pursuant to the terms of the Series C Preferred Stock, Series D Preferred Stock or the Investor Rights Agreement and (ii) certain customary preemptive rights with respect to the issuance of equity securities by the Company. On October 11, 2016, the Company filed a registration statement on Form S-3ASR with the Securities and Exchange Commission registering for sale by Cerberus Investor 435,000 shares of Series C Preferred Stock, 142,800 shares of Series D Preferred Stock and 113,311,940 shares (plus an additional unspecified number) of common stock. As of the date of this filing, Cerberus Investor had not made any sales in reliance on such Form S-3ASR. In accordance with the Company’s policies, due to potential conflicts of interest, the Series C Designees recused themselves from Board and committee votes concerning this Form S-3ASR.

Other Agreements

On June 29, 2016, and over the course of 2017, the Company entered into agreements with an affiliate of Cerberus Investor, which provide for the secondment of up to six Cerberus Investor affiliate personnel to the Company’s project management team responsible for assisting with the execution of the Transformation Plan announced in January 2016. For fiscal year 2017, the Company paid approximately $2.6 million under these agreements to an affiliate of Cerberus Investor and for fiscal year 2018, the Company expects to pay approximately $1.8 million.

Our employment arrangements with Laura Barbrook between the time she first joined the Company as our Vice President & Corporate Controller (September 4, 2017) until her appointment as an executive officer (January 8, 2018) are deemed to be a related person transaction, as her compensation prior to her appointment as an executive officer had not been approved by the Compensation and Management Development Committee given she was not an executive officer at the time. As previously disclosed in our Report on Form 8-K filed on January 12, 2018 announcing her appointment as principal accounting officer, Ms. Barbrook was paid an annual base salary of £205,000 for her services as Vice President & Corporate Controller in accordance with the terms and conditions of her employment at the Company.

30	AVON 2018 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and greater than 10% shareholders to file certain reports with respect to beneficial ownership of our equity securities. Based solely on a review of copies of reports furnished to us, or written representations that no reports were required, we believe that during 2017 all Section 16 reports that were required to be filed were filed on a timely basis, except for a Form 4 for Mr. Scully in connection with the vesting of certain Restricted Stock Units, which was filed one day after the deadline.

AVON 2018 Proxy Statement	31

EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis will be organized as follows:

32	AVON 2018 Proxy Statement

LETTER FROM THE COMMITTEE CHAIR

Dear Fellow Shareholders,

Avon’s Compensation and Management Development Committee (the “Committee”) remains committed to working with the Board of Directors (the “Board”) and shareholders to ensure compensation plans are motivational for our executives while driving business objectives and creating shareholder alignment.

In our shareholder outreach efforts, the feedback provided to us was focused on the continued improvement of the business and certain issues in executive compensation that we addressed. In 2017, the business continued to face a number of challenges, and the Board, Management and shareholders are disappointed with our financial and operating performance. As a result, the Board and the Committee, alongside Management, have made a number of changes to strengthen Avon’s leadership team by recruiting seasoned and highly skilled senior executives. This process of putting in place a leadership team to accelerate change and grow profits sustainably culminated with the recruitment of a new Chief Executive Officer (“CEO”), Jan Zijderveld, in February 2018.

In line with these changes, the Committee has successfully:

•	Managed the outgoing CEO’s exit without any incremental compensation beyond the modest retirement package provided for in her employment agreement.

•	Recruited a new CEO, who brings a wealth of experience in global consumer products, and provided him with a compensation opportunity in line with our newly developed peer group.

In addition, the Committee continues to demonstrate a commitment to dynamic, shareholder-aligned pay plans through:

•	Redefining the peer group against which we benchmark executive pay to reflect our current lower revenues and geographic footprint.

•	Providing no increase in CEO 2017 target compensation opportunity over 2016 targeted pay.

•	Setting our new CEO’s 2018 target compensation to be aligned fully with the median of our lower revenue peer group, below our former CEO’s target compensation consistent with our reduced scale, and delivering our new CEO’s sign-on awards all in equity, half of which is performance-based.

•	Designing an executive compensation structure that remains strongly focused on performance-based compensation. For 2017, each executive had most of their compensation (70%+) at risk, which strongly aligns their interests to those of our shareholders.

•	Ensuring our 2017 executive annual incentive program continued to be 100% tied to objective measures of financial and operational success (including revenue growth, operating profit, operating cash flow, active Representative growth and transformation savings) and setting challenging goals for these measures to ensure alignment with shareholders in light of the headwinds facing our company.

We believe that our executive compensation structure remains highly motivational with strong shareholder alignment and thus we kept the design largely the same for 2018. While we are pleased with the achievements we have made in realizing transformation savings since 2016, this measure will not be part of the annual incentive program in 2018 as we focus going-forward on sustainable and profitable growth.

Our 2018 long-term incentive program continues to be exceptionally aligned with shareholders’ interests by (i) determining equity award amounts pursuant to a methodology designed to minimize dilution (consisting of using a $5.00 stock price divisor to determine equity award amount), (ii) utilizing relative total shareholder return (TSR) to determine the achievement of performance-based restricted stock units (“Performance RSUs”), and (iii) providing our CEO with annual grants of long-term incentive opportunities that are 100% performance-based.

As a result of disappointing operating results, the 2017 annual incentive plan paid out at 37.5% of target, and the 2015-2017 Performance RSUs delivered a realized value of approximately only 16% of the targeted award value. The low performance results and loss of value for shareholders is reflected in very low annual and long-term incentive payouts and thus low realized pay for our executives and managers.

Our Say on Pay Proposal is found on page 73 of this proxy statement, and the Board recommends that you vote ‘FOR’ this proposal. We also invite you to consider additional information on our compensation philosophy and decisions in the Compensation Discussion and Analysis (“CD&A”) which can be found on the following pages. I am confident that our programs are designed to motivate our executives and pay for performance that is aligned with shareholder interests.

Sincerely,

Helen McCluskey

Chair, Compensation and Management Development Committee

AVON 2018 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we describe our executive compensation program for Named Executive Officers (“NEOs”). Our NEOs for 2017 were the following individuals:

Name	Title
Sheri McCoy*	Former Chief Executive Officer
James Wilson	Executive Vice President, Chief Financial Officer
Susan Ormiston	Senior Vice President, Chief Human Resources Officer
Miguel Fernandez	Executive Vice President, Global President
James E. Thompson	Senior Vice President, General Counsel & Chief Ethics and Compliance Officer
James S. Scully**	Former Executive Vice President, Chief Operating Officer
Fernando Acosta***	Former Executive Vice President, Chief Marketing and Social Selling Officer

* Ms. McCoy ceased to be Chief Executive Officer effective February 4, 2018, and her last day of employment with the Company was March 31, 2018.

** Mr. Scully’s last day of employment with the Company was October 1, 2017.

*** Mr. Acosta’s last day of employment with the Company was November 1, 2017.

This Compensation Discussion and Analysis (“CD&A”) is divided into the following sections:

•	Executive Summary (page 34)

•	Pay-for-Performance (page 40)

•	Roles in Executive Compensation (page 45)

•	Competitive Positioning and Peer Group (page 46)

•	Elements of our Compensation Program (page 47)

•	Compensation Governance Best Practices (page 52)

•	Additional Information (page 53)

EXECUTIVE SUMMARY

BUSINESS AND STRATEGY UPDATE

Few companies have the brand recognition, extensive global reach or market-leading positions in beauty and direct selling that Avon has. In a world where trust in companies is becoming a scarce commodity, a Representative’s relationship with her consumers has never been more relevant.

At its core, Avon is an organization with a clear and compelling purpose with a rich 130-year history, operating in the beauty and personal care categories across the globe skewed toward developing and growing markets. Through our 6 million direct selling Representatives, we empower millions of micro-entrepreneurs globally. Avon’s opportunity to modernize and enable them to be more competitive and to service their consumers better is powerful, and is at the heart of Avon’s value proposition.

During 2017, Avon continued to face ongoing revenue growth challenges while continuing to make progress against key initiatives such as cost savings and cash generation. Our focus on profitability and exceeding our cost savings target contributed to improved operating margin as we ended the year. For 2017 cash flow from operations increased $143 million compared with the prior year, primarily due to improvements in working capital.

Avon ended the year with $882 million of cash, ahead of our 2017 expectations. This represents substantial improvement in our cash conversion metric during 2017, and we expect this rate of conversion to continue. We have further supported our financial flexibility by renegotiating the covenant levels in our $400 million secured credit facility. In addition, in 2018, we expect to repay the $238 million remaining due on our 2019 bonds and retain the financial flexibility to fund investments.

34	AVON 2018 Proxy Statement

Total revenue was disappointing in 2017, relatively unchanged but down 2% in constant dollars as compared to the prior year, driven by declines in Brazil, Russia and the UK. Overall Avon did not keep pace with industry growth in the global beauty category which grew by roughly 3-4% in 2017. The number of active Representatives declined more than anticipated, largely due to a decrease in Brazil as we tightened credit policies. The competitive environment continues to intensify in many of our key markets, thereby limiting our ability to increase prices. The revenue shortfall highlights the need and urgency to sharpen our focus on sales forecasting, data and analytics, and to deepen Avon’s insights from our Representatives to inform pricing as well as promotional and discount strategies locally.

Throughout the year the Board of Directors (the “Board”) has focused on strengthening Avon’s leadership team, recruiting seasoned and skilled senior executives. Key appointments include:

•	Miguel Fernandez, Global President with responsibility for commercial business operations (joined Avon in August 2017). In this role, Mr. Fernandez leads the commercial business. Before joining Avon, Mr. Fernandez spent nearly ten years at Herbalife Ltd., where he most recently served as Executive Vice President for the Americas and Worldwide Member Operations.

•	Jonathan Myers, Chief Operating Officer (joined Avon in September 2017). Mr. Myers oversees Avon’s Representative experience, ensuring Representatives have consumer-relevant products that they are excited to sell, tools that make it easy to do business and receive outstanding service. Mr. Myers is responsible for Avon’s Brand Marketing and Product Research & Development, Information Technology and Global Supply Chain. During his career, Mr. Myers has worked on some of the world’s biggest brands, gaining experience with a wide range of consumer categories, market types and diverse retail channels. Most recently Mr. Myers served as Kellogg’s Vice President Western European Markets, and Managing Director UK and Ireland.

•	James E. Thompson, General Counsel and Chief Ethics & Compliance Officer (joined Avon in August 2017). Mr. Thompson is an experienced General Counsel with significant global experience and in handling a range of highly complex operational, governance and transactional matters. Before joining Avon, he served nine years as the Executive Vice President, General Counsel and Secretary to Chiquita Brands International, Inc., one of the world’s most iconic fresh fruit companies.

The process of putting in place the leadership team to accelerate change and grow profits sustainably culminated with the recruitment of a new CEO, Jan Zijderveld, who joined Avon in February 2018. Mr. Zijderveld was selected following an extensive search and assessment of a strong list of seasoned global executives. Mr. Zijderveld emerged as the clear choice that Avon needs to accelerate our transformation and growth. In addition, Mr. Zijderveld’s focus on strategic and operational excellence, while putting our direct selling Representatives and consumers front and center, make him ideally suited to lead Avon. Before joining Avon, Mr. Zijderveld was a senior executive and 30-year veteran of Unilever N.V./PLC with a track record as a proven global leader driving profitable growth in large, multi-channel, complex consumer businesses across emerging, developing and developed markets.

Avon is operating in a dramatically changing consumer and competitive environment. Business as usual is not an option. The Board has given Mr. Zijderveld a clear mandate to lead a deep and comprehensive strategic and operating review of all facets of the business and evaluate ways to significantly accelerate Avon’s path to profitable growth, taking a critical look with a high sense of urgency.

SHAREHOLDER ENGAGEMENT

We remain focused on shareholder engagement and value shareholder insights. During recent years, the Chair of the Compensation and Management Development Committee (the “Committee”) conducted significant shareholder outreach to ensure shareholder perspectives and concerns were heard and well understood. During this time, we reviewed our compensation program changes, and discussed the Company’s transformation status and financial and strategic priorities. These discussions culminated in the changes we have made to our compensation programs since 2016.

During 2017, we continued our practice of deeply engaging with our shareholders and soliciting feedback. We reached out to our top 25 shareholders who collectively own over 65% of our common shares outstanding as of December 31, 2017. Of the top 25 shareholders, 36% are passive investors and therefore do not generally engage and 64% are actively managed. We directly interacted with over 65% of the active top 25 shareholders of our stock.

The feedback received from our shareholders continues to be tremendously valuable and was incorporated into the Committee’s determination of compensation program changes in recent years. In 2018, we will continue to ensure the alignment of our compensation programs with our shareholders’ interests with a strong pay for performance alignment and payouts of incentive plans based on business performance and stock price appreciation.

AVON 2018 Proxy Statement	35

KEY 2017 COMPENSATION HIGHLIGHTS AND SAY ON PAY

Our Say on Pay Proposal is found on page 73 and our Board recommends that our shareholders vote “For” this proposal. The following factors support this recommendation:

•	Our programs are designed to support and drive short- and long-term, externally communicated business objectives. Further, an analysis of our programs demonstrates a strong and direct link between realizable pay and performance (see page 43).

•	Our program design incorporates shareholder feedback received during outreach campaigns.

•	Our long-term incentive plan design is aligned with shareholder value, requiring significant stock price appreciation before target awards are realized. As a result, we have delivered long-term incentive compensation for our NEOs well below target.

•	We have also maintained a focus on limiting shareholder dilution.

•	We benchmark our executives’ pay against a peer group that better reflects Avon’s business following the separation of our North America business.

36	AVON 2018 Proxy Statement

Highlights of recent changes to our compensation programs and the primary reasons for each change are described below:

Annual Incentive Program

Shareholder Alignment Changes	Reasons for Change

Introduced strategic objectives in addition to financial metrics

•   Added metrics for Active Representative Growth and Transformation Savings (each weighted 12.5%)

•   Objective, quantifiable measures using a performance curve

•   For 2018, made adjustments to the strategic metrics to better align with near term goals and strategic direction

• Supports and drives externally communicated business objectives • Continues to reinforce strong and direct link of pay to Company performance

Long-Term Incentive Program

Shareholder Alignment Changes	Reasons for Change

Additional program features

•   Used a $5.00 divisor rather than the stock price at grant ($4.43 for March 2017 grants) to determine the number of shares. Resulted in a 11% reduction in grant date fair value

•   Converted shares to premium-priced stock options using a 2.5 to 1 ratio rather than the accounting fair value ratio of 2.8 to 1. Resulted in an additional 11% reduction in grant date fair value of the option component

• Aligns executives with Cerberus investment • Requires a significant increase in stock price to earn target long-term incentive award value • Reduces shareholder dilution

Introduced premium-priced stock options and changed the award mix to better align with shareholder value creation

•   CEO award mix modified from 100% performance-based restricted stock units (“Performance RSUs” or “PRSUs”) to 40% premium-priced stock options and 60% Performance RSUs (remains 100% performance-based)

•   Other NEO award mix modified from 60% PRSUs and 40% service-based restricted stock units (“Service-based RSUs” or “RSUs”) to 33% premium-priced stock options, 33% PRSUs and 33% RSUs

•   Enhances shareholder alignment as premium-priced stock options (33% to 40% of program) provide no payout unless significant stock price improvement

•   Increases performance link by reducing RSU component for other NEOs

Incorporated other executive compensation best practices

•   Set premium-priced stock option exercise price well above stock price at grant

•   Introduced relative total shareholder return (TSR) as a performance metric for Performance RSUs with target set above median compared to the S&P 400 Index

•   Restored Performance RSU measurement period to three years

•   Balanced performance metrics between long-term and short-term incentive programs

•   Responsive to shareholder feedback

•   Premium-priced stock options “raise the bar” versus standard stock options

•   Enhances link to long-term performance

•   Better aligns management incentives with shareholder interests and above median performance targets relative to the S&P 400 Index peer group

Peer Group

Shareholder Alignment Changes	Reasons for Change

Eliminated companies with minimal international focus and high revenue size for 2018

•   Removed Colgate-Palmolive and General Mills due to their high revenue sizes

•   Added Church & Dwight and Spectrum Brands Holdings, Inc. to improve Avon’s positioning on revenue, bringing it closer to the peer group median

• Responsive to shareholder feedback • Better aligns with Avon’s business profile and size

AVON 2018 Proxy Statement	37

As a result of the changes described above, grant date fair value for NEOs, including our CEO, decreased and required significant stock price improvement to realize target value under the compensation plans.

2018 COMPENSATION HIGHLIGHTS

For 2018, the Committee has maintained its commitment to the strong alignment of our executive pay programs with our shareholders’ interests, while ensuring we can attract and retain key talent in the organization. As such, the Committee believes the 2017 design remains appropriate, as it has strong performance elements that support our externally communicated business goals and requires significant stock price appreciation for executives to realize target compensation. As a result, the details of our compensation programs for 2018, which are not significantly different from 2017, are as follows:

2018 Annual Incentive Program

•	For our annual incentive plan, the same financial metrics and strategic goals that link to our externally communicated business goals remain and are fully formulaic. The only exception is that there will be a single strategic goal focused on the Representative. The Committee doubled the weight of the Representative metric (to 25% of the plan), as we believe it is critical to Avon’s long-term success and an important measurement of the underlying health of the business. The previous second strategic goal of Transformation Savings does not form part of the annual incentive program in 2018, reflecting the focus going forward on sustainable and profitable growth and to limit redundancy with other financial metrics.

2018 Long-Term Incentive Program

•	For our long-term incentive plan, the number of shares granted to executives were calculated based on $5.00 per share in line with the Cerberus investment, rather than the stock price at grant ($2.79). This resulted in a 44% reduction in grant date fair value.

•	A three year performance period for Performance RSUs with above median relative TSR goals compared with the S&P 400 peer group in order to achieve target pay out. We continue to believe that the relative TSR metric with an above median level of target performance, together with the absolute TSR regulator, provides clear alignment with our shareholders’ interests.

•	Premium-priced stock options with a higher exercise price than the actual stock price on the grant date.

New CEO Hired Effective February 5, 2018

•	In recruiting a new CEO, we are providing him with a compensation opportunity in line with our newly developed peer group. His total target compensation is below our former CEO’s 2017 compensation target consistent with our reduced scale, and he has the opportunity for a significant upside wealth creation tied to company and share price performance. A more detailed discussion of our new CEO’s compensation terms can be found on page 44.

New Peer Group

•	We made changes to the peer group for 2018 that result in an overall reduction in the median revenue and market capitalization of the peer group, while retaining a composition of relevant consumer products companies that are internationally and operationally complex.

38	AVON 2018 Proxy Statement

STRONG COMPENSATION GOVERNANCE PRACTICES

We maintain several best practices in compensation governance. A more detailed discussion of these practices is on page 52.

What We Do	What We Don’t Do

   Comprehensive Clawback Policy

   Double-Trigger Vesting for Change-in-Control Benefits

   Multiple Performance Metrics for Various Incentive Plans

   Multi-Year Vesting Equity Awards

 Stock Ownership Guidelines and Holding Requirements for    Senior Executives

   Limited Perquisites

   Active Shareholder Engagement

   Independent Compensation Consultant

   Compensation Risk Review

 Regular review of compensation, especially incentive    design, to ensure continued alignment with evolving    company strategy and shareholder interests

No Excise Tax Gross-Ups on Change in Control No Hedging Transactions or Short Sales No Repricing of Stock Options No Dividend Equivalents Paid on Unvested Performance RSUs

AVON 2018 Proxy Statement	39

PAY-FOR-PERFORMANCE

Our strategic and financial goals influenced the design and development of our 2017 compensation programs. The Committee believes that aligning payouts with our performance outcomes is critical for shareholders, as is securing the right talent to lead our business. Accordingly, the targets under our annual and long-term incentive programs represent rigorous performance expectations and are aligned with our immediate and long-term financial and strategic goals.

We seek to promote the following in our incentive compensation program design:

•	Maintain focus on financial and strategic results and year-over-year improvement

•	Strengthen leadership behaviors including ownership, accountability and execution

•	Attract, motivate and retain talent

•	Balance and align business and shareholder interests

•	Align with Avon’s externally communicated business goals

Performance-based structure. Target total compensation for our CEO in 2017 was 86% “at risk”, meaning that it is contingent upon and based on Company performance and stock price performance, and target total compensation for our other NEOs was on average 74% “at risk”.

Significant Majority of Target Total Compensation Tied to Avon Performance*

86% of CEO target pay is “at risk” and an average of 74% of target pay for all other NEOs is “at risk”.

*Incentive compensation for these purposes is based on “at target” compensation, which reflects approximate compensation that would be realized if we achieve the financial and strategic goals set within our incentive plans.

Our Committee continues to believe that despite external challenges to achieving our goals, a high percentage of our executives’ compensation should remain “at risk” and based on Company and stock price performance.

Demonstrated rigor of incentive plans. Despite our management team’s focus on key strategic and financial goals, our financial results have fallen short of the performance targets set by the Committee over the past several years and our executives’ incentive pay has been reflective of these results.

86% Equity / Annual Incentive 14% 21% 65% Base Salary Annual Incentive Long-Term Incentive 60% Performance-based RSUs 40% Premium-priced Stock Options CEO Pay Elements 26% 22% 52% Base Salary Annual Incentive Long-Term Incentive 1/3 Performance-based RSUs 1/3 Premium-priced Stock Options 1/3 Service-based RSUs Other NEOs Pay Elements (average) 74% Equity / Annual Incentive

40	AVON 2018 Proxy Statement

The tables below illustrate the strong link between our financial performance and incentive opportunity value realized by our executives. The funding score continues to be strongly aligned with our financial and stock price performance.

Annual Incentive Plan
Plan Year	Financial Performance Measures* = Funding Achieved = Not Achieved	Plan Funding Score** (% of Target)
2017	Cash flow from operations Adjusted Operating profit Revenue Growth Active Representative Growth Transformation Savings
2016	Cash flow from operations Adjusted Operating profit Revenue Growth Active Representative Growth Transformation Savings
2015	Cash flow from operations Adjusted Operating profit Revenue Growth

* Measured in constant dollars. For details on how constant dollars and other adjusted metrics are calculated, please see the Annual Incentive Compensation Section below and the “Non-GAAP Financial Measures” paragraph of the Management’s Discussion and Analysis section of our Annual Report filed on Form 10-K.

** See page 49 for actual 2017 annual incentive plan payouts for NEOs.

Performance-Based Long Term Incentive Plan
Performance Period	Financial Perf. Measures = Funding = Not Achieved Achieved	Actual Financial Score	2017 Average NEO Realized Value*
2015-2017	Revenue growth Operating margin in 2016		• Stock Price: 26% of Grant Date Price
2014-2016	Revenue growth Operating margin in 2016		• Stock Price: 34% of Grant Date Price
2013-2015	Revenue growth Operating margin in 2015		• Stock Price: 20% of Grant Date Price

* The realized value shown is a percentage of target and reflects the closing stock price on the last trading day of the final fiscal year in each performance period.

AVON 2018 Proxy Statement	41

CEO compensation aligns with performance

Former CEO

As shown in the table below, Ms. McCoy’s (our former CEO) total target compensation significantly decreased from 2015 to 2016, and remained unchanged from 2016 to 2017. The long-term incentive (“LTI”) amounts for 2016 and 2017 are the target values prior to the reduction in grant date fair value due to the methodology used to determine number of LTI shares granted described on page 37 and, therefore, differ from the amounts shown elsewhere in the proxy statement. The difference shown in the Summary Compensation Table found on page 57 between Ms. McCoy’s 2017 total compensation compared to 2016 includes the payout in 2017 of a deferred cash sign-on award granted in 2012 when she joined the Company, which is not reflected in the table below.

	2015	2016	2017
Base Salary	$1,200,000	$1,200,000	$1,200,000
Target Annual Cash Incentive	$1,800,000	$1,800,000	$1,800,000

Target Cash Compensation	$3,000,000	$3,000,000	$3,000,000
Target Annual LTI	$7,700,000	$6,930,000	$6,930,000

Target Total Compensation	$10,700,000	$9,930,000	$9,930,000
One-Time Performance-Based Retention Award Target	$2,400,000	$0	$0

Total	$13,100,000	$9,930,000	$9,930,000

On August 3, 2017 Avon announced that Ms. McCoy would retire as Chief Executive Officer and as a director effective as of March 31, 2018 (or such earlier date as the Board appointed her successor). In February 2018, we announced Ms. McCoy’s successor, Jan Zijderveld, and that Ms. McCoy would retire as CEO effective as of February 4, 2018 but remain employed as an advisor to the Board and the new CEO during a transition period through March 31, 2018. She will be eligible to receive termination benefits in accordance with the Company’s plans and arrangements with no incremental benefits provided. For more information on the former CEO’s retirement package, please refer to the discussion under “Departure of CEO” in the “Potential Payments Upon Termination of Employment, Including After a Change in Control” section beginning on page 66.

As illustrated in the table that follows, the realizable and realized compensation for Ms. McCoy over the last three years (2015-2017) is significantly less than the amounts disclosed in the Summary Compensation Table and demonstrates the pay and performance alignment of our program. Given our performance over the last three years, Ms. McCoy has earned her base salary and annual incentives of 76%, 53% and 50% of target in 2015, 2016 and 2017, respectively. In addition, Ms. McCoy has earned only a fraction of her Performance RSUs to date and at lower stock prices than at grant.

•	The 2014-2016 Performance RSUs achieved a 91% payout, however, the value realized upon vesting was only 31% of the original value awarded.
•	The 2015-2017 Performance RSUs achieved a 60.3% payout, however, the value realized upon vesting was only 16% of the original value awarded.
•	The 2016-2018 Performance RSUs have one year remaining in the performance cycle and, as of December 29, 2017, have declined 49% in value from the grant date stock price.

42	AVON 2018 Proxy Statement

The charts below show the differences in Ms. McCoy’s grant-date compensation, potentially realizable pay and actual realized pay reflect the unearned Performance RSUs, payout of cash incentive awards at less than target, and the current stock price.

3-Year Aggregate CEO Pay ($MM)

(2015 – 2017)

The payout value of our CEO’s performance-based equity awards continues to remain significantly below target.

1	In the chart above, “Granted Pay Opportunity” equals the sum of, for all of the three prior fiscal years (i.e., 2015-2017): (i) salary (as reported in the Summary Compensation Table on page 57), (ii) target value of short-term cash incentives, and (iii) the grant date fair-value of long-term incentive awards (i.e., Performance RSUs, stock options, previously disclosed one-time 2015 retention Performance RSUs and performance-based cash).

2	In the chart above, “Realizable Pay” equals the sum of, for all of the three prior fiscal years: (i) salary, (ii) short-term cash incentives earned, and (iii) the value of all earned long-term incentive awards for completed performance periods and unvested long-term incentive awards for ongoing performance periods. All unvested long-term incentive awards are valued based on our stock price as of December 29, 2017 (last trading day of our last fiscal year). The 2015-2017 Performance RSUs have been reduced to reflect the payout of 60.3% of target. The 2016-2018 Performance RSUs and the 2017-2019 Performance RSUs are included at target value. The previously disclosed one-time 2015 performance-based retention awards reflect the payout at 100% of target for the Performance RSU portion and no payout for the performance-based cash portion.

3	In the chart above, “Realized Pay” equals the sum of, for all of the three prior fiscal years: (i) salary, (ii) short-term cash incentives earned, and (iii) the value of all earned long-term incentive awards based on our stock price as of December 29, 2017 (last trading day of our last fiscal year). The 2015-2017 Performance RSUs have been reduced to reflect the payout of 60.3% of target. The previously disclosed one-time 2015 performance-based retention awards reflect the payout at 100% of target for the Performance RSU portion and no payout for the performance-based cash portion.

AVON 2018 Proxy Statement	43

New CEO

Our new CEO’s annual target direct compensation is aligned with the median of our new peer group (see page 46) and is intended to be: (i) predominantly variable, at-risk compensation that is tied to Company performance, (ii) 100% performance-based with respect to the annual LTI awards, and (iii) 40% lower than the former CEO’s target direct compensation consistent with our reduced scale.

Mr. Zijderveld’s compensation terms reflect the Board’s focus on performance and his annual total direct compensation opportunity is summarized below.

Compensation Element for New CEO	Shareholder Alignment

• Annual base salary: £850,000	• Serves as fixed compensation
• Annual Cash Incentive: 200% of base salary	• Formulaic financial metrics and strategic goals linked to our externally communicated business goals
• Long-Term Incentive (LTI): 300% of base salary

•   LTI is 100% performance-based with the following mix:

–   40% premium-priced options with exercise price equal to 125% of the closing price of a share of Avon stock as of the grant date; annual vesting over three years

–   60% performance-based restricted stock units; cliff vesting at completion of three-year performance period in line with the 2018 LTI program described on page 38

•   Our methodology to determine the number of LTI shares granted conserves shares and limits dilution for our shareholders, and resulted in accounting grant date fair value for our new CEO’s 2018 LTI awards of $1,942,410 – See discussion under “Key 2017 Compensation Highlights and Say On Pay” of the methodology used to determine number of LTI shares granted

•   Target Total Compensation: Approx. £4,000,000 ($5,400,000). This is based on the grant date accounting value of the LTI following the application of the methodology used to determine the number of shares granted.

•   This value is 40% less than the target total compensation based on the grant date accounting value of the LTI following the application of the methodology used to determine the number of shares granted for our former CEO (which was approximately $9,000,000 in 2017) consistent with our reduced scale

• Certain Employment Inducement Provisions

•   Solely for 2018, minimum annual incentive of 50% of target

•   Sign-on equity awards consisting of:

–   600,000 service-vesting restricted stock units (with a grant date fair value of $1,350,000), which will cliff-vest on the third anniversary of the date of grant, subject to continued employment

–   600,000 performance-based restricted stock units, which will vest based on service and performance conditions over a three-year period (with the first third of the award having a grant date fair value of $558,000).

–   No cash-based retention awards were granted.

44	AVON 2018 Proxy Statement

ROLES IN EXECUTIVE COMPENSATION

The following parties are responsible for the development and oversight of our executive compensation program for our NEOs:

Compensation and Management Development Committee

•	Oversees our executive compensation program; responsibilities include review of strategic objectives, design, and risk and reward structure

•	Determines and approves the compensation of our NEOs, other officers at or above the level of senior vice president, and any officers covered by Section 16 under the Securities Exchange Act of 1934, as amended

•	Consults with the independent members of the Board in establishing and evaluating performance objectives for the CEO each year, in part to determine the CEO’s incentive compensation payout

•	Sets annual and long-term performance measures and goals that align with our pay-for-performance philosophy

•	Reviews and evaluates our talent management and succession planning approach, philosophy, and key processes; responsible for development and succession plans for members of the Executive Committee and their potential successors

•	Has sole authority to engage, continue to engage or terminate its relationship with outside advisors, including its independent compensation consultant

•	Requires that the compensation consultant be independent, and reviews such independence at least annually

–	Under the Committee’s charter, a compensation consultant is not considered independent if it provides significant services to the business apart from work performed for the Committee (services in excess of $50,000 or, if less, 1% of the consulting firm’s gross revenues for the most recent fiscal year). In 2017, Pay Governance LLC (“Pay Governance”) provided no services to us apart from work performed for the Committee and the Nominating and Corporate Governance Committee, and the Committee has determined that Pay Governance is independent. The Committee also reviews the relationship with the compensation consultant to identify conflicts of interest pursuant to Securities and Exchange Commission and New York Stock Exchange rules and, in 2017, did not identify any such conflicts

See “Information Concerning the Board of Directors—Compensation and Management Development Committee” on page 16 for additional Committee responsibilities.

Independent Compensation Consultant to the Committee (Pay Governance Since September 2016)

•	Advises the Committee on various executive compensation matters, including proposed changes to our annual and long-term incentive programs, share utilization, compensation levels, peer group constituents and pay mix

•	Attends Committee meetings

•	Provides periodic reports, analyses and presentations to the Committee, and reviews all Committee meeting materials regarding current and prospective compensation plans and programs

•	Conducts analyses related to the employment arrangements for new senior officers

•	Provides assistance with the Committee’s review of the risk and reward structure of executive compensation plans, policies and practices

•	Pay Governance is engaged by and reports directly to the Committee and consults directly with its Chair; the Committee has the sole authority to retain and terminate Pay Governance and to review and approve Pay Governance’s fees and other terms of the engagement

Chief Executive Officer

•	Makes individual compensation recommendations for senior officers (other than herself or himself), including the other NEOs, to the Committee for its review and approval, after considering market data and relative individual achievements

•	Provides input on the design of the executive compensation program, with a focus on alignment with strategic priorities and the desired Company culture

Management

•	Supports the Committee by making recommendations and providing analyses with respect to competitive practices and pay ranges, compensation and benefit plans, policies and procedures related to equity awards, perquisites, and general compensation and benefits philosophy

•	Senior human resources and legal executives attend Committee meetings to provide perspective and expertise relevant to the meeting agenda

•	Does not recommend, determine or participate in Committee discussions relating to their individual compensation arrangements

AVON 2018 Proxy Statement	45

COMPETITIVE POSITIONING AND PEER GROUP

We seek to deliver competitive compensation packages and programs, and use our peer group for compensation benchmarking and relative pay and performance comparisons. We periodically assess pay ranges, pay levels, and our program design against our peer group. The peer group for 2017 was made up of the following companies:

2017 Peer Group

Campbell Soup	Estee Lauder	Kellogg
Clorox	General Mills	Nu Skin Enterprises
Colgate-Palmolive	Herbalife	Revlon
Coty	Hershey Foods	Tupperware Brands
Edgewell Personal Care

The Committee, with input from its independent compensation consultant, continued to review the peer group during 2017 to better align the size of the companies we use as a comparison as we move forward with our externally communicated business goals. Similarly, the peer group needed to be reviewed in the context of Avon’s lower revenue and international focus. Avon’s current market capitalization presents a challenge for identifying potential peers, as there are only a handful of companies with similar market capitalizations that are sufficiently large in terms of revenue and complex in terms of scale and international presence.

As a result, we made changes to the peer group for 2018 that result in an overall reduction in the median revenue and market capitalization of the peer group, while retaining a composition of relevant consumer products companies that are internationally and operationally complex. The peer group for 2018 is made up of the following companies:

2018 Peer Group

Campbell Soup	Estee Lauder	Nu Skin Enterprises
Church & Dwight	Herbalife	Revlon
Clorox	Hershey Foods	Spectrum Brands Holdings, Inc.
Coty	Kellogg	Tupperware Brands
Edgewell Personal Care

The Committee made changes to the peer group for 2018, as follows:

•	Removed Colgate-Palmolive and General Mills due to their high revenue sizes

•	Added Church & Dwight and Spectrum Brands Holdings, Inc. to, among other things, improve Avon’s positioning on revenue, bringing it closer to the peer group median

The changes for 2018 result in a decrease in the median peer’s revenues from $5.7 billion to $4.9 billion. Furthermore, the new peer group is comprised of companies with a strong international focus—at median, peers earn half of sales from international markets and operate in 100 countries.

We generally target the market median for target total direct compensation and each of base salary, target total cash compensation, and long-term incentives for senior officers, including NEOs, although we allow flexibility to pay above or below the median depending on other factors, including adjusting for specific individual circumstances and personal achievement (e.g., length of time in a given role, sustained performance, and potential to take on expanded roles within Avon), the evolving business environment, and executive recruitment efforts. We determine “market” for these purposes based on analysis provided to the Committee by its independent compensation consultant with respect to the peer group of companies described above.

In 2017, actual cash payouts and value of long-term incentive awards as compared to the market median of target compensation for our peers, on average, for our NEOs is above market on base salary, below market on total cash compensation (i.e., base salary plus actual bonus payout), above market on long-term incentives (i.e., 2017 long-term incentive awards) and at market for total direct compensation (i.e., total actual cash compensation and long-term incentive opportunity).

46	AVON 2018 Proxy Statement

ELEMENTS OF OUR COMPENSATION PROGRAM

Key elements of compensation include base salary, annual incentive compensation, long-term incentive compensation, retirement benefits, and other benefits, including health and limited perquisites.

COMPENSATION STRUCTURE

The 2017 executive compensation program was highly performance-based and provided incentive opportunities that align with our shareholders’ interests and our strategic and financial goals. Performance goals were selected to fully align with our commitment to our shareholders. The following table provides a summary of the three primary components of the executive compensation program:

BASE SALARY

Purpose: Compensates for achievements based on job responsibilities and individual performance and attracts and retains key executive talent

Annual salary increases are based on our overall salary increase budget, individual performance, and internal and external market comparisons. Ms. McCoy did not receive a salary increase during her tenure with the Company. In 2017, Ms. Ormiston and Mr. Acosta each received a 2.5% salary increase in consideration for their performance and value to Avon. None of the other NEOs received salary increases in 2017, as most were newly hired in 2017.

ANNUAL INCENTIVE COMPENSATION

Purpose: Encourages and rewards achievement of annual/short-term Company financial goals and strategic initiatives and personal contributions towards such goals; attracts, motivates, and retains key executive talent

As in previous years, the aggregate amount available for payment under the annual incentive program for 2017 was based solely on our global financial and strategic results, which supports our objectives to focus on a “One Team One Avon” culture of collaboration. The Committee then may use negative discretion to reduce the actual payout for senior officers. For 2017, the Committee selected three global financial performance measures of equal weight: revenue growth, adjusted operating profit, and operating cash flow; and two global strategic objectives: Active Representative Growth and Transformation Savings (cost savings in connection with the Company’s three-year transformation plan). These metrics were chosen to focus execution on top-line growth, profit, and cash flow generation. Individual payouts to senior officers were fully funded based on pre-set global financial and strategic performance measures.

Component Form Performance Link CEO and NEO Pay Mix Base Salary Cash Fixed compensation to attract and retain NEOs For CEO and NEOs Annual Incentives Cash 100% Based on Avon Performance Revenue Growth Operating Profit Operating Cash Flow Active Representative Growth Transformation Savings For CEO and NEOs Long-Term Incentives Performance-Based RSUs Premium Stock Options Service-Based RSUs Relative Total Shareholder Return Target set above median compared to peer group (S&P 400 Index) TSR Regulator (applied if absolute TSR is negative) Value also tied to stock price performance Stock price performance: Premium-priced stock options exercise price set at 25% Above stock price at grant Stock price performance 60% for CEO 33% for NEOs 40% for CEO 33% for NEOs 0% for CEO 33% for NEOs

AVON 2018 Proxy Statement	47

Calculation of award payments for each senior executive was based fully on Company performance and fully formulaic. Individual performance was not a component for our senior executives:

Funding 100% Based on Avon Performance

The calculation of the funding results is purely formulaic and no discretion is used in determining the score. The table below summarizes the results of each metric. All of our 2017 financial target goals were set above the 2016 actual results. In addition, the 2017 cash flow from operations and operating profit targets were set substantially above the 2016 target levels. While the 2017 revenue growth target was higher than the 2016 target in terms of dollars, the target growth percentage declined due to (1) the challenging operating environment that we expected to face during 2017 and (2) the below target results in 2016, which were reflected in the payout of 52.6% of target. The stretch nature of our annual cash incentive goal setting is further illustrated by the historical payouts shown in the table on page 41. The table below summarizes the results of each metric.

1.	Revenue growth (in constant dollars) was below the minimum performance threshold, and therefore contributed zero toward the overall funding score. When assessing performance for annual incentive plan purposes, certain transaction and operating costs related to the separation of the North America business are excluded.

2.	Adjusted operating profit (in constant dollars) was below the minimum performance threshold, and therefore contributed zero toward the overall funding score. When assessing performance for annual incentive plan purposes, certain transaction and operating costs related to the separation of the North America business are excluded.

Funding Score 0% - 150% Revenue Growth Operating Profit Operating Cash Flow Active Representative Growth Transformation Savings Each equally weighted 25% Each equally Weighted 12.5% Target Award Funding Score Annual Incentive Award Preset Performance Goals Threshold (50% of Target) Target (100% of Target) Maximum (150% of Target) Achievement Weighted Funding Result Revenue Growth (Constant $)1, 6 Operating Profit Growth (Constant $)2, 6 Operating Cash Flow Growth (Constant $)3, 6 Active Representative Growth4 Transformation Savings (Constant $)5, 6 Total 2.00% 3.50% 5.00% -2.00% 0% 443M 500M 557M 309M 0% 192M 242M 292M 232M 22.5% 0.00% 0.40% 1.00% -2.7% 0% 50M 60M 70M 64M 15.0% 37.5%

48	AVON 2018 Proxy Statement

3.	Operating cash flow (in constant dollars) was above the minimum performance threshold, and contributed 22.5% toward the overall funding score. Adjustments were made for costs related to restructuring implementation. When assessing performance for annual incentive plan purposes, certain transaction and operating costs related to the separation of the North America business are excluded.

4.	Active Representative growth was below the minimum performance threshold, and therefore contributed zero toward the overall funding score.

5.	Transformation Savings (cost savings in connection with the Company’s three-year transformation plan, measured in constant dollars) was above the minimum performance threshold of $50M, and contributed 15% toward the overall funding score.

6.	For details on how constant dollars and other adjusted metrics are calculated, please see the Annual Incentive Compensation Section below and the “Non-GAAP Financial Measures” paragraph of the Management’s Discussion and Analysis section of our Annual Report filed on Form 10-K.

In light of these results, the overall funding score for 2017 was 37.5%. Based on these results, the Committee approved payments to our NEOs at 37.5% of their target amounts, other than for Ms. McCoy whose payout is based on her previously agreed to August 2017 retirement arrangement that provides for payout of the 2017 annual bonus at 50% of target, which was the performance level that was estimated at the time the retirement package was finalized.

Target award and actual payout under the 2017 annual incentive program for each NEO are summarized below:

NEO	2017 Target Annual Incentive Program Amount	2017 Actual Payout Amount
Ms. McCoy	$1,800,000	$900,000
Mr. Wilson	$631,261	$234,919
Ms. Ormiston	$318,158	$119,309
Mr. Fernandez	$207,618	$77,263
Mr. Thompson	$193,403	$71,973
Mr. Scully*	$630,000	$236,250
Mr. Acosta*	$546,318	$204,869
*	Annual incentive award for 2017 was pro-rated to reflect actual service with the Company during the performance period.

LONG-TERM INCENTIVE COMPENSATION

Purpose: Encourages long-term focus and promotes decision making consistent with our long-term strategic and financial goals and the interests of our shareholders; attracts, motivates and retains key executive talent

For 2017, the Committee constructed a long-term incentive program that encourages and rewards key executives for meeting objectives associated with total shareholder return relative to a defined peer group. As in prior years, our long-term incentive award program consisted of overlapping cycles, with a new equity award each year. In general, each participant received a grant at the beginning of each three-year cycle. In 2017:

•	100% of Ms. McCoy’s long-term compensation was granted in performance-based equity (she was awarded no Service-based RSUs); 60% was delivered in the form of Performance RSUs, and 40% was delivered in the form of premium-priced stock options with a strike price set 25% above the closing stock price on the grant date

•	For other senior officers, including the NEOs, 2017 long-term incentive awards consisted of Performance RSUs, Service-based RSUs, and premium-priced stock options, each representing one-third of the overall target award.

Service-based RSUs were included as part of the long-term incentive award program for NEOs, other than the CEO, to provide stability, encourage share ownership by our senior officers and to attract and retain key talent. Service-based RSUs were also used to connect the realized pay of our senior officers to Avon’s stock, thereby aligning their pay to shareholder interests. These awards will vest on the third anniversary of the grant date, subject to continued employment. Dividend equivalents are generally paid on Service-based RSUs. However, because the Company suspended its dividend to shareholders effective in the first quarter of 2016, dividend equivalents have been similarly suspended for Service-based RSUs effective in the first quarter of 2016.

Premium-priced stock options were also included as part of the long-term incentive award program for NEOs in 2017. The exercise price on the options was set 25% above the actual stock price on the date of grant, requiring significant stock price appreciation for executives to realize target award value. The Committee determined to set the premium at 25% (rather than the previous premium of 30%) to enhance attraction and retention while noting that the 25% premium is significantly higher than the 10% premium generally supported by investors and the leading proxy advisory firms. These awards will vest ratably over three years following the grant date, subject to continued employment, in order to encourage share ownership of our senior officers and to attract and retain key talent.

AVON 2018 Proxy Statement	49

2017 Performance RSUs

Long-term Performance RSU awards granted in 2017 were formulaic and tied solely to relative TSR which strongly aligns with previous 2017 commitments to shareholders. The target relative TSR for the 2017 program was set at the 55th percentile compared to the S&P 400 Index over a three year period.

While relative TSR is the primary metric that drives payout for 2017 Performance RSU awards, the Committee maintained another governance feature to ensure that even if the relative TSR metric performance results in funding which is above target, payouts cannot exceed target unless absolute TSR is positive at the end of the three-year vesting period. Awards vest at the end of the three-year vesting period and payouts can range from 0% to 150% of target. There is no discretion in determining the payout. If performance measures are met, the Performance RSUs will generally be settled in shares of Avon common stock. However, Performance RSUs may be settled in cash rather than shares as necessary to comply with applicable limits under our stock incentive plan. Dividend equivalents are not paid on Performance RSUs.

Grants to the NEOs under the 2017 long-term incentive program were as follows:

NEO	Grant Date Value of Performance RSUs	Grant Date Value of Service-Based RSUs	Grant Date Value of Premium- Priced Stock Options	Total Grant Date Value**
Ms. McCoy	$3,758,832	N/A	$2,222,220	$5,981,052
Mr. Wilson	$466,039	$456,760	$413,283	$1,336,082
Ms. Ormiston	$312,784	$306,556	$277,377	$896,717
Mr. Fernandez	$248,468	$316,887	$293,081	$858,436
Mr. Thompson	$247,386	$272,739	$250,971	$771,096
Mr. Scully*	$759,360	$744,240	$673,400	$2,177,000
Mr. Acosta*	$723,480	$709,074	$641,582	$2,074,136

*Given their separation from service during 2017, Messrs. Scully and Acosta forfeited their 2017 Performance RSU awards and receive only a pro-rata portion of their 2017 Service-based RSU awards reflecting their actual service with the Company during the performance period.

**For all NEOs, the Total Grant Date Value shown is based on our LTI methodology to determine the number of shares and the option conversion ratio of 2.5:1.

2015-2017 Performance RSU Awards

In order for there to be any payout with respect to the 2015-2017 Performance RSUs granted in 2015, minimum thresholds had to be achieved. The table below summarizes the results of each financial metric, which resulted in a 60.3% funding score, however the value realized upon vesting, which reflects the December 29, 2017 (last trading day of our last fiscal year) closing stock price, was only 16% of the original value awarded.

1.	Revenue growth (in constant dollars) was up 3.4% over the performance period and above the target of 3.0%. This contributed 60.3% to the overall funding score. Revenue growth (in constant dollars) was adjusted for the Liz Earle and North America divestitures, the deconsolidation of Venezuela, and adjusted for the impact of the Industrial Production (IPI) Tax in Brazil.

2.	Operating margin (in constant dollars) was below the minimum performance threshold, adjusted for the same items that impacted the revenue growth listed above, and therefore contributed zero toward the overall funding score.

3.	The realized value is shown as a percentage of target and reflects the December 29, 2017 (last trading day of our last fiscal year) closing stock price.

4.	For details on how constant dollars and other adjusted metrics are calculated, please see the Long-Term Incentive Compensation Section below and the “Non-GAAP Financial Measures” paragraph of the Management’s Discussion and Analysis section of our Annual Report filed on Form 10-K.

Preset Performance Goals Threshold (50% of Target) Target (100% of Target) Maximum (150% of Target) Achievement Weighted Funding Result 2015-2016 Revenue Growth (Constant $)1, 4 2016 Operating Margin (Constant $)2, 4 Funding Total Realized Value3 2.00% 3.00% 4.0 3.4% 60.3% 9.4% 10.0% 10.6% 8.3% 0% 60.3% 16%

50	AVON 2018 Proxy Statement

Target award value and actual realized payouts to the NEOs under the 2015-2017 long-term incentive program were as follows:

NEO	Target Value of Performance-Based Awards	Realized Value of Performance-Based Awards*
Ms. McCoy	$7,700,005	$1,217,399
Mr. Wilson**	N/A	N/A
Ms. Ormiston	$518,404	$81,962
Mr. Fernandez**	N/A	N/A
Mr. Thompson**	N/A	N/A
Mr. Scully***	$1,440,022	$189,725
Mr. Acosta***	$1,332,000	$181,345
*	Realized value is based on the 60.3% funding score, and the December 29, 2017 (last trading day of our last fiscal year) closing stock price.
**	Messrs. Wilson, Fernandez and Thompson were not employed by the Company at the time these awards were granted and therefore were not eligible for a grant or payout.
***	The 2015-2017 long-term incentive award was pro-rated to reflect actual service with the company during the performance period.

OTHER COMPENSATION

Retirement Benefits

Purpose: Offers market-based retirement opportunities and promotes retention

Avon offers retirement benefits to the NEOs consistent with the retirement programs generally available to all employees of the applicable employing entity meeting the qualifications required by each benefit plan. Because the amount of an employee’s compensation and the number of years of service are key components in determining retirement benefits, an employee’s performance and service over time will influence the level of his or her retirement benefits. For each NEO, the Committee reviews accrued and projected retirement benefits and deferred compensation account balances, as applicable, as part of its annual total compensation review. Our U.S. plans, which are further described in the applicable executive compensation tables, include a cash balance pension plan (that is closed to new hires after December 31, 2014), a 401(k) plan (that includes an employer match contribution and, solely for individuals hired on or after January 1, 2015 who are not eligible to participate in the pension plan, an additional nonelective employer contribution), a benefit restoration plan to restore benefits that may not be provided under the cash balance plan due to Internal Revenue Service (“IRS”) limitations, and a nonqualified deferred compensation plan, which provides alternative tax-deferred savings opportunities and restores benefits that may not be provided under the 401(k) plan. For our U.K-based NEOs, given that the U.K. defined benefit program is closed to new hires, they are eligible to participate only in a U.K.-tax qualified defined contribution arrangement to which they may contribute, which includes an employer match contribution that is capped in accordance with applicable law. The U.K. defined contribution scheme includes a lifetime allowance, and therefore if a participant is going to exceed this amount they will cease contributing to the scheme (or opt to never commence participation) and in lieu of continued contributions to the plan, the Company makes additional cash payments to them via regular payroll.

Other Benefits and Perquisites

Purpose: Offers health and financial protection programs to support well-being and healthy lifestyles

The Committee has established and periodically reviews the perquisites and benefits available to our NEOs in light of our compensation philosophy and competitive market practices.

•	Broad-Based Benefits: Our NEOs are eligible to participate in the benefit plans generally available to all employees of their employing entity. These generally include medical, dental and vision coverage, life insurance and disability benefits, and for U.K.-based NEOs, a flexible benefits scheme. International allowances are also provided when our employees, including our NEOs, work abroad in accordance with our international assignment policies and procedures.

•	Limited Perquisites: As part of our overall compensation program, we provide some limited perquisites to our NEOs that are not available to employees generally. These additional benefits are generally limited to financial planning and tax preparation services allowances. For our U.S.-based NEOs, a transportation allowance and executive health exams are also provided, however, the transportation allowance was closed to executives who were newly hired or promoted after 2012. For our U.K.-based NEOs, they are also eligible for a company car at the benchmark level for their grade or an annual cash equivalent of $20,803.

AVON 2018 Proxy Statement	51

COMPENSATION GOVERNANCE BEST PRACTICES

What We Do

•   Comprehensive Clawback Policy. We have a robust clawback policy that applies to annual and long-term incentive payments. This policy applies to certain executives, including all of our NEOs, in the event of a financial restatement, a material miscalculation of performance achievement, misconduct, serious violations of our Code of Conduct or violations of law within the scope of company employment.

•   Double-Trigger Vesting. Change in control benefits under our Change in Control Policy, long-term incentive cash programs, and equity awards granted to our senior executives since 2011 are subject to double-trigger vesting following a change in control event.

• Multiple Performance Metrics. We mitigate compensation-related risk in a number of ways, including by using multiple performance measures across our various incentive plans.

•   Multi-Year Vesting Equity Awards. The on-cycle RSU awards granted to our NEOs in 2017 vest at the end of a three-year period subject to continued employment and, in the case of Performance RSUs, only in the event that underlying performance goals are met. Premium-priced stock options vest ratably one-third each year over three years.

•   Stock Ownership Guidelines and Holding Requirements. We have clear stock ownership guidelines and we monitor compliance with those guidelines regularly. At this time, all of our applicable NEOs are on track to satisfy these guidelines. Our CEO’s ownership guideline requires ownership of stock equal to 6 times base salary and a stock holding retention ratio is in place until the ownership guideline is satisfied. In 2015, we added a stock holding retention ratio for all other senior executives that applies until the stock ownership guideline is satisfied.

• Limited Perquisites. We offer only limited perquisites for our NEOs, in line with competitive market practice, and continually review the perquisites available.
• Active Shareholder Engagement. We communicate proactively with our largest shareholders regarding executive compensation, governance, and business matters.

•   Independent Compensation Consultant. The Committee has retained Pay Governance to advise on our executive compensation programs. Aside from services to the Committee and the Nominating and Corporate Governance Committee, Pay Governance performs no other services for us.

•   Risk Review. The Committee, with support and advice from its independent compensation consultant, reviews the risk and reward structure of executive compensation plans, policies and practices to determine whether there are compensation-related risks that are reasonably likely to have a material adverse effect on the business.

•   Regular Review of Compensation to Ensure Alignment. The Committee, with support and advice from its independent compensation consultant, regularly reviews its compensation programs for executives, especially the incentive design, to ensure continued alignment with evolving company strategy.

What We Don’t Do
• No Excise Tax Gross-Ups on Change in Control. We do not have any excise tax gross-ups with respect to any change in control payments.

•   No Hedging Transactions or Short Sales. We do not permit our directors and employees to engage in any transaction in publicly traded options on Company common stock or any other transaction to hedge a position in, or engage in short sales of, Company common stock.

• No Repricing of Stock Options. Our equity plans prohibit repricing or the buyout of underwater stock options without shareholder approval.
• No Dividend Equivalents on Unvested Performance RSUs. To the extent we declare any dividends on our common stock, we pay dividend equivalents only on certain Service-based RSUs.

52	AVON 2018 Proxy Statement

ADDITIONAL INFORMATION

EQUITY AWARD GRANTING PROCESS

The Committee generally approves annual equity grants to senior officers, including NEOs, at its regularly scheduled meeting in March of each year and approves off-cycle equity grants that may be made to senior officers, including NEOs, from time to time (for example, to new hires or for promotions). For employees who are not senior officers, grants are made on pre-established dates determined by the Committee. The Committee establishes the aggregate number of shares that may be subject to annual and off-cycle equity grants and the terms and conditions of such awards, but has delegated to the CEO, as a director, the authority to determine the grantees of such awards and the number of shares subject to each award for grantees other than senior officers. We do not time the release of non-public information for the purpose of affecting the value of equity awards.

CLAWBACK POLICIES

In 2010, the Board of Directors adopted a “clawback” policy that applies to any annual and long-term incentive payments (cash and equity) awarded to certain executives, including our NEOs, and which we believe supports our pay-for-performance philosophy. Under the policy, in the event of a financial restatement, material incorrect calculations of performance metrics, or misconduct, the Committee is authorized to recover compensation based on its analysis of the relevant facts and circumstances. In January 2013, the policy was updated to provide an expanded definition of misconduct to include serious violations of the Code of Conduct and violations of law within the scope of Avon employment. In addition, the three-year discovery limit for misconduct was eliminated. The scope of coverage was also expanded to include additional key finance executives below the executive officer level.

In addition to the policy described above, our shareholder-approved 2016 Omnibus Incentive Plan, Amended and Restated 2013 Stock Incentive Plan and 2013-2017 Executive Incentive Plan, as well as other compensation arrangements, include the misconduct provisions described above for all participants (including individuals who are not senior officers) and also provide for forfeiture of awards if a participant breaches certain non-compete, non-solicitation or non-disclosure obligations. Further, as part of our annual Code of Conduct certification, where permitted by local law, certifying employees acknowledge our right of recoupment of incentive compensation in the event of serious violations of the Code of Conduct and violations of law within the scope of company employment.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

To further support our goal of achieving a strong link between shareholder and executive interests, we maintain stock ownership guidelines to require executive share ownership as follows:

•	Chief Executive Officer: 6 times base salary

•	Executive Vice President (EVP): 3 times base salary

•	Senior Vice President (SVP): 2 times base salary

Our CEO is expected to hold 75% of the net shares acquired upon the vesting of the equity awards until satisfying the ownership target. EVPs and SVPs are expected to hold 50% of the net shares acquired upon vesting of equity awards until their ownership target has been satisfied. All applicable NEOs are on track to satisfy the guidelines.

Stock ownership for U.S. executives includes unvested RSUs, deferred RSUs, Company stock units in the 401(k) plan, Company stock fund units in the deferred compensation plan and Company stock held in the executive’s spouse’s name. Stock ownership for non-U.S. executives includes only unvested RSUs and Company stock held in the executive’s spouse’s name. Stock ownership does not include stock options or unvested Performance RSUs.

TRADING POLICIES

Under our Trading in Avon Securities policy, no employee or director may engage in any transaction in publicly traded options on Avon common stock or any other transaction to hedge a position in, or engage in short sales of, Avon common stock.

EXCISE TAX GROSS-UPS

No NEO or senior officer is entitled to an excise tax gross-up, which we believe reflects current best practices.

AVON 2018 Proxy Statement	53

POST-TERMINATION PAYMENTS

We have a change in control policy for senior officers at or above the senior vice president level who serve on our Executive Committee. We designed this policy based on competitive practice, shareholder input and considerations to attract senior level executives and to motivate and retain them in the event of a potential change in control. Generally, we believe that having change in control provisions will help ensure that, in the event of a potential change in control, members of senior management can act in the best interests of shareholders without the uncertainty and distraction that could result from the effects a change in control could have on their personal situations.

Our policy provides for payments to be made to covered executives upon a “double trigger,” i.e., in the event of an involuntary termination without cause or termination of a covered executive for good reason within two years of a change in control. A covered executive is generally entitled to receive two times the sum of base salary and target annual incentive bonus, and continued participation in our medical and welfare benefit plans for two years, plus two additional years of service and age credits under our nonqualified defined benefit plan. Ms. McCoy would have been entitled to receive three times the sum of base salary and target annual incentive bonus, and continued participation in our medical and welfare benefit plans for three years, plus three additional years of service and age credits under our Benefit Restoration Pension Plan.

In addition, our employees, including NEOs, are generally eligible for post-termination benefits in the event of death, disability or an involuntary termination. We periodically review the level of post-termination benefits that we offer to ensure that it is competitive and necessary for the attraction, motivation, and retention of superior executive talent. Please refer to the narrative discussion under “Potential Payments Upon Termination of Employment, Including After a Change in Control” beginning on page 66 for a further description.

TAX CONSIDERATIONS

The Committee recognizes tax factors that may impact executive compensation, including:

•	Section 162(m) of the Internal Revenue Code with respect to 2017 compensation.

•	Places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to certain of our executive officers unless such compensation satisfies certain criteria.

•	Certain performance-based compensation approved by shareholders is not intended to be subject to the deduction limit (e.g., annual and long-term incentive awards and Performance RSUs).

•	For our annual incentive awards, baseline revenue of $5 billion in constant dollars was set and achieved for 2017 for 162(m) purposes. No payouts would have been made if this revenue goal had not been attained. This goal reflected the revenue size of the Company and the impact of fluctuations in foreign currency from the prior-year constant-dollar exchange rates used by the Company. Note that this amount is meant only to create a funding threshold to have any payouts of annual awards to senior executives. The Committee then uses negative discretion to reduce the target payout based on the operative plan described on pages 47 to 48.

•	The Committee considers tax implications in determining executive pay, and generally endeavors to provide compensation that is tax deductible under Section 162(m) of the Internal Revenue Code; however, we reserve the right to forgo any or all of the tax deduction if we believe it to be in the best long-term interests of Avon and its shareholders. For example, we believe that granting Service-based RSUs in certain instances is in our best interest despite being subject to the deduction limit under Section 162(m) of the Internal Revenue Code. It is possible that performance-based compensation that is intended to be exempt from the deduction limit may not meet the requirements to qualify for such exemption. In addition, the Committee will consider the passage of the Tax Cuts and Jobs Act in December 2017 (the “Tax Cuts and Jobs Act”), and the change to Section 162(m) thereunder.

Our compensation program was designed to allow the Committee to grant certain incentive awards that were intended to be fully deductible for federal income tax purposes pursuant to the performance-based compensation exemption to the limit on deductibility under Section 162(m). However, the Section 162(m) exemption from the deduction limit for performance-based compensation has been repealed by the Tax Cuts and Jobs Act, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exception to the deduction limit for performance-based compensation, no assurance can be given that compensation intended to satisfy the requirements for exception from the Section 162(m) deduction limit will in fact satisfy the exception. Further, the Committee reserves the right to modify compensation that was initially intended to be exempt (including compensation granted during 2017) from Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

54	AVON 2018 Proxy Statement

•	Section 409A of the Internal Revenue Code.

•	Sets forth limitations on the deferral and payment of certain benefits.

•	The Committee considers the impact of, and designs its programs to comply with or be exempt from, Section 409A and considers generally the evolving tax and regulatory landscape in which its compensation decisions are made.

ACCOUNTING CONSIDERATIONS

The Committee recognizes accounting implications that may impact executive compensation. For example, we record salaries and performance-based compensation in the amount paid or expected to be paid to our NEOs in our financial statements. Also, generally accepted accounting principles require us to record an expense in our financial statements for equity awards, even though equity awards are not paid as cash to employees and may not vest or be earned by such employees.

COMPENSATION AND RISK MANAGEMENT

A multi-disciplinary management team comprised of senior executives in human resources, legal, internal audit, sales, and finance discusses our compensation programs and risk management at least annually and considers many factors, including governance and oversight of compensation plans and program designs and global and local compensation policies and programs, together with potential business risks relating thereto.

The Compensation and Management Development Committee, with support and advice from its independent compensation consultant, reviews the risk and reward structure of executive compensation plans, policies and practices at least annually to confirm that there are no compensation-related risks that are reasonably likely to have a material adverse effect on the Company. We consider in this review program attributes to help mitigate risk, including:

•	The use of multiple performance measures, balanced between short- and long-term objectives

•	Overlapping long-term incentive programs

•	Individual payout caps under plans and programs

•	The ability to clawback compensation, including pursuant to our stock incentive plans and the compensation recoupment policy

•	Our stock ownership guidelines for senior executives to further align executive interests with those of shareholders

AVON 2018 Proxy Statement	55

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The Compensation and Management Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2017. Based upon such review and discussion, the Compensation and Management Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE Helen McCluskey, Chair Jose Armario Nancy Killefer

56	AVON 2018 Proxy Statement

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation of (i) our CEO, our CFO, the three other most highly compensated officers who were serving as executive officers as of December 31, 2017 and (ii) two former executive officers who served as executive officers in 2017 and for whom disclosure would have been required but for the fact that such individuals were not serving as executive officers as of December 31, 2017 (collectively, the “named executive officers”).

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and NonQualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
Sheri McCoy	2017	1,200,000	0	3,758,832	2,222,220	900,000	238,302	1,568,240	9,887,594
Former Chief Executive Officer*	2016	1,200,000	0	3,675,672	1,880,340	946,800	259,928	103,097	8,065,837
	2015	1,200,000	0	9,777,646	0	1,693,959	167,403	36,608	12,875,616
James Wilson[6] Executive Vice President, Chief Financial Officer	2017	742,660	0	922,799	413,283	236,723	0	47,982	2,363,447
Susan Ormiston Senior Vice President, Chief Human Resources Officer	2017	530,264	0	619,340	277,377	119,309	51,669	425,604	2,023,563
Miguel Fernandez[6]	2017	259,523	0	565,355	293,081	77,857	0	115,511	1,311,327
Executive Vice President, Global President
James E. Thompson[6] Senior Vice President, General Counsel and Chief Ethics & Compliance Officer	2017	276,290	0	520,125	250,971	72,526	0	96,350	1,216,262
James Scully	2017	628,275	0	1,503,600	673,400	236,250	0	118,745	3,160,270
Former Executive Vice President, Chief Operating Officer**	2016	840,000	0	1,382,400	542,667	441,840	0	37,317	3,244,223
	2015	650,959	1,000,000	8,606,365	0	800,000	0	47,797	11,105,121
Fernando A. Acosta	2017	682,327	0	1,432,555	641,582	204,869	81,106	117,570	3,160,009
Former Executive Vice President, Chief Marketing and Social Selling Officer**	2016	800,310	0	1,317,082	517,026	336,770	88,479	59,354	3,119,021
	2015	756,848	0	3,363,303	0	464,637	41,423	60,457	4,686,667

*During 2017 and through February 4, 2018, Ms. McCoy served as Chief Executive Officer.

** Messrs. Scully’s and Acosta’s last day of employment with the Company was October 1, 2017 and November 1, 2017, respectively.

AVON 2018 Proxy Statement	57

1	For each of the named executive officers, 2017 stock awards consist of performance-based restricted stock units (“Performance RSUs”) and/or service-based restricted stock units (“Service-based RSUs”) as follows:

Name	Performance RSUs Grant Date Fair Value($)	Service-based RSUs Grant Date Fair Value($)
Ms. McCoy	3,758,832	0
Mr. Wilson	466,039	456,760
Ms. Ormiston	312,784	306,556
Mr. Fernandez	248,468	316,887
Mr. Thompson	247,386	272,739
Mr. Scully	759,360	744,240
Mr. Acosta	723,480	709,075

The aggregate grant date fair value of the awards was determined based on the grant date fair value in accordance with FASB ASC Topic 718. This column (Stock Awards) reflects the Performance RSUs and the Service-based RSUs granted under our 2017-2019 long-term incentive program. Amounts reported for Performance RSUs are based on the probable outcome of relevant performance conditions as of the grant date. See Note 12 to the Notes to the Consolidated Financial Statements contained in our Form 10-K for 2017 for a description of the assumptions used in valuing the Performance RSUs awards. The value of the Performance RSU awards at the grant date assuming the highest level of performance conditions achieved would be $5,638,248 for Ms. McCoy, $699,059 for Mr. Wilson, $496,197 for Ms. Ormiston, $372,702 for Mr. Fernandez, $371,079 for Mr. Thompson, $1,139,040 for Mr. Scully and $1,085,220 for Mr. Acosta. Performance RSUs will be settled in cash rather than shares as necessary to comply with applicable limits under our stock incentive plan(s). Please refer to the “Compensation Discussion and Analysis” for additional information.

2	The grant date fair value of the stock option awards was determined in accordance with FASB ASC Topic 718. See Note 12 to the Notes to the Consolidated Financial Statements contained in our Form 10-K for 2017 for a description of the assumptions used in valuing stock option awards.

3	This column reflects amounts earned under our annual incentive program. Annual incentive awards for 2017 were pro-rated to reflect actual service with the company during the performance period.

4	This column for 2017 includes the change in pension value reported, which is the aggregate change in the actuarial present value of the named executive officers’ accumulated benefits under our Personal Retirement Account Plan (“PRA”) and Benefit Restoration Pension Plan (“BRP”). See “Pension Benefits” beginning on page 63. No amounts are reported for deferred compensation earnings as the interest rate for the fixed rate fund of our Deferred Compensation Plan was 2.49%, which is 120% of the applicable federal long-term interest rate published by the Treasury Department at the time it was set for the 2017 plan year.

5	“All Other Compensation” generally includes perquisites, 401(k) employer contributions, excess 401(k) employer contributions, New Money Purchase Section of the Avon Cosmetics Pension Plan (UK) (“UK Defined Contribution Plan”) employer contributions (including opt out payments), relocation/assignment-related tax benefits, severance, and, in the case of Ms. McCoy, her deferred cash award that was part of her sign-on compensation in the amount of $1,006,881 (as described below, the deferred cash award was granted to Ms. McCoy in 2012 under her employment agreement as sign-on compensation in recognition of a significant amount of value in unvested equity and other benefits from her prior employer that she was forfeiting, and was in the amount of $850,000, vesting and becoming payable in April 2017 with interest compounded annually at 3.25%), which are set forth in the table below for 2017:

Name	Perquisites ($)[a]	401(k) Employer Contributions ($)	Excess 401(k) Employer Contributions ($)	UK Defined Contribution Plan Employer Contributions ($)[i]	Relocation/Assignment- Related Tax Benefits ($)[j]	Severance

Ms. McCoy[b]	231,228	11,925	0	N/A	318,206	N/A

Mr. Wilson[c]	20,595	N/A	N/A	27,387	0	N/A

Ms. Ormiston[d]	170,518	11,925	9,974	N/A	233,187	N/A

Mr. Fernandez[e]	68,792	N/A	N/A	11,972	34,747	N/A

Mr. Thompson[f]	61,226	N/A	N/A	15,963	19,161	N/A

Mr. Scully[g]	15,693	11,925	23,627	N/A	0	67,500

Mr. Acosta[h]	44,010	11,822	18,123	N/A	0	43,615

58	AVON 2018 Proxy Statement

a	The amounts disclosed are the actual costs incurred by us. The actual and incremental cost for any complimentary Avon products is nominal.

b	For Ms. McCoy, perquisites include financial planning and tax preparation services, car service allowance, and home security and international assignment allowances in the amount of $214,799 which include costs associated with housing, utilities and home leave trips.

c	For Mr. Wilson, perquisites include annual transportation allowance.

d	For Ms. Ormiston, perquisites include financial planning and tax preparation services, transportation allowance, and international assignment allowances in the amount of $148,776 which include costs associated with housing, utilities and home leave trips.

e	For Mr. Fernandez, perquisites include transportation allowance, and relocation allowances in the amount of $61,255 which include costs associated with his relocation to the United Kingdom.

f	For Mr. Thompson, perquisites include transportation allowance, and relocation allowances in the amount of $52,645 which include costs associated with his relocation to the United Kingdom.

g	For Mr. Scully, perquisites include executive health exam and financial planning and tax preparation services.

h	For Mr. Acosta, perquisites include executive health exam, financial planning and tax preparation services in the amount of $29,658, and transportation allowance.

i	As U.K.-based employees, Messrs. Wilson, Fernandez and Thompson are not eligible to participate in our 401(k) plan (or excess 401(k) plan) but instead are eligible to participate in the UK Defined Contribution Plan, which is a tax-qualified defined contribution plan similar to our 401(k) plan. The amount listed under the UK Defined Contribution Plan is the cash payment made to Mr. Wilson in lieu of contributions to the UK Defined Contribution Plan given that he will exceed his lifetime allowance under that plan. For a description of the UK Defined Contribution Plan, see page 51.

j	In accordance with our international relocation and assignment policies and the terms of the individual relocation/assignment agreements, the amounts shown for Messrs. Fernandez and Thompson are tax benefits provided in connection with expenses associated with relocation to the United Kingdom. For Mmes. McCoy and Ormiston, amounts shown are for tax equalization in connection with assignment to the United Kingdom from the United States.

6	Compensation for Messrs. Wilson, Fernandez and Thompson is generally delivered in GBP. In calculating the dollar equivalent for such amounts reported for Messrs. Wilson, Fernandez and Thompson, amounts have been converted to U.S. dollars based on the currency exchange rate on December 31, 2017.

AVON 2018 Proxy Statement	59

GRANTS OF PLAN-BASED AWARDS

The following table presents information regarding grants of equity and non-equity plan-based awards to our named executive officers during 2017.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]		Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards # of shares of stock or units (#)[3]	All other option awards # of securities underlying options (#)[4]	Exercise or Base Price of Option Awards ($/Sh)[5]	Grant Date Fair Value of Stock & Option Awards ($)[6]
			Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ms. McCoy			1,800,000	2,700,000
	3/17/2017	3/17/2017			415,800	831,600	1,247,400				3,758,832
	3/17/2017	3/17/2017							1,386,000	$5.54	2,222,220
Mr. Wilson			631,261	946,892
	3/17/2017	3/17/2017			51,553	103,106	154,659				466,039
	3/17/2017	3/17/2017						103,106			456,760
	3/17/2017	3/17/2017							257,765	$5.54	413,283
Ms. Ormiston			319,185	478,778
	3/17/2017	3/17/2017			34,600	69,200	103,800				312,784
	3/17/2017	3/17/2017						69,200			306,556
	3/17/2017	3/17/2017							173,000	$5.54	277,377
Mr. Fernandez			207,618	311,428
	8/21/2017	8/21/2017			60,017	120,033	180,050				248,468
	8/21/2017	8/21/2017						120,033			316,887
	8/21/2017	8/21/2017							300,083	$3.30	293,081
Mr. Thompson			193,403	290,105
	8/1/2017	8/1/2017			38,414	76,828	115,242				247,386
	8/1/2017	8/1/2017						76,828			272,739
	8/1/2017	8/1/2017							192,070	$4.44	250,971
Mr. Scully			840,000	1,260,000
	3/17/2017	3/17/2017			84,000	168,000	252,000				759,360
	3/17/2017	3/17/2017						168,000			744,240
	3/17/2017	3/17/2017							420,000	$5.54	673,400
Mr. Acosta			656,254	984,382
	3/17/2017	3/17/2017			80,031	160,062	240,093				723,480
	3/17/2017	3/17/2017						160,062			709,075
	3/17/2017	3/17/2017							400,155	$5.54	641,582

1	Amounts represent possible cash payouts under the 2017 annual incentive program, for which there is no threshold payout. Amounts shown for Messrs. Wilson, Fernandez and Thompson have been converted from GBP to U.S. dollars based on the December 31, 2017 currency exchange rate.

2	This column reflects the Performance RSUs granted under our 2017-2019 long-term incentive program. Performance RSUs will be settled in cash rather than shares as necessary to comply with applicable limits under our stock incentive plan(s). Please refer to the “Compensation Discussion and Analysis” for additional information.

3	These Service-based RSUs vest 100% after three years of service on the anniversary of the grant date.

4	This column shows the number of stock option awards granted under our 2017-2019 long-term incentive program. All of the stock options listed above vest one-third per year over a three-year period.

5	This column shows the exercise price of stock option awards granted under our 2017-2019 long-term incentive program, which is equal to 125% of the closing price of our common stock on the New York Stock Exchange on the date of grant.

6	Please refer to Footnotes 1 and 2 under the Summary Compensation Table for additional information.

60	AVON 2018 Proxy Statement

The material factors necessary for an understanding of the compensation for our named executive officers are described under the “Compensation Discussion and Analysis” and “Potential Payments Upon Termination of Employment, Including After a Change in Control” sections and the corresponding footnotes to the tables. In addition, most of our named executive officers have an employment agreement that identifies, where applicable, his or her position and generally provides, among other things, for (i) an annual base salary, (ii) eligibility to receive annual cash bonuses and long-term incentive awards, (iii) sign-on compensation, and (iv) eligibility to receive perquisites and to participate in benefit plans generally available to similarly situated senior executives. When she joined the company in 2012, Ms. McCoy received cash sign-on compensation of (i) a deferred cash award of $850,000, vesting and becoming payable on the fifth anniversary of her start date in April 2017 with interest compounded annually at 3.25% provided she remains in our employ on the payment date, and (ii) a bonus of $1,910,000 subject to repayment if she does not remain in our employ for five years, which repayment obligation decreases at a rate of 20% for each year of employment provided that, in the event of certain qualifying terminations of employment as described under “Potential Payments Upon Termination of Employment, Including after a Change in Control,” these sign-on compensation awards would become nonforfeitable. Ms. McCoy received the deferred cash award in April 2017 as described above. During 2017, Ms. McCoy and Ms. Ormiston were entitled to international assignment benefits, such as pre-departure and relocation support, together with related tax equalization benefits, under our relocation policies and the terms of their international assignment agreements. Messrs. Thompson and Fernandez were entitled to relocation support under our relocation policies and the terms of their employment contracts. Messrs. Scully and Acosta were entitled to severance pay and benefits under the terms of our severance programs and their severance agreements, as described under “Potential Payments Upon Termination of Employment, Including after Change in Control”.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents information regarding outstanding equity awards as of December 31, 2017 for the named executive officers. All dollar values are based on $2.15, the closing price of our common stock on the New York Stock Exchange on December 29, 2017 (last trading day of our last fiscal year).

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option Expiration date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Ms. McCoy	462,000	924,000[1]	5.49	3/10/2026				234,756[10]	504,726
	0	1,386,000[2]		3/17/2027				415,800[6]	893,970
								415,800[6]	893,970

Mr. Wilson	0	257,765[2]	5.54	3/17/2027	103,106	[7]	221,678	51,553[6]	110,839

Ms. Ormiston	4,000	0	31.28	9/15/2020	42,146	[8]	90,614	15,805[10]	33,981
	50,400	100,800[1]	5.49	3/10/2026	60,480	[9]	130,032	30,240[5]	65,016
	0	173,000[2]	5.54	3/17/2027	69,200	[7]	148,780	34,600	74,390

Mr. Fernandez	0	300,083[3]	3.30	8/21/2027	120,033	[7]	258,071	60,017[6]	129,035

Mr. Thompson	0	192,070[4]	4.44	8/1/2027	76,828	[7]	165,180	38,414[6]	82,590

Mr. Scully								25,407[10]	54,624
								73,171[10]	157,318
								40,000[5]	86,000

Mr. Acosta	127,034	0	5.49	1/30/2018				23,313[10]	50,123
								40,227[5]	86,488

AVON 2018 Proxy Statement	61

1	These stock options vest in equal installments on March 10, 2018 and March 10, 2019. Dividend equivalents are not paid on stock options.

2	These stock options vest in equal installments on March 17, 2018, March 17, 2019 and March 17, 2020. Dividend equivalents are not paid on stock options.

3	These stock options vest in equal installments on August 1, 2018, August 1, 2019 and August 1, 2020. Dividend equivalents are not paid on stock options.

4	These stock options vest in equal installments on August 21, 2018, August 21, 2019 and August 21, 2020. Dividend equivalents are not paid on stock options.

5	These Performance RSUs are tied to the achievement of goals for the 2016-2018 performance period. Amounts reflect the threshold number of shares that could be earned as of the end of the performance period (pro-rated for Messrs. Scully and Acosta given their last day of employment with the Company was October 1, 2017 and November 1, 2017, respectively). Assuming the performance conditions are satisfied, Performance RSUs vest and settle on March 10, 2019. Dividend equivalents are not paid on Performance RSUs.

6	These Performance RSUs are tied to the achievement of goals for the 2017-2019 performance period. Amounts reflect the threshold number of shares that could be earned as of the end of the performance period. Assuming the performance conditions are satisfied, Performance RSUs vest and settle on March 17, 2020. Dividend equivalents are not paid on Performance RSUs.

7	These Service-based RSUs vest 100% on March 17, 2020. Dividend equivalents are paid in cash on these Service-based RSUs annually to the extent the Company pays any dividends on its common stock.

8	These Service-based RSUs vest 100% on March 12, 2018. Dividend equivalents are paid in cash on these Service-based RSUs annually to the extent the Company pays any dividends on its common stock.

9	These Service-based RSUs vest 100% on March 10, 2019. Dividend equivalents are paid in cash on these Service-based RSUs annually to the extent the Company pays any dividends on its common stock.

10	These Performance RSUs are tied to the achievement of goals for the 2015-2017 performance period. Amounts reflect the threshold number of shares that could be earned as of the end of the performance period (pro-rated as applicable for Messrs. Scully and Acosta given their last day of employment with the Company was October 1, 2017 and November 1, 2017, respectively). Assuming the performance conditions are satisfied, Performance RSUs vest and settle on March 12, 2018. Dividend equivalents are not paid on Performance RSUs.

OPTION EXERCISES AND STOCK VESTED

The following table presents information regarding stock option exercises and the vesting of restricted stock unit awards during 2017 for our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ms. McCoy	—	—	515,696	2,226,250
Mr. Wilson	—	—	—	—
Ms. Ormiston	—	—	47,765	205,867
Mr. Fernandez	—	—	—	—
Mr. Thompson	—	—	—	—
Mr. Scully	—	—	354,397	1,142,351
Mr. Acosta	—	—	168,880	667,494

62	AVON 2018 Proxy Statement

PENSION BENEFITS

The following table presents information on our defined benefit pension plans and supplemental benefit restoration plan as of December 31, 2017 for our named executive officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)[1]	Payments During Last Fiscal Year ($)
Ms. McCoy	Avon Products, Inc. Personal Retirement Account Plan (“PRA”)[2]	5.750	109,409	0
	Benefit Restoration Pension Plan (“BRP”)[2]	5.750	1,109,302	0
Mr. Wilson[3]	N/A	N/A	N/A	N/A
Ms. Ormiston	PRA[2]	7.417	134,189	0
	BRP[2]	7.417	147,165	0
Mr. Fernandez[3]	N/A	N/A	N/A	N/A
Mr. Thompson[3]	N/A	N/A	N/A	N/A
Mr. Scully[3]	N/A	N/A	N/A	N/A
Mr. Acosta	PRA[2]	6.083	104,778	0
	BRP[2]	6.083	349,418	0

1	The amounts in this column represent the present values of the accumulated benefits based on an assumed retirement age equal to the earliest date the named executive officer may retire without any benefit reductions. The named executive officers listed as members of the PRA and BRP participate in the cash balance benefit formula, which have no actuarial reductions for early retirement. Therefore the assumed retirement age is 65 for these participants.

2	For all participating named executive officers, the present value of the accrued cash balance benefits are equal to the cash balance benefits as of December 31, 2017, projected to the normal retirement age of 65, based on an interest crediting rate of 5.00% per annum for the PRA and BRP for the portion of the balance attributable to pay credits earned before December 31, 2014, and on an interest crediting rate of 2.23% per annum for the PRA and an interest crediting rate of 2.28% per annum for the BRP, in each case for the portion of the balance attributable to pay credits earned after December 31, 2014. Amounts are then discounted back to December 31, 2017 at a rate of 3.48% per annum for the PRA and 3.53% per annum for the BRP. Due to the difference between the assumed interest crediting rates and the relevant accounting discount rates, the December 31, 2017 actual cash balance accounts are less than the amounts disclosed in the table above.

On December 31, 2017, the actual cash balance account balances were as follows:

	PRA	BRP
Ms. McCoy	107,563	1,108,814
Mr. Wilson	N/A	N/A
Ms. Ormiston	119,772	144,948
Mr. Fernandez	N/A	N/A
Mr. Thompson	N/A	N/A
Mr. Scully	N/A	N/A
Mr. Acosta	98,455	336,975

As of December 31, 2015, Ms. McCoy is vested in the PRA and the BRP. Pursuant to her employment agreement, Ms. McCoy’s BRP balance includes an additional 2% accrual above and below the Social Security Taxable Wage Base over the current basic credits table set forth below under the “Avon Products, Inc. Personal Retirement Account Plan” section. BRP benefits are generally paid 80% lump sum and 20% in 60 consecutive monthly installments. Ms. Ormiston and Mr. Acosta are vested in the PRA and the BRP. PRA benefits may be paid in various forms and no officer has yet elected the form of payment. Messrs. Scully, Wilson, Fernandez and Thompson are not eligible to participate in the PRA or BRP.

3	Messrs. Wilson, Fernandez, Thompson and Scully do not participate in any defined benefit retirement plans that are sponsored, maintained or established by us or to which we contribute.

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Avon Products, Inc. Personal Retirement Account Plan

The Avon Products, Inc. Personal Retirement Account Plan (“PRA”) is a U.S. tax-qualified defined benefit pension plan that is generally available to our eligible employees who have completed one year of service. Named executive officers participate in the cash balance benefit accrual formula of the PRA, which generally provides a retirement benefit equal to the value of the participant’s hypothetical account balance. The hypothetical account balance is credited with an interest credit and a basic credit as of the last day of each month. For balances as of December 31, 2014, the interest credit is 1/12 of the annual rate of interest on Treasury securities for the month of November of the prior year (but not less than 5%). For balances as a result of pay credits earned on or after January 1, 2015 the interest credit is 1/12 of the annual rate of interest on Treasury securities for the month of November of the prior year (but not less than 1.6%). The basic credit is an employer contribution based upon a percentage of eligible compensation earned. The percentage of eligible compensation differs depending upon the number of points a participant has earned. Points are determined by adding the participant’s vesting service and attained age as of the last day of the prior plan year. Basic credits are determined as follows:

Participant Points	Percentage of Compensation Up to Social Security Wage Base*	Percentage of Compensation Over Social Security Wage Base*
<30	3.0%	4.50%
30-39	3.5%	5.25%
40-49	4.0%	6.00%
50-59	4.5%	6.75%
60-69	5.0%	7.50%
70-79	5.5%	8.25%
80-89	6.0%	9.00%
90 or more	6.5%	9.75%

* $127,200 in 2017

Compensation is generally defined as salary and annual bonus (not in excess of the target bonus amount), subject to the maximum permitted under Internal Revenue Code regulations. Long-term equity compensation is not included.

A participant must complete three years of service in order to be vested in the PRA. Participants may receive PRA benefits upon request as soon as practicable after termination of employment or at the end of the salary continuation period for those employees receiving severance benefits. Benefits may be paid, at the request of a participant, as a lump sum or annuity or various forms of joint and survivor annuities. None of our named executive officers have selected the form of payment of their PRA benefits.

The PRA is not available to employees hired on or after January 1, 2015.

Benefit Restoration Pension Plan of Avon Products, Inc.

The Benefit Restoration Pension Plan of Avon Products, Inc. (“BRP”) is a nonqualified defined benefit pension plan available to a select group of U.S.-based management or highly compensated employees whose benefits under the PRA are limited by the Internal Revenue Code maximum benefit limit. The BRP was established to provide participants in the PRA with the retirement benefits to which they were entitled under the PRA but may not be paid as a result of Internal Revenue Code limits.

Generally, the same definitions under the PRA for compensation, average final compensation and service apply to the BRP, except that the compensation and benefit limits under the Internal Revenue Code for qualified plans are disregarded. The same benefit accrual formulas also apply (except for Ms. McCoy). Pursuant to Ms. McCoy’s employment agreement, the basic credits under the BRP cash balance benefit formula for Ms. McCoy are increased by 2% both above and below the Social Security Taxable Wage Base. Generally, a participant must complete three years of service to become 100% vested under the BRP.

If a participant receives salary continuation, the salary continuation period is credited to the participant at the time of the termination to match the service crediting rules of the PRA. In addition, if a participant under the Company’s Change in Control Policy is terminated after a change in control, such participant would be credited with an additional two years of service and age at the time of the termination of employment, except for Ms. McCoy who would be credited with three years of service and age, pursuant to her employment agreement. In order to determine the BRP benefit, the hypothetical amount payable under the PRA is subtracted from the amount calculated under the BRP and the BRP pays out the excess. Benefits are paid from our general assets. The BRP benefit generally will be paid 80% in a lump sum cash payment and 20% in 60 monthly installments. Certain key employees may be subject to a six month delay in payments under Section 409A of the Internal Revenue Code.

The BRP is not available to employees hired on or after January 1, 2015.

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NONQUALIFIED DEFERRED COMPENSATION

The following table provides information relating to compensation for our named executive officers under our nonqualified Deferred Compensation Plan (“DCP”).

Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)[2]	Aggregate Earnings in Last FY ($)[3]	Aggregate Withdrawals/ Distributions Last FYE ($)	Aggregate Balance at Last FYE ($)
Ms. McCoy	0	0	0	0	0
Mr. Wilson[5]	N/A	N/A	N/A	N/A	N/A
Ms. Ormiston	13,299	9,974	791	0	50,400
Mr. Fernandez[5]	N/A	N/A	N/A	N/A	N/A
Mr. Thompson[5]	N/A	N/A	N/A	N/A	N/A
Mr. Scully[4]	0	23,627	2,181	0	97,892
Mr. Acosta[4]	24,165	18,123	1,818	0	100,639

1	Amounts deferred under this column are included in the “Salary” column in the Summary Compensation Table.

2	Reflects employer contributions to the excess 401(k) plan, which are included in the “All Other Compensation” column in the Summary Compensation Table.

3	There are no amounts in this column that are reported in the Summary Compensation Table, as described in explanatory footnote 4 accompanying that table.

4	In addition to the amounts stated in the column footnoted as 2 above, the following amounts have been previously reported in our Summary Compensation Table: $8,592 for Mr. Scully and $23,997 for Mr. Acosta for 2016; and $7,197 for Mr. Scully for and $23,327 for Mr. Acosta for 2015; and $21,207 for Mr. Acosta for 2014.

5	Messrs. Wilson, Fernandez and Thompson are not eligible to participate in the DCP.

Avon Products, Inc. Deferred Compensation Plan (“DCP”)

The following sources of compensation may be deferred into the DCP:

•	Base Salary—up to 50% of annual salary

•	Annual Bonus—all or part of the annual bonus payable under our annual incentive plans

•	Excess 401(k) Plan Deferrals—up to 25% of the portion of base salary in excess of the maximum compensation limit under our 401(k) Plan ($270,000 for 2017). In addition, we contribute an amount equal to the employer contributions we would have made to the 401(k) Plan if IRS limits did not apply

In general, participants must make their deferral elections prior to the year in which they perform services for which the compensation is being deferred.

Investment of Deferred Compensation

Deferred compensation amounts are hypothetically invested in one or more of three investment choices as selected by the participant:

•	Fixed Rate Fund—credited each month with imputed interest at an annual rate that we establish. We determine the rate annually, and for 2017, the rate was set at 2.49%, which is 120% of the long-term federal rate as of November 2016.

•	Standard & Poor’s 500 Stock Index Fund.

•	Avon Stock Unit Fund—hypothetically invested in Avon stock with dividends credited (to the extent Avon pays any dividends on its common stock).

Plan Accounts and Distributions

Payments under the DCP are made from our general assets. Participants may allocate deferred compensation to (i) a Retirement/ Termination Account, which provides for distributions after termination of employment, or (ii) up to two In-Service Accounts, which provide for distributions during continued employment. Participants are fully vested in their DCP accounts. Retirement/Termination Accounts are distributed upon retirement or other termination of employment in a lump sum or up to 15 annual installments, as elected at the time of the initial deferral election. Changing the distribution elections for Retirement/Termination Accounts will delay distributions for at least five years from the original distribution date. All In-Service Accounts are payable in a lump sum or in up to five annual installments, as irrevocably elected at the time of initial deferral election. In the event of death prior to full distribution of the accounts, the undistributed amounts will be paid to the participant’s beneficiary. Accounts are also distributable upon a change in control event within the meaning of Section 409A.

AVON 2018 Proxy Statement	65

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT, INCLUDING

AFTER A CHANGE IN CONTROL

We have entered into individual agreements and maintain certain plans and arrangements that provide for payments to our named executive officers upon termination of employment, including after a change in control as set forth below.

Departure of CEO

In August 2017, we entered into a letter agreement with Ms. McCoy, which provided for Ms. McCoy to retire as Chief Executive Officer (“CEO”) on March 31, 2018, provided that if the Company determines that Ms. McCoy’s successor will be appointed prior to March 31, 2018, Ms. McCoy will continue to be employed as an advisor until March 31, 2018 on her current terms and conditions of employment (except that in all cases her annual incentive bonus for 2017 will not be less than 50% of her target annual incentive and she will not be eligible to receive annual or long-term incentive awards with respect to 2018). In February 2018, we announced Ms. McCoy’s successor, and that Ms. McCoy would retire as CEO effective as of February 4, 2018, but remain employed as an advisor to the Board and the new CEO during a transition period through March 31, 2018.

Pursuant to previously disclosed arrangements, upon her departure on March 31, 2018 Ms. McCoy was entitled to receive termination benefits in accordance with the Company’s U.S. plans and arrangements for similarly situated U.S.-based named executive officers. For this purpose, Ms. McCoy’s termination will constitute an involuntary separation other than for cause, and as such she will generally be entitled to receive substantially the same severance payments and benefits afforded to other U.S.-based named executive officers subject to Ms. McCoy’s signing of a release of all claims and continued compliance with certain restrictive covenants, in each case as described under “Involuntary Termination of Employment (Other Than for Cause or Disability); Constructive Termination” below, except that (i) her cash balance benefit under the BRP includes an additional 2% accrual above and below the Social Security Taxable Wage Base over the current basic credits table, pursuant to the terms of her employment agreement; and (ii) she is not eligible for three months of continued transportation or car allowance. Ms. McCoy’s termination will constitute a retirement for purposes of vesting, and for stock option exercise under the terms of our incentive plans and outstanding awards, as described in more detail below in the “Retirement” section. Ms. McCoy’s international assignment benefits will cease, and she will be entitled to repatriation benefits consistent with her assignment agreement and our international assignment policies, which will include tax assistance and tax equalization benefits for as long as she is subject to United Kingdom taxes on her Company-compensation, and will include lease termination fees and other similar fees and penalties that she may incur as a result of the end of her international assignment (provided that she is required to use reasonable efforts to mitigate the amount of any such fees and penalties).

Departure of Messrs. Scully and Acosta

Messrs. Scully and Acosta each entered into a severance benefit letter agreement with us in August 2017 and September 2017, respectively. Each of Messrs. Scully’s and Acosta’s last day of employment with the Company was October 1, 2017 and November 1, 2017, respectively, in accordance with the terms of the applicable agreement. The agreements included a general release of claims, non-competition and non-solicitation covenants for the salary continuation period and cooperation and confidentiality provisions that, if violated, would cause forfeiture of the remaining benefits. In the case of Mr. Scully, all of his unvested sign-on Service-based RSUs vested pursuant to the terms of his employment agreement in connection with his termination. Messrs. Scully and Acosta received severance pay and benefits consistent with the terms of the severance agreements and our severance plan described under “Involuntary Termination of Employment (Other Than For Cause or Disability); Construction Termination–U.S.-Based Named Executive Officers” and quantified in the “Potential Payments Upon Termination or Change in Control Table” below.

Involuntary Termination of Employment (Other Than For Cause or Disability); Constructive Termination

U.S.-Based Named Executive Officers

In the event that we terminate the employment of any of our currently employed U.S.-based named executive officers that are covered by our severance plan other than for cause or disability, we would continue to pay his or her base salary at the rate in effect on the termination date for a period of time determined in accordance with the severance plan for employees at their level (which is currently 24 months for the current U.S.-based covered named executive officers), except that the first payment (equivalent to seven months at such rate) generally would not occur until the seventh month following the date of termination, unless certain exceptions permitted by Internal Revenue Code Section 409A apply. Each currently employed U.S.-based named executive officer covered by our severance plan would also be entitled to continuing coverage under our applicable group health plan(s) and applicable group life and accident plan(s) during the salary continuation period. In addition, we would generally continue to provide certain of the perquisites he or she currently receives as described in the Summary Compensation Table for the following periods, as applicable: three months of transportation or car allowance, and, if the executive has not yet received his or her annual executive health exam for in the calendar year in which the termination occurs, an executive health exam for up to the earlier of three months after termination or the end of the calendar year in which the termination occurs. In addition, we would generally provide outplacement services to any of them for twelve months following termination of employment.

In the event of involuntary termination without cause, a pro rata portion of Service-based RSUs would vest and be settled in accordance with the terms of the individual award agreements. If termination occurs during the year of the grant, all Performance

66	AVON 2018 Proxy Statement

RSUs would be forfeited. If termination is on or after January 1 of the year following the grant, a pro rata portion of their Performance RSUs would vest and settle in accordance with the terms of the individual award agreements, provided that the applicable performance goals have been satisfied. In addition, in the event of involuntary termination other than for cause, death, disability or retirement, a named executive officer’s stock options that were exercisable as of the date of separate from service will continue to remain exercisable until 90 days after such date of separation from service. A named executive officer who is involuntarily terminated without cause on or after August 1 would be entitled to a prorated award under the annual incentive program provided that the applicable performance goals have been satisfied. The U.S.-based named executive officers’ accrued benefits under the PRA accrue interest credits for additional years of service during his or her salary continuation period and they are credited with additional years of service credit under the BRP at termination for the salary continuation period for certain limited purposes.

Terminated employees are required to sign a release of all claims in order to receive severance benefits. The severance benefits are also subject to non-competition and non-solicitation covenants for the salary continuation period and non-disparagement, cooperation, and confidentiality provisions that, if violated, would cause forfeiture of the remaining benefits.

U.K.-Based Named Executive Officers

In the event that we terminate the employment of any of our U.K.-based named executive officers other than for cause or disability, under the terms of each of their employment contracts we would pay the equivalent of 24 months’ salary, which is typically paid as a lump sum payment and includes pay in lieu of notice. If not paid as a lump sum and instead paid as salary continuation, each currently employed U.K.-based named executive would be entitled to continuing coverage under our applicable private medical plan and applicable group life insurance and income protection plan(s) during the salary continuation period. In addition, we would generally continue to provide certain of the perquisites he or she currently receives as applicable: twenty four months of transportation or car allowance and pension contributions until the end of his or her contract in effect. In addition, we would generally provide outplacement services for twelve months following termination of employment. A U.K.-based named executive officer who is involuntarily terminated without cause, would have the same treatment with respect to vesting and settlement of Service-based RSUs, Performance RSUs, stock options and the annual incentive program as noted above for U.S.-based named executive officers. In addition, the requirement to sign a release of claims, and agree to non-disparagement, cooperation, and confidentiality provisions that, if violated, would cause forfeiture of the remaining benefits, would also apply.

Disability

U.S. Based Named Executive Officers

In the event of qualifying disability, a U.S.-based named executive officer would be entitled to receive benefits under our disability plans, which provide for the following income replacement benefits: under the short term disability program, 100% of eligible base pay for up to 8 weeks, then 70% of eligible pay for the remaining 17 weeks; and 50% of eligible base pay (up to the IRS limits) thereafter under the long-term disability program for the duration of his or her qualifying disability until age 65 (or if the disability occurred after age 60, for up to five years, but in no event less than 1 year). In addition, each U.S.-based named executive officer would generally continue to be covered by our applicable group health plan(s) and applicable group life and accident plan(s) and would continue to be eligible for perquisites during the disability period.

In the event of separation from service due to disability, all Service-based RSUs would vest and be settled, in accordance with the terms of the individual award agreements. All Performance RSUs would be prorated and paid on the original settlement date, provided that the performance goals have been satisfied. All stock options awarded under the 2016 stock incentive plan would immediately vest and be exercisable until the first anniversary of the date of separation from service due to disability.

All of our named executive officers who are currently participants in the PRA and BRP would continue to participate in those plans for up to 29 months while disabled.

U.K.-Based Named Executive Officers

In the event of qualifying disability, a U.K.-based named executive officer would be entitled to receive benefits under our sickness absence policy, which provide the following income replacement benefit. Under the sickness absence policy, the U.K. based named executive officer would be entitled to the following:

Service with Avon	Entitlement

0-1 year	4 weeks at full pay

1-2 year	8 weeks at full pay

2-5 years	16 weeks at full pay

5+ years	26 weeks at full pay

AVON 2018 Proxy Statement	67

Following the cessation of the above, a U.K.-based named executive could apply for income protection where 67% of their base salary would be paid for a period of up to three years. In addition, each U.K. based named executive officer would generally continue to be covered by our applicable group life plan(s) and pension contributions would continue based on the fixed rate of pensionable pay applicable immediately before acceptance on to the income protection scheme. All other perquisites would discontinue. A U.K.-based named executive officer who experiences a separation from service due to disability, would have the same treatment with respect to vesting and settlement of Service-based RSUs, Performance RSUs, stock options and the annual incentive program as noted above for U.S.-based named executive officers.

Retirement

Ms. McCoy is currently the only named executive officer who is retirement-eligible for purposes of our incentive compensation plans. All other named executive officers are not presently retirement-eligible and, therefore, would forfeit any cash or equity incentive compensation upon retirement. For a named executive officer who is retirement-eligible: (i) if retirement is prior to January 1 of the year following the grant, a pro rata portion of his or her Service-based RSUs would vest and be settled, in accordance with the terms of the individual award agreements, while all Performance RSUs would be forfeited; or (ii) if retirement is after January 1 of the year following the grant, all of his or her Service-based RSUs would vest and be settled, in accordance with the terms of the individual award agreements and a pro rata portion of Performance RSUs would vest provided that the performance goals have been satisfied. If the retirement is after the first anniversary of the grant date, stock options awarded under the 2017-2019 long-term incentive program will continue to vest pursuant to the terms of the individual award agreements and be exercisable until the third anniversary of the date of separation from service due to retirement.

A retirement-eligible named executive officer would be entitled to a prorated annual cash incentive award, provided that the applicable performance goals have been satisfied. Cash sign-on awards that have not vested would be forfeited and repaid to the Company.

Death

In the event of a named executive officer’s death, his or her beneficiary generally would be entitled to death and life insurance benefits. Named executive officers generally will receive benefits pursuant to our applicable group life and accident plan(s) for similarly situated employees of their employing entity.

All of a named executive officer’s Service-based RSUs would vest and be settled, in accordance with the terms of the individual award agreements. Performance RSUs would be prorated, provided that the performance goals have been satisfied. Under our annual incentive program, a participating named executive officer who dies during the performance period is entitled to a prorated award provided that the performance goals have been satisfied. All of a named executive officer’s stock options awarded under the 2016 stock incentive plan would immediately vest and be exercisable until the first anniversary of the date of separation from service due to death. The stock options awarded to Ms. Ormiston under the Company’s prior stock incentive plans have already vested and would be exercisable until the earlier of the option expiration dates set forth in the “Outstanding Equity Awards at Fiscal Year End” table and the second anniversary of the date of separation from service due to death.

Change in Control—Involuntary Termination of Employment (Other Than For Cause or Disability) or Constructive Termination

Our Amended and Restated Change in Control Policy has been designed based on competitive practice, with the objective of attracting senior-level executives and motivating and retaining them in the event of a potential change in control. Generally, we believe that having change in control provisions will help ensure that, in the event of a potential change in control, members of senior management can act in the best interests of all the shareholders without concern for the uncertainty and distraction that would result from the effects a change in control could have on their personal situations. All of our current named executive officers are covered under our policy.

The policy provides for payments to be made to covered executives upon a “double trigger,” (i.e., in the event of an involuntary termination without cause or termination by a covered executive for good reason within two years after a change in control), which reflects shareholder input and considerations. A covered executive is generally entitled to receive two times the sum of base salary and target annual incentive bonus, and continued participation in our medical/welfare benefit plans for two years, plus, as applicable, two additional years of service and age credits under our BRP. Ms. McCoy would be entitled to receive three times the sum of base salary and target annual incentive bonus, and continued participation in our medical/welfare benefit plans for three years, plus three additional years of service and age credits under our BRP.

“Change in control” is defined generally in the policy as an event that would be considered a change in control under Section 409A of the Internal Revenue Code and the regulations issued thereunder and which includes:

•	the acquisition by a person or group of persons of beneficial ownership of more than 50% of the outstanding stock of the Company, measured by vote or value;

•	the acquisition by a person or group of persons that acquires, within a 12-month period, 30% or more of the total voting power of the outstanding stock of the Company;

68	AVON 2018 Proxy Statement

•	a majority of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

•	a sale of a substantial portion of the Company’s assets (40% or more of the total gross fair market value) within a 12-month period unless the recipient of the assets is (i) a subsidiary, 50% or more of the total value or voting power of which is owned by the Company, (ii) Company shareholder(s) owning 50% or more of the total value or voting power of the Company, or (iii) an entity of which at least 50% of the total value or voting power is owned by such Company shareholder(s) described in (ii); provided that the assets are not distributed to a Company shareholder in exchange for common stock.

In the event of a change in control, the 2016 and 2013 stock incentive plans provide for unvested awards that are assumed or otherwise replaced in the change in control to become fully vested and payable upon a “double trigger”. If the awards are no longer payable in our stock, and are not assumed or replaced in the change in control transaction, the awards become fully vested and payable upon the change in control. Awards subject to the achievement of performance goals will be fully vested and valued as if the performance goals had been achieved at target.

None of our named executive officers are entitled to reimbursement or gross-up of any parachute payment excise tax that might be incurred under Section 280G of the Internal Revenue Code as a result of payments made in connection with a change in control.

Potential Payments Upon Termination or Change in Control Table

The following information sets forth the estimated incremental payments and benefits that would be payable upon termination of employment or a change in control, assuming that the triggering event occurred on December 31, 2017 for each of our named executive officers, unless otherwise provided in the accompanying narrative footnotes. These amounts exclude earned amounts, such as accrued amounts under compensation and benefits plans described previously in this Proxy Statement (for example, defined benefit pension benefits and supplemental benefits), which are not contingent upon a termination or a change in control. The valuation of equity awards is based upon a stock price of $2.15, the closing price of our common stock on the New York Stock Exchange on December 29, 2017 (last trading day of our last fiscal year). Although the Performance RSUs granted under our long-term incentive program in 2015, 2016 and 2017 would have vested pro-rata upon the events described in columns footnoted as 1 through 4 in the table below, they are not included in these amounts as payment is subject to attainment of performance goals. In addition, each named executive officer, as applicable, has stock options as set forth in the “Outstanding Equity Awards at Fiscal Year End” table, which would have vested in full upon the events described in columns footnoted as 2, 4 and 6. However, such stock options have no intrinsic value as the exercise prices were higher than the closing price of our common stock on the New York Stock Exchange on December 29, 2017 (last trading day of our last fiscal year).

Non-CEO

Name	Involuntary or Constructive Termination ($)[1]	Disability ($)[2]	Retirement ($)[3]	Death ($)[4]	Change in Control ($)[5]	Involuntary or Constructive Termination Following a Change of Control ($)[6]
Mr. Wilson[7]	1,589,082	1,710,582	0	2,633,678	0	3,239,541
Ms. Ormiston	1,355,954	4,396,689	0	469,426	0	2,554,822
Mr. Fernandez[7]	1,597,879	1,692,713	0	2,670,071	0	3,194,550
Mr. Thompson[7]	1,426,760	1,491,548	0	2,577,180	0	2,642,126
Mr. Scully[8]	2,120,220	0	0	0	0	0
Mr. Acosta[8]	2,070,042	0	0	0	0	0

1

We would pay a cash severance amount over a two-year period of $1,485,320 for Mr. Wilson, $1,060,528 for Ms. Ormiston, $1,431,309 for Mr. Fernandez, $1,323,285 for Mr. Thompson, $1,680,000 for Mr. Scully, and $1,635,360 for Mr. Acosta. The value of continued coverage for a two-year period under our applicable group health plan(s) is $39,495 for Ms. Ormiston and Messrs. Scully and Acosta, and $44,324 for Messrs. Wilson, Fernandez and Thompson based on current costs and assuming an annual 2018 health care trend rate of 7.00%, an annual dental trend rate of 5.00% and a discount rate of 3.71%. The value of continued coverage under our applicable group life and accident plan(s) for a two-year period is $219 for Ms. Ormiston and Messrs. Scully and Acosta, and $4,019 for Messrs. Wilson, Fernandez and Thompson, in each case assuming a discount rate of 3.71%. The value of the perquisites (i.e., transportation allowance) that we would continue to provide is $2,750 for Ms. Ormiston and Mr. Acosta. For Ms. Ormiston, we estimate approximately $4,000 for an executive medical exam following employment because she did not receive an exam during 2017. For Ms. Ormiston, Mr. Scully and Mr. Acosta we currently estimate approximately $18,750 for outplacement services for the 12-month period following termination of employment. Messrs. Wilson, Fernandez and Thompson are not eligible for outplacement services because they are not based in the U.S. The estimated value of the repatriation costs we would pay for Ms. Ormiston, Mr. Fernandez and Mr. Thompson would be $34,102, $53,709 and $13,837, respectively. The value of Service-based RSUs that would immediately vest is $55,419 for Mr. Wilson, $196,110 for Ms. Ormiston, $64,518 for Mr. Fernandez, $41,295 for Mr. Thompson, $381,756 for Mr. Scully and

AVON 2018 Proxy Statement	69

$373,468 for Mr. Acosta. For Messrs. Scully and Acosta, actual events occurred on October 1, 2017 and November 1, 2017, respectively, to trigger the severance pay and benefits shown and described in this footnote.

2	Assuming continuation of disability payments until age 65 for U.S.-based named executive officers, the present value of disability payments is $3,920,272 for Ms. Ormiston based on a discount rate of 2.42%. Assuming Ms. Ormiston commences her benefit immediately, the present value of the additional pension benefits earned under the PRA and BRP while on disability for up to 29 months is $106,991, assuming a discount rate and a lump sum rate of 3.48% for the PRA and 3.53% for the BRP. Assuming continuation of disability payments for four weeks at full pay and for three years at 67% of base salary for U.K.-based named executive officers, the present value of disability payments for Messrs. Wilson, Fernandez and Thompson are $1,488,904, $1,434,642 and $1,326,368, respectively, based on a discount rate of 2.42%. The value of Service-based RSUs that would immediately vest is $221,678 for Mr. Wilson, $369,426 for Ms. Ormiston, $258,071 for Mr. Fernandez and $165,180 for Mr. Thompson.

3	For purposes of our equity incentive compensation plans, Ms. McCoy is the only named executive officer who was retirement eligible as of December 31, 2017. Therefore, Mr. Wilson, Ms. Ormiston, Mr. Fernandez, and Mr. Thompson, would have forfeited their outstanding equity awards if they had retired as of December 31, 2017.

4	Death benefits in the amount of $100,000 would be paid pursuant to our applicable group life and accident plan(s) upon Ms. Ormiston’s death. Upon Messrs. Wilson’s, Fernandez’s or Thompson’s death, death benefits in the amount of $2,412,000 would be paid. The value of Service-based RSUs that would immediately vest is $221,678 for Mr. Wilson, $369,426 for Ms. Ormiston, $258,071 for Mr. Fernandez and $165,180 for Mr. Thompson.

5	Our change in control policy provides for payments to be made to covered executives upon a “double trigger” as described above. Therefore, we have assumed for the purposes of this column that unvested awards under our stock incentive plans have been assumed or otherwise replaced by the acquirer or surviving entity upon a change in control and that no second trigger has occurred.

6	Our named executive officers would receive benefits pursuant to our double trigger change in control policy. Mr. Wilson, Ms. Ormiston, Mr. Fernandez and Mr. Thompson would receive payments of $2,747,842, $1,696,845, $2,576,356 and $2,249,585, respectively, which consist of 200% of the sum of the target annual cash bonus and base salary. These payments would be made in a lump sum. See footnote 1 above for the estimated values of continued coverage under our applicable group health plan(s) and life insurance plans for the two-year period following an involuntary termination and repatriation benefits.

For purposes of awards under our stock incentive plan, we have assumed for the purposes of this column that unvested awards have been assumed or otherwise replaced by the acquirer or surviving entity upon a change in control so that they would vest and be payable upon involuntary or constructive termination of employment that occurs within two years following a change in control. The value of Service-based RSUs that would immediately vest is $221,678 for Mr. Wilson, $369,426 for Ms. Ormiston, $258,071 for Mr. Fernandez and $165,180 for Mr. Thompson. The value of the Performance RSUs granted under our long-term incentive program in 2016 and 2017 that would vest at target regardless of performance is $221,678 for Mr. Wilson, $414,735 for Ms. Ormiston, $258,071 for Mr. Fernandez and $165,180 for Mr. Thompson. The Performance RSUs would be settled on the original settlement date, which is three years following the grant date (March 2019 and March 2020 for Performance RSUs granted in March 2016 and March 2017, respectively).

7	For Messrs. Wilson, Fernandez and Thompson, in calculating the dollar equivalent for amounts that would be delivered in GBP, amounts have been converted to U.S. dollars based on the December 31, 2017 currency exchange rate.

8	Given that Messrs. Scully and Acosta’s employment ended prior to December 31, 2017, there would be no incremental payments or benefits that would be payable to them with respect to the events listed in columns footnoted as 2, 3, 4, 5 and 6. Amounts shown for the event listed in column footnoted as 1 reflect their actual trigger event and the value of their actual payments estimated as of that event.

CEO

As described in “Departure of CEO” above, events occurred in August 2017 that determined that Ms. McCoy would depart on March 31, 2018, and that her departure would constitute an involuntary separation other than for cause and that she is retirement-eligible for purposes of vesting and for stock option exercise under the terms of our incentive plans and outstanding awards. However, the following sets forth the estimated incremental payments and benefits that would have been payable to Ms. McCoy assuming that a different triggering event occurred on December 31, 2017:

Involuntary or Constructive Termination: Had Ms. McCoy experienced an involuntary or constructive termination as of December 31, 2017 the estimated incremental payments and benefits that would be payable to her is $2,493,165. This amount includes the following: She would receive $2,400,000 in salary continuation payable over a two-year period. Ms. McCoy would be entitled to continued coverage under our applicable group health plan(s) and applicable group life and accident plan(s), in each case for the two-year period, the value of which is $39,495 and $219, respectively. We currently estimate approximately $18,750 for outplacement services for the 12-month period following termination of employment. We estimate approximately $4,000 for an

70	AVON 2018 Proxy Statement

executive medical exam following employment because she did not receive an exam during 2017. The value of the repatriation benefits that she would receive is currently estimated to be $30,701.

Disability: Had Ms. McCoy experienced a termination of employment as of December 31, 2017 due to a qualifying disability, the estimated incremental payments and benefits that would be payable to her is $3,997,180. This amount includes the following: Assuming continuation of disability payments until age 65, the present value of her disability payments is $3,555,863, based on a discount rate of 2.42%. Assuming she commences her benefit immediately, the present value of the additional pension benefits earned under the PRA and BRP while on disability for up to 29 months is $441,317 for Ms. McCoy, assuming a discount rate and lump sum rate of 3.48% for the PRA and 3.53% for the BRP.

Retirement: Had Ms. McCoy experienced a retirement as of December 31, 2017, there would be no incremental payments and benefits that would be payable to her.

Death: Had Ms. McCoy experienced a termination of employment as of December 31, 2017 due to her death, the estimated incremental payments and benefits that would be payable is $100,000, which reflects death benefits that would be paid pursuant to our applicable group life and accident plans for U.S.-based employees.

Involuntary or Constructive Termination Following a Change of Control: Our change in control policy provides for payments to be made to covered executives upon a “double trigger” as described above. Had Ms. McCoy experienced an involuntary or constructive termination as of December 31, 2017 following a change of control, the estimated incremental payments and benefits that would be payable to her is $14,686,005. This amount includes the following: She would receive $9,000,000, which consists of 300% of the sum of the target annual cash bonus and base salary. Ms. McCoy would be entitled to continued coverage under our applicable group health plan(s) and applicable group life and accident plan(s), in each case for the three-year period following a double trigger change in control, the value of which is $60,186 and $334, respectively. The value of the repatriation benefits that she would receive is currently estimated to be $30,701. The value of the Performance RSUs granted under our long-term incentive program in 2016 and 2017 that would vest at target regardless of performance is $5,594,784. The Performance RSUs would be settled on the original settlement date, which is three years following the grant date (March 2019 and March 2020 for Performance RSUs granted in March 2016 and March 2017, respectively).

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Ms. McCoy, Chief Executive Officer (the “CEO”) for 2017:

For 2017, our last completed fiscal year:

•	the annual total compensation of the employee identified at median of our company (other than our CEO), was $32,635; and

•	the annual total compensation of the CEO was $9,887,594.

Based on this information, for 2017, the ratio of the annual total compensation of Ms. McCoy, our Chief Executive Officer, to the median of the annual total compensation of all employees is estimated to be 303 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Therefore, the estimated pay ratio reported above may not be comparable to the pay ratios reported by other companies and should not be used as a basis for comparison between companies.

To identify the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows: We determined that, as of October 1, 2017, our employee population consisted of approximately 25,921 individuals globally. We selected October 1, 2017, which is within the last three months of 2017, as the date upon which we would identify the “median employee”. To identify the “median employee” from our employee population, we used base salary paid during the 12-month period ending December 31, 2017. In making the determination, however, this resulted in approximately 770 associates with the same base salary, so we then took the median of annual total compensation for this group of employees to determine the “median employee” for the purposes of the CEO pay ratio disclosure. For purposes of this disclosure, amounts were converted from local currency to U.S. dollars using the rate of exchange in effect on December 31, 2017.

AVON 2018 Proxy Statement	71

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights[1]	Number of Securities Remaining Available for future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))[2]
	(a)		(b)	(c)
Equity compensation plans approved by security holders	25,850,896	[3]	$14.95	35,003,281
Equity compensation plans not approved by security holders	101,626	[4]	N/A	0
Total	25,952,522		$14.95	35,003,281

1	This reflects the weighted-average exercise price of stock options outstanding at December 31, 2017. Outstanding Service-based restricted stock units (“RSUs”) and Performance RSUs are not included as such awards do not have an exercise price. Outstanding stock appreciation rights (“SARs”) are not included as such awards settle in cash only.

2	Amounts reflect the shares available for future issuance under the 2016 Omnibus Incentive Plan (the “Plan”), determined as follows: (i) grants of stock options or SARs reduce the total shares available by each share subject to such an award and (ii) grants of any award of restricted stock, stock units and other stock-based awards (other than stock options and SARs) reduce the total shares available by 2.4 multiplied by each share subject to such an award.

3	These include outstanding awards under the Company’s 2005 Stock Incentive Plan, 2010 Stock Incentive Plan, Amended and Restated 2013 Stock Incentive Plan, and 2016 Omnibus Incentive Plan. Amounts include shares underlying stock option awards, Service-based RSU awards and Performance RSU awards. The amounts included for Performance RSUs are based on target performance for 2015, 2016 and 2017 and may be awarded only upon satisfaction of performance measures. Amounts exclude 158,859 SARs and 112,859 Service-based RSUs and Performance RSUs, which will settle only in cash in accordance with local law requirements.

4	Includes 101,626 outstanding Performance RSUs granted to our then Chief Financial Officer in March of 2015 as an outside-the-plan employment inducement award, which will not be settled under the Plan or the predecessor plan.

72	AVON 2018 Proxy Statement

PROPOSAL 2—ANNUAL ADVISORY VOTE TO APPROVE

EXECUTIVE COMPENSATION

We are asking shareholders to approve our annual advisory resolution on the compensation of our named executive officers (“NEOs”) as described in the Executive Compensation section of this Proxy Statement. The Compensation Discussion and Analysis, beginning on page 34, describes our executive compensation programs and decisions made by the Compensation and Management Development Committee (the “Committee”) of the Board of Directors (the “Board”) in detail.

In our shareholder outreach efforts, the feedback provided to us was focused on the continued improvement of the business and certain issues in executive compensation that we addressed. In 2017, the business continued to face a number of challenges, and the Board, Management and shareholders are disappointed with our financial and operating performance. As a result, the Board and the Committee, alongside Management, have made a number of changes to strengthen Avon’s leadership team by recruiting seasoned and highly skilled senior executives. This process of putting in place a leadership team to accelerate change and grow profits sustainably culminated with the recruitment of a new Chief Executive Officer (“CEO”) in February 2018.

The low performance results and loss of value for shareholders is reflected in very low 2017 annual and long-term incentive payouts and thus low realizable pay for our executives and managers. In addition, the Committee continues to demonstrate a commitment to dynamic, shareholder-aligned pay plans through:

•	Redefining the peer group against which we benchmark executive pay to reflect our current lower revenues and geographic footprint.

•	Providing no increase in CEO 2017 target compensation opportunity over 2016 targeted pay.

•	Setting our new CEO’s 2018 target compensation to be aligned fully with the median of our lower revenue peer group, below our former CEO’s target compensation consistent with our reduced scale, and delivering our new CEO’s sign-on awards all in equity, half of which are performance-based.

•	Designing an executive compensation structure that remains strongly focused on performance-based compensation. For 2017, each executive had most of their compensation (70%+) at risk, which strongly aligns their interests to those of our shareholders.

•	Ensuring our 2017 executive annual incentive program continued to be 100% tied to objective measures of financial and operational success (including revenue growth, operating profit, operating cash flow, active Representative growth and transformation savings) and setting challenging goals for these measures to ensure alignment with shareholders in light of the headwinds facing our company.

The following factors support our recommendation to approve the compensation of our NEOs:

•	Our programs are designed to support and drive short- and long-term, externally communicated business objectives. Further, an analysis of our programs demonstrates a strong and direct link between realizable pay and performance.

•	Our program design incorporates shareholder feedback received during outreach campaigns.

•	Our long-term incentive plan design is aligned with shareholder value, requiring significant stock price appreciation before target awards are realized. As a result, we have delivered long-term incentive compensation for our NEOs well below target.

•	We have also maintained a focus on limiting shareholder dilution.

•	We benchmark our executives’ pay against a peer group that better reflects Avon’s business following the separation of our North America business.

For 2018, the Committee has maintained its commitment to the strong alignment of our executive pay programs with our shareholders’ interests, while ensuring we can attract and retain key talent in the organization. As such, the Committee believes the 2017 design remains appropriate as it has strong performance elements that support our externally communicated business goals and requires significant stock price appreciation for executives to realize target compensation. As a result, the details of our compensation programs for 2018, are not significantly different from 2017.

Avon is operating in a dramatically changing consumer and competitive environment. Business as usual is not an option. The Board has given our new CEO a clear mandate to lead a deep and comprehensive strategic and operating review of all facets of the business and evaluate ways to significantly accelerate Avon’s path to profitable growth, taking a critical look with a high sense of urgency.

AVON 2018 Proxy Statement	73

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, the Board recommends a vote in favor of the following advisory resolution:

RESOLVED, that the shareholders approve the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission under Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and related narrative discussion.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies, and practices described in this Proxy Statement. Although the vote is non-binding, the Committee will review and consider the voting results in connection with evaluating and structuring our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS that you vote FOR approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

74	AVON 2018 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee (“Committee”) is composed of four non-employee directors and operates under a written charter adopted by the Board of Directors and last amended on October 6, 2016. The charter is available on Avon’s website at www.avoninvestor.com. The Committee reviews the charter and calendar annually and, together with the Board, amends the charter as appropriate to reflect the evolving role of the Committee. The Committee fulfilled its duties and responsibilities for 2017, as outlined in the charter, which include:

•	reviewing with management and the independent registered public accounting firm major issues regarding accounting principles and financial statement presentations;

•	reviewing with management and the independent registered public accounting firm the Company’s annual audited and quarterly consolidated financial statements and earnings press releases;

•	the appointment, compensation, retention, and oversight of the independent registered public accounting firm;

•	approving all audit services and all permitted non-audit services of the independent registered public accounting firm;

•	reviewing with management and the independent registered public accounting firm the Company’s disclosure controls and procedures and internal controls over financial reporting;

•	reviewing, evaluating, and, as appropriate, approving or ratifying related person transactions as defined under the applicable Securities and Exchange Commission (“SEC”) rules;

•	oversight of the performance of the internal audit function;

•	oversight of compliance with legal and regulatory requirements, including reports to the Committee regarding the receipt, retention, and treatment of financial reporting and other compliance matters; and

•	oversight of risk management practices.

As set forth under “Information Concerning the Board of Directors—Board Committees” on page 16, the Board has determined that Mr. Noski, Mr. Cornwell and Ms. Ross are “audit committee financial experts” under the rules of the SEC and that all of the Committee members are independent and financially literate under the listing standards of the New York Stock Exchange (“NYSE”).

Management has responsibility for the financial statements and the reporting process, including maintaining effective disclosure controls and procedures. Management is also responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of the Company’s internal control over financial reporting.

The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for auditing the annual financial statements prepared by management and providing their opinions, based on their audit, as to whether the financial statements fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles and as to the effectiveness of the Company’s internal control over financial reporting. In addition, PwC’s responsibility is to design and perform their audit to provide reasonable assurance that the Company’s financial statements are free of material misstatements and that effective internal control over financial reporting were maintained in all material respects. It is not the duty of the Committee, or of any of its members, to conduct separate auditing or accounting reviews or provide independent assurance of the Company’s compliance with applicable laws and regulations.

In this context, the Committee has reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2017, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and PwC’s opinion regarding the effectiveness of the Company’s internal control over financial reporting. The Committee has also discussed with management and PwC the matters required to be discussed by the rules of the NYSE, the SEC and the charter of the Committee, including the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees) issued by the Public Company Accounting Oversight Board (“PCAOB”). The Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Committee concerning independence, and has discussed with PwC its independence, including any relationships that may impact their objectivity and independence.

The Committee recognizes the importance of maintaining the independence of PwC. Consistent with its charter, the Committee has evaluated PwC’s qualifications, performance, and independence, including that of the lead audit partner. As part of the auditor engagement process, the Committee also considers whether to rotate the independent registered public accounting firm and leads the selection of the engagement audit partner, working with PwC, with input from management as more fully described in “Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm” on page 77. The Committee has established a policy pursuant to which all services, audit and non-audit, provided by PwC must be pre-approved by the Committee or one or more of its members.

AVON 2018 Proxy Statement	75

This policy prohibits PwC from providing certain non-audit services such as bookkeeping or financial systems design and implementation. The Company’s pre-approval policy is more fully described in Proposal 3 on page 77. The Committee has concluded that the provision of the non-audit services described in that section was compatible with maintaining the independence of PwC. In addition, the Committee discussed with PwC the overall scope and plans for their audit and reviewed the terms of PwC’s engagement letter. The Committee also reviewed the Company’s internal audit plan. The Committee meets periodically and reviews with the internal auditor and PwC, with and without members of management present, the results of their respective examinations, evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the review and discussions described in this report, the members of the Committee recommended to the Board that the audited financial statements for the year ended December 31, 2017 be included in the Company’s Annual Report on Form 10-K for 2017 filed with the SEC.

Audit Committee
Charles H. Noski, Chair
Jose Armario
W. Don Cornwell
Cathy D. Ross March 13, 2018

76	AVON 2018 Proxy Statement

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP, United Kingdom (“PwC-UK”) to serve as our independent registered public accounting firm for 2018. PwC-UK has audited our accounts since 2017. Prior to that, its U.S. affiliate, PricewaterhouseCoopers LLP, United States (“PwC-US”), audited our accounts since 1989. If the appointment of PwC-UK as our independent registered public accounting firm for the year 2018 is not ratified by shareholders, the Audit Committee will reconsider its appointment.

The report of PwC-US on the consolidated financial statements of the Company for the year ended December 31, 2016 did not contain any adverse opinions or disclaimers of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2016 and in the subsequent interim period through the date hereof, (i) there were no disagreements with PwC-US on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PwC-US’s satisfaction, would have caused PwC-US to make reference to the subject matter of the disagreement in connection with this report, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

A member of PwC-UK will be present at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires. In determining whether to reappoint PwC-UK as our independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including:

•	the breadth of experience and length of time PwC-UK (and before that, PwC-US) has been engaged;

•	historical and recent performance on the Company’s audit;

•	familiarity with our global operations and businesses;

•	the advisability and potential impact of selecting an entirely different and unaffiliated independent registered public accounting firm;

•	PwC-UK’s independence and internal quality controls;

•	the appropriateness of PwC’s fees for its professional services; and

•	an assessment of the professional qualifications and past performance of the lead audit partner and auditing team of PwC-UK.

Following this evaluation, the Audit Committee concluded that the selection of PwC-UK as the independent registered public accounting firm for 2018 is in the best interest of the Company and its shareholders.

A new lead audit partner is designated at least every five years. In line with this, a new lead audit partner was last designated for 2017. The process for selection of the Company’s new lead audit partner involved meetings between the candidate and the Chair of the Audit Committee and Avon financial management, as well as discussion by the full Audit Committee and with management.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has established a policy for the pre-approval of all audit and non-audit services by PricewaterhouseCoopers LLP and its worldwide affiliates (“PwC”), and the corresponding fees, which (i) strictly disallows any service that would be a prohibited service; (ii) allows audit, audit-related, and tax services only if the particular type of service is on the list of types of services that have been pre-approved by the Audit Committee, specific procedures are followed to ensure appropriate management assessment of such service, the proposed fee is within the overall limit set by the Audit Committee for that category of service, and the Audit Committee is informed on a timely basis of each such service; and (iii) allows other services not within any of the foregoing categories only if each such service and the corresponding fee is approved in advance by the Audit Committee or by one or more members of the Audit Committee with subsequent approval by the Audit Committee. The Audit Committee has reviewed and approved all services provided by PwC, and the amount of fees paid to PwC for such services, and concluded that the provision of services by PwC is compatible with the maintenance of their independence.

AVON 2018 Proxy Statement	77

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees for professional services rendered for us by PwC, as of and for the years ended December 31, 2017 and December 31, 2016.

	2017	2016
	(in millions)
Audit Fees	$8.5	$10.5
Audit-Related Fees	0.0	0.0
Tax Fees	0.0	0.0
All Other Fees	0.1	0.0
Total	$8.6	$10.5

Audit Fees. These amounts represent the aggregate fees for professional services rendered by PwC for the audit of our annual financial statements for the years ended December 31, 2017 and December 31, 2016, the review of the financial statements included in our Quarterly Reports on Form 10-Q for those years, and services related to statutory and regulatory filings and engagements for such years. For 2016, these amounts include $2.5 million for which we were reimbursed by New Avon LLC for costs incurred in connection with an audit of the North America business that was separated from the Company in March 2016.

Audit-Related Fees. These amounts represent the aggregate fees for assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of our financial statements. For 2017 and 2016, these amounts represent fees for audits of pension plans and other consultations regarding statutory reporting standards. For 2017 and 2016, audit-related fees were less than $50,000.

Tax Fees. There were no such amounts for tax services rendered by PwC in each of the last two years.

All Other Fees. These amounts represent the aggregate fees for other services rendered by PwC not included in any of the foregoing categories. For 2017, the amount primarily represents fees for strategic consulting services provided by PwC. For 2016, all other fees were less than $50,000.

THE BOARD OF DIRECTORS RECOMMENDS that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP, United Kingdom, as independent registered public accounting firm for 2018.

78	AVON 2018 Proxy Statement

SOLICITING MATERIAL

The Compensation and Management Development Committee Report and the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 thereof. In addition, they shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference.

SOLICITATION OF PROXIES

We are making this solicitation of proxies on behalf of our Board of Directors and will pay the solicitation costs. Our directors, officers and other employees may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. In addition, we have retained Innisfree M&A Incorporated at a fee estimated to be approximately $20,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies. We will reimburse brokers, fiduciaries, custodians, and other nominees for out-of-pocket expenses incurred in sending our proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

If you are a shareholder and you wish to bring an item of business before the 2019 Annual Meeting pursuant to our By-Laws (other than the nomination of a Director candidate to the board of directors, which is described below), you must notify our Corporate Secretary in writing, at the address set forth in the Notice of Annual Meeting of Shareholders, after January 16, 2019 and on or before February 15, 2019. If you wish to have a proposal included in our Proxy Statement and proxy card for the 2019 Annual Meeting pursuant to the SEC’s Rule 14a-8, your proposal must be received by our Corporate Secretary on or before December 5, 2018. Your notice must pertain to a proper matter for shareholder action and must comply with our By-Laws and with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

In order to be properly brought before the 2019 Annual Meeting, a shareholder’s notice of nomination of one or more director candidates to be included in our Proxy Statement and proxy card pursuant to Section 14(b) of Article 3 of our By-Laws (a “proxy access nomination”) must be received by our Corporate Secretary in writing, at the address set forth in the Notice of Annual Meeting of Shareholders, no earlier than November 5, 2018 and no later than the close of business on December 5, 2018 (i.e., no earlier than the close of business on the 150th day and no later than the close of business on the 120th day prior to the first anniversary of the date our definitive Proxy Statement was first released to shareholders in connection with the preceding year’s annual meeting of shareholders). If the date of the 2019 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the 2019 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2019 Annual Meeting is first made by the Company. To be in proper form, a shareholder’s notice for a proxy access nomination must include the information about the nominee or nominees specified in, and must otherwise comply with, our By-Laws. Please also see Section 14(a) of Article 3 of our By-Laws for details regarding the nomination of a Director candidate through the Advance Notice Process which is separate from a proxy access nomination.

A copy of the By-Law procedures is available upon written request to our Corporate Secretary.

INFORMATION REQUESTS

If you make a written request to the Investor Relations Department at Avon Products, Inc., 601 Midland Avenue, Rye, NY 10580 by mail or telephone number 203-682-8200, we will provide you without charge, a copy of our Annual Report on Form 10-K for 2017, as filed with the Securities and Exchange Commission. Our Annual Report on Form 10-K for 2017 is also available without charge on our investor website (www.avoninvestor.com).

If you have any questions about giving your proxy or require assistance, please contact our proxy solicitor at:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders call toll-free: (888) 750-5834

Banks and brokers call collect: (212) 750-5833

AVON 2018 Proxy Statement	79

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Admission Ticket
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 A.M. New York Time, on May 16, 2018.
Vote by Internet
• Go to www.envisionreports.com/avp
• Or scan the QR code with your smartphone.
• Follow the steps outlined on the secure website.
Vote by telephone

• Within the USA, US territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call.

• Outside the USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.

• Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals
The Board of Directors recommends a vote FOR the eight listed nominees.

1.	Election of Directors:	01 - Jose Armario	02 - W. Don Cornwell	03 - Nancy Killefer	04 - Susan J. Kropf
		05 - Helen McCluskey	06 - Andrew G. McMaster, Jr.	07 - James A. Mitarotonda	08 - Jan Zijderveld

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05	06	07	08
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.
		For	Against	Abstain			For	Against	Abstain
2.	Non-binding, advisory vote to approve compensation of our named executive officers.	☐	☐	☐	3.	Ratification of the appointment of PricewaterhouseCoopers LLP, United Kingdom, as our independent registered public accounting firm, for 2018.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This proxy revokes all prior dated proxies. The signer hereby acknowledges receipt of Avon’s 2018 Annual Meeting Proxy Statement and the Annual Report.

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF VOTING BY MAIL, YOU MUST SIGN ABOVE.

Admission Ticket

(If you plan to attend the Annual Meeting, bring this Admission Ticket with you)

Avon Products, Inc. Annual Meeting of Shareholders

Wednesday, May 16, 2018 at 9:00 A.M.

The Ritz-Carlton New York, Westchester

3 Renaissance Square

White Plains, NY 10601

Salon III

For transportation directions, please go to:

http://www.avoncompany.com/investor/annualmeeting/directions.pdf

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2018 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2018.

Our Proxy Statement for the 2018 Annual Meeting of Shareholders and the Annual Report to

Shareholders for the fiscal year ended December 31, 2017 are available at

www.edocumentview.com/avp

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy Card Solicited on Behalf of the Board of Directors and

Voting Instruction Card to Great-West Trust Company, LLC, Trustee

The undersigned hereby appoints James Thompson and Ginny Edwards, and each of them, proxies, with full power of substitution and resubstitution, to vote and act with respect to all shares of the Company’s Common Stock (the “Shares”) owned of record by the undersigned and which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 16, 2018, and at any adjournment or postponement thereof, as instructed on the reverse side of this card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

The undersigned also provides instructions to Great-West Trust Company, LLC, Trustee, to vote Shares allocated, respectively, to accounts the undersigned may have under the Avon Personal Savings Account Plan which are entitled to be voted at the aforesaid Annual Meeting and at any adjournment or postponement thereof, as instructed on the reverse side of this card. Unless your card is received by May 11, 2018, and unless you have specified your instructions, your Shares cannot be voted by the Trustee.

IF NO INSTRUCTIONS ARE SPECIFIED ON THE REVERSE SIDE OF THIS CARD:

∎

All Shares owned of record by the undersigned will be voted FOR the election of the eight nominees proposed for election as directors (Proposal 1), FOR the advisory vote to approve compensation of our named executive officers (Proposal 2), and FOR the ratification of the appointment of PricewaterhouseCoopers LLP, United Kingdom, as our independent registered public accounting firm, for 2018 (Proposal 3).

∎	Shares allocated under the Avon Personal Savings Account Plan WILL NOT BE VOTED.

C	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐